UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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HUNTSMAN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION
DATED MARCH 15, 2016

AN INVITATION FROM HUNTSMAN'S LEADERSHIP

DEAR FELLOW STOCKHOLDER:
We are pleased to invite you to attend Huntsman Corporation's 2016 Annual Meeting of Stockholders, which will be held on May 5, 2016, at 8:30 a.m., local time, at The Westin The Woodlands, 2 Waterway Square Place, The Woodlands, Texas 77380.

At this year's Annual Meeting, we will consider the matters described in this Proxy Statement. It is important that you use this opportunity to take part in the affairs of our company by voting on the business to come before the Annual Meeting.

2015 was a transition year for our company, during which we made significant progress. We successfully executed a number of initiatives that position us for future long term prosperity, including increased capital investments, significant restructuring and meaningful asset maintenance. Notwithstanding a challenging economic backdrop, we delivered strong financial results and our financial condition remains solid.

We believe that our strategy and corporate vision will lead to a more representative reflection of the underlying value of our business as reflected in our total stockholder return going forward.

Please vote as soon as possible
This Proxy Statement contains important information and you should read it carefully. Whether or not you plan to attend the Annual Meeting, we ask that you vote as soon as possible. You may vote by proxy via the Internet or telephone, or if you received paper copies of the proxy materials via mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card or the information forwarded by your broker, bank or other holder of record. For detailed information regarding voting instructions, please refer to the accompanying Proxy Statement.

PETER R. HUNTSMAN President and Chief Executive Officer

JON M. HUNTSMAN Executive Chairman of the Board

HUNTSMAN CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF HUNTSMAN CORPORATION:

The 2016 Annual Meeting of Stockholders of Huntsman Corporation will be held at 8:30 a.m., local time, on May 5, 2016, at The Westin The Woodlands, 2 Waterway Square Place, The Woodlands, Texas 77380. We are holding the Annual Meeting for the following purposes:

1.
To elect as Class I directors the six nominees named in the accompanying Proxy Statement.

2.
To approve on a non-binding advisory basis the compensation of our named executive officers.

3.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016.

4.
To approve the Huntsman 2016 Stock Incentive Plan reserving [    •    ] shares for issuance under such plan and the material terms thereof for the purpose of complying with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code.

5.
To approve the Board of Directors' proposal to allow stockholders to request special meetings of stockholders.

6.
To vote on a proposal submitted by a stockholder regarding special meetings of stockholders, if properly presented at the meeting.

7.
To vote on a proposal submitted by a stockholder regarding majority voting for the election of directors, if properly presented at the meeting.

8.
To transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements of the Annual Meeting in accordance with our Bylaws.

The above matters are fully described in the accompanying Proxy Statement, which is part of this notice. We have not received notice of any other matters that may be properly presented at the Annual Meeting.

Only stockholders of record at the close of business on March 11, 2016 are entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices at 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 for 10 days prior to the Annual Meeting, beginning on April 25, 2016. If you would like to review the stockholder list during ordinary business hours, please contact Huntsman Investor Relations at 801-584-5860 or via email at ir@huntsman.com to schedule an appointment.

Even if you plan to attend the Annual Meeting, please vote by proxy via the Internet or telephone, or if you received paper copies of the proxy materials by mail, you can also vote via mail by following the instructions on the proxy card or voting instruction card or the information forwarded by your broker, bank or other holder of record. Please vote as promptly as possible to ensure that your shares are represented. Even if you have voted your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

By Order of the Board of Directors,

, 2016	David M. Stryker Secretary
HUNTSMAN 2016 PROXY

PARTICIPATE IN OUR FUTURE, VOTE NOW

Your vote is important to us and allows you to participate in the future of our company.

Please cast your vote as soon as possible on the items listed below to ensure that your shares are represented.

PROPOSALS REQUIRING YOUR VOTE

		Board Recommendation	Unvoted Shares	Abstentions	Votes Required for Approval

PROPOSAL 1	Election of Directors	FOR each nominee	Do not count	Do not count	Plurality of the votes cast
PROPOSAL 2	Non-Binding Advisory Vote on Named Executive Officer Compensation	FOR	Do not count	Count as a vote against	Majority of shares present
PROPOSAL 3	Ratification of Independent Registered Public Accounting Firm	FOR	Discretionary voting allowed	Count as a vote against	Majority of shares present
PROPOSAL 4	Approval of Huntsman 2016 Stock Incentive Plan	FOR	Do not count	Count as a vote against	Majority of shares present
PROPOSAL 5	Approval of Board's Proposal to Allow Stockholders to Request Special Meetings of Stockholders	FOR	Do not count	Count as a vote against	Majority of shares issued and outstanding
PROPOSAL 6	Stockholder Proposal to Allow Stockholders to Request Special Meetings of Stockholders	AGAINST	Do not count	Count as a vote against	Majority of shares present
PROPOSAL 7	Stockholder Proposal Regarding Majority Voting for Election of Directors	AGAINST	Do not count	Count as a vote against	Majority of shares present

Based on New York Stock Exchange rules, if your shares are held through a broker, bank or other nominee, they cannot vote on your behalf on non-routine matters if you do not provide voting instructions.

VOTING OPTIONS

Even if you plan to attend our 2016 Annual Meeting in person, please read this Proxy Statement with care, and vote using any of the following methods. In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

HUNTSMAN 2016 PROXY

VISIT THE ANNUAL MEETING WEBSITE

Visit the annual meeting website: www.proxyvote.com

•
Review and download easy to read, interactive versions of our Proxy Statement and Annual Report

•
Sign up for future electronic delivery to reduce costs

ATTEND OUR 2016 ANNUAL MEETING OF STOCKHOLDERS

8:30 a.m. (CDT) on Thursday, May 5, 2016
The Westin The Woodlands
2 Waterway Square Place
The Woodlands, Texas 77380

Please note that if you hold shares in "street name" (that is, in a brokerage account or through a bank or other nominee), you also will need to bring a copy of a statement reflecting your share ownership as of March 11, 2016.

HUNTSMAN 2016 PROXY

PROXY STATEMENT TABLE OF CONTENTS

HUNTSMAN 2016 PROXY

HUNTSMAN CORPORATION : PROXY STATEMENT SUMMARY

HUNTSMAN PROXY STATEMENT SUMMARY

To assist you in reviewing the proposals to be voted upon, this summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

2016 ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Place:

May 5, 2016 8:30 a.m. local time	The Westin The Woodlands 2 Waterway Square Place The Woodlands, Texas 77380

Record Date:	Common Stock Outstanding as of the Record Date:

March 11, 2016	238,162,236

MEETING AGENDA AND VOTING RECOMMENDATIONS

Agenda Item		Board Recommendation

1.	Election of six Class I director nominees	FOR EACH NOMINEE
2.	Advisory vote to approve named executive officer compensation	FOR
3.	Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016	FOR
4.	Approval of Huntsman 2016 Stock Incentive Plan	FOR
5.	Approval of Board's Proposal to Allow Stockholders to Request Special Meetings of Stockholders	FOR
6.	Stockholder Proposal to Allow Stockholders to Request Special Meetings of Stockholders	AGAINST
7.	Stockholder Proposal Regarding Majority Voting for Election of Directors	AGAINST

BOARD NOMINEES (PROPOSAL 1)

The following table provides summary information about each director nominee.

Nominee	Age	Director Since	Principal Occupation	Committees

Peter R. Huntsman	53	2005	President and Chief Executive Officer of Huntsman Corporation (our "CEO")	Litigation
Nolan D. Archibald	72	2005	Former Executive Chairman of Stanley Black & Decker	Compensation & Governance
M. Anthony Burns	73	2010	Chairman Emeritus of Ryder System, Inc.	Audit & Governance
Sir Robert J. Margetts	69	2010	Deputy Chairman, OSJC Uralkali	Audit & Governance
Wayne A. Reaud	68	2005	Trial Lawyer	Compensation & Litigation
Alvin V. Shoemaker	77	2005	Private Investor	Compensation & Audit
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HUNTSMAN CORPORATION : PROXY STATEMENT SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS

75% of directors are independent and all members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent	✓
Lead independent director, Nolan D. Archibald, chairs executive sessions of our independent directors at all regular meetings	✓
Board being declassified in stages with all directors elected annually beginning in 2017	✓
Mandatory director retirement age (subject to certain exceptions)	✓
Separation of the offices of Chairman and Chief Executive Officer	✓
No super-majority stockholder voting requirements	✓
Stock ownership guidelines for directors and executive officers	✓
Policy prohibiting short sales and hedging of shares of our common stock by directors and executive officers	✓
The Audit, Compensation and Nominating and Corporate Governance committees have authority to retain outside, independent advisers and consultants	✓
The Board and its committees exercise oversight of risks we face in a global market, including operational, financial, strategic, competitive, reputational, legal and regulatory risks.	✓
Allow stockholders to request special meetings of stockholders (proposed)	✓

EXECUTIVE COMPENSATION (PROPOSAL 2)

WE ASK THAT YOU VOTE TO APPROVE OUR SAY-ON-PAY PROPOSAL

At our 2016 Annual Meeting, our stockholders will again have an opportunity to cast an advisory say-on-pay vote on the compensation paid to our named executive officers. We ask that our stockholders vote to approve executive officer compensation. Please see "Proposal No. 2—Advisory Vote to Approve Named Executive Officer Compensation." Please also read our "Compensation Discussion and Analysis" beginning on page 26 for more information regarding our executive compensation program in 2015.

What Makes us Unique

Our Compensation Committee has established an executive compensation program for our executive officers taking into account the features of our company that make us unique:

• We grew as a family business and bear the name of our founder and Executive Chairman, Jon M. Huntsman

•

We believe there is substantial value in our name, our history and the continued leadership of Jon M. Huntsman and Peter R. Huntsman, who has served as our CEO since 2000; their different leadership roles reflect their unique contributions

•

We operate five distinct global divisions, and the presidents of these divisions are held accountable for both operating and financial performance, with our CEO fulfilling many of the duties of a chief operating officer; we believe this approach places additional responsibilities on our CEO and our Division Presidents as compared to many of our peers

• In our business sector, the financial measures most important to our investors are adjusted EBITDA(1) and cash flow and we compensate our executive officers accordingly
• We maintain a close dialogue with our long-term investors regarding our business strategy, and we focus on long-term value creation for both our stockholders and debt holders
(1)
Throughout this Proxy Statement, we refer to our EBITDA and adjusted EBITDA, which are non-GAAP financial measures. A presentation and reconciliation to the most directly comparable GAAP financial measures is contained on pages 63-64 of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 16, 2016.
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HUNTSMAN CORPORATION : PROXY STATEMENT SUMMARY

Performance Highlights in 2015

As described in more detail throughout the "Compensation Discussion and Analysis" beginning on page 26, one of the primary objectives of our executive compensation program is to align our executive officers' pay with our performance. Specific performance highlights in 2015 include the following:

• Corporate adjusted EBITDA, the primary metric by which we believe our stockholders measure the financial performance of our company, was $1,221 million
• Corporate net operating cash flow, which is also an important measure of the financial performance of our company and has a significant impact on our liquidity, was $412 million
• Shared services fixed costs, which is used to evaluate the ability of shared corporate departments to beat budgetary estimates, was $342 million

How We Paid for Performance in 2015

For 2015, the Compensation Committee designed our executive compensation program so that a significant majority of each officer's total target direct compensation was in the form of performance-based incentive compensation. On average, 72% of the 2015 total target direct compensation of our named executive officers (our "NEOs") was at risk, tied to specific annual performance metrics and the performance of our common stock.

Mix of Total Target Direct Compensation in 2015(1)

(1)
"Total target direct compensation" consists of (i) annual base salary, (ii) the target annual cash performance award opportunity for 2015, and (iii) the aggregate grant date fair value of long-term equity incentive awards granted in 2015 in the form of stock options, restricted stock and performance share units. The amounts actually realized by our NEOs with respect to the annual cash performance awards and long-term equity incentive awards granted in 2015 depend, as applicable, on the level of attainment of the relevant performance goals and the value of our common stock when the awards vest or are exercised.

Based on our performance in 2015, during which we did not achieve adjusted EBITDA targets but had solid financial results in the face of numerous challenges, annual cash performance awards paid to all our NEOs (other than Mr. Turner) for 2015 were below their respective target award levels, thereby aligning their pay with our overall performance for the year.

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HUNTSMAN CORPORATION : PROXY STATEMENT SUMMARY

The chart below demonstrates the alignment of our CEO's total direct compensation with our performance in adjusted EBITDA and in adjusted EBITDA excluding our Pigments & Additives business over the last five years. We show results without our Pigments & Additives segment due to the volatile and cyclical nature of the titanium dioxide business within the segment. We believe this chart demonstrates the alignment of our CEO's pay with the businesses we believe our executive officers are able to more directly influence. As we have stated publicly, we remain committed to the separation of our titanium dioxide business.

5-Year Adjusted EBITDA vs. CEO Total Direct Compensation(1)

(1)
"Total direct compensation" consists of (i) annual base salary, (ii) the annual cash performance award paid with respect to services for the applicable year, and (iii) the aggregate grant date fair value of long-term equity incentive awards granted during the applicable year in the form of stock options, restricted stock and, beginning in 2015, performance share units. See "Executive Compensation—Summary Compensation Table" for total compensation paid to our CEO and other named executive officers for 2015.
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HUNTSMAN CORPORATION : PROXY STATEMENT SUMMARY

Realizable Pay

As a result of the link between pay and performance at the core of our incentive plans, the 2015 realizable pay for our CEO of $5.4 million was below his 2015 targeted total direct compensation of $12.1 million. Realizable pay is the sum of: (1) salary, (2) actual cash performance award paid for a fiscal year, and (3) unvested performance shares valued at target, the value of restricted stock awards and the "in-the-money" value of stock options granted for a fiscal year, and in each case for 2015, calculated using the Company's $11.37 stock price on December 31, 2015. Realizable pay assumes equity awards are 100% vested upon grant, even though such awards vest over a period of two or three years.

The chart below shows the difference between our CEO's total direct compensation and his realizable pay over the three-year period from 2013 to 2015. The CEO's realizable pay is approximately 47% below his targeted total direct compensation for the cumulative three-year period, including a decline of 75% in the value of his long-term equity incentives compared to their grant date fair value due to the decline in the Company's stock price in 2015.

2013-2015 Aggregate Realizable Pay

Our 2015 Say-On-Pay Result

We believe our compensation programs have been effective in implementing our primary compensation objectives. However, based in part on the results of our 2014 say-on-pay vote (approximately 75% of the total votes cast (excluding abstentions)) were in favor of our say-on-pay proposal at our 2014 annual meeting) and feedback received from our stockholders relevant to our compensation practices, the Compensation Committee made certain changes to our compensation program for 2015 to further strengthen the alignment between our pay and performance, including:

Our Response to Stockholder Feedback

We instituted grants of performance share units that vest upon the achievement of relative TSR milestones. 30% of long-term equity incentive awards granted to our executive officers in 2015 were in the form of performance share units.

We modified the Executive Chairman's annual cash performance award opportunity so that an increased portion (80%) is tied to the achievement of financial metrics and his maximum payment was reduced from $7,500,000 to $5,000,000. We also changed the Executive Chairman's long-term equity incentive award mix so that it includes stock options and performance share units in addition to restricted stock for the 2015 awards.

These changes were highlighted in our 2015 Proxy Statement and are further discussed in the "Compensation Discussion & Analysis" included herein. At our 2015 annual meeting, over 97% of the total votes cast (excluding abstentions) were in favor of our say-on-pay proposal. In determining executive compensation for 2016, the Compensation Committee considered, among other things, the overwhelming support of the 2015 say-on-pay proposal in determining not to make significant additional changes to our compensation program design at this time.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 3)

We ask that our stockholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2016.

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HUNTSMAN CORPORATION : PROXY STATEMENT SUMMARY

APPROVAL OF THE HUNTSMAN 2016 STOCK INCENTIVE PLAN (PROPOSAL 4)

In Proposal No. 4, we are seeking approval of the Huntsman 2016 Stock Incentive Plan (the "Huntsman 2016 Stock Incentive Plan") for the purpose of, among other things, (i) reserving [    •    ] shares of common stock for issuance under the plan and (ii) obtaining approval of the material terms of the plan for purposes of complying with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code. Approval of the number of shares of common stock reserved for issuance under the Huntsman 2016 Stock Incentive Plan will ensure that there are sufficient shares available to meet our needs for future grants during the coming years, which allows us to provide incentive and reward opportunities to eligible individuals and assists us in retaining a competitive edge in today's volatile business environment. Approval of the material terms of the Huntsman 2016 Stock Incentive Plan to satisfy the stockholder approval requirements of Section 162(m) of the Internal Revenue Code will allow us to fully deduct, for federal income tax purposes, awards granted under the Huntsman 2016 Stock Incentive Plan that qualify as "performance-based compensation" (within the meaning of Section 162(m) of the Internal Revenue Code).

Key features of the Huntsman 2016 Stock Inventive Plan:

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Reserves 8,225,000 shares of the Company's common stock for issuance and provides for the grant of a variety of equity-based and other incentive award types;

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Provides that awards are generally non-transferable, except to an award recipient's immediate family member pursuant to a qualified domestic relations order or by will or the laws of descent and distribution, each as permitted by the Compensation Committee;

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Does not provide for automatic award grants to any eligible individuals;

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Provides that awards may be designed to meet the requirements for deductibility as "performance-based compensation" under Section 162(m) of the Internal Revenue Code upon stockholder approval of the eligible employees, business criteria and maximum annual per person compensation limits;

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Provides limitations on the maximum number or amount of awards that may be granted to certain individuals during any calendar year;

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Provides for no repricing of stock options or stock appreciation rights without stockholder approval;

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Provides that, except under limited circumstances, options and stock appreciation rights must include a minimum one-year vesting period;

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Provides that awards are subject to potential reduction, cancellation, forfeiture, recoupment or other clawback under certain specified circumstances in accordance with our Executive Compensation Clawback Policy and any other clawback policies we adopt; and

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Provides for automatic vesting of an award solely upon the occurrence of a change in control (except as stipulated in the applicable award or other applicable agreement or if awards are not replaced or continued by the successor).

APPROVAL OF BOARD'S PROPOSAL TO ALLOW STOCKHOLDERS TO REQUEST SPECIAL MEETINGS OF STOCKHOLDERS (PROPOSAL 5)

In Proposal No. 5, we are seeking approval of the Board's proposal to allow stockholders to request special meetings of stockholders. The Board believes that providing stockholders with the right to ask the Company to call a special meeting can be an important corporate governance practice that enhances stockholder rights. It is well recognized, however, that an unlimited or unrestrained right to call for a special meeting, an extraordinary event for any public company, can be disruptive, costly, and inconsistent with the best interests of all of the stockholders. Therefore, the Board is proposing that holders of 25% of the stock in the aggregate who satisfy certain procedures and requirements have the right to request a special meeting of stockholders.

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HUNTSMAN CORPORATION : PROXY STATEMENT

HUNTSMAN CORPORATION PROXY STATEMENT

PART 1	INFORMATION ABOUT THE MEETING

GENERAL

This Proxy Statement is being furnished to the stockholders of Huntsman Corporation in connection with the solicitation of proxies by its Board of Directors (the "Board"). The proxies are to be voted at our 2016 Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Westin The Woodlands, 2 Waterway Square Place, The Woodlands, Texas 77380, at 8:30 a.m., local time, on May 5, 2016, and any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board is not aware of any other matters to be presented at the Annual Meeting.

The Board is soliciting your proxy to vote your shares at the Annual Meeting. We will bear the cost of the solicitation, including the cost of the preparation, assembly, printing and, where applicable, mailing of the Notice of Annual Meeting of Stockholders, this Proxy Statement, the proxy card, the Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") and any additional information furnished by us to our stockholders. In addition to solicitation by mail, certain of our directors, officers and employees may, without extra compensation, solicit proxies by telephone, facsimile, electronic means and personal interview. We have retained D.F. King & Co., Inc. to help us distribute and solicit proxies and have agreed to pay them $14,500, plus reimbursement for out-of-pocket expenses, for these services. We will also make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and we will reimburse them for postage and clerical expenses.

DELIVERY OF PROXY MATERIALS

On or about March          , 2016, we mailed a Notice of Internet Availability to our stockholders of record and beneficial owners who owned shares of our common stock at the close of business on March 11, 2016. The Notice of Internet Availability contained instructions on how to access the proxy materials and vote online. We have made these proxy materials available to you over the Internet or, upon your request, have delivered paper versions of these materials to you by mail, in connection with the solicitation of proxies by our Board for the Annual Meeting.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1. WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the Annual Meeting, stockholders will vote upon the matters outlined in the Notice of Annual Meeting of Stockholders, which are (1) the election of six Class I directors, (2) a non-binding advisory vote to approve the compensation of our named executive officers, or "NEOs," (3) the ratification of Deloitte & Touche LLP as our independent registered public accounting firm, (4) the approval of the Huntsman 2016 Stock Incentive Plan (the "Huntsman 2016 Stock Incentive Plan") reserving [    •    ] shares for issuance under such plan and the material plan terms thereof for purposes of complying with the stockholder approval requirements of Sections 162(m) of the Internal Revenue Code, (5) the approval of the Board's proposal to allow stockholders to request special meetings of stockholders, (6) the consideration of a stockholder proposal regarding special meetings of stockholders, (7) the consideration of a stockholder proposal regarding majority voting for the election of directors and (8) the consideration of any other matters properly presented at the Annual Meeting in accordance with our Bylaws. The Board is not aware of any other matters to be presented at the Annual Meeting. In addition, our management will report on our performance and respond to questions from stockholders following the adjournment of the formal business at the Annual Meeting.

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HUNTSMAN CORPORATION : PROXY STATEMENT

2. WHAT IS INCLUDED IN THE PROXY MATERIALS?

The proxy materials include (1) the Notice of Annual Meeting of Stockholders, (2) this Proxy Statement and (3) the 2015 Annual Report. If you requested a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the Annual Meeting.

Stockholders are referred to the 2015 Annual Report for financial and other information about our activities. The 2015 Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part hereof.

3. WHAT IS A PROXY?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Peter R. Huntsman, our President and Chief Executive Officer (our "CEO"), and David M. Stryker, our Executive Vice President, General Counsel and Secretary, will serve as proxies for the Annual Meeting pursuant to the proxy card solicited by our Board.

4. WHAT IS A PROXY STATEMENT?

A proxy statement is a document that the regulations of the U.S. Securities and Exchange Commission (the "SEC") require us to give you when we ask that you designate Peter R. Huntsman and David M. Stryker as proxies to vote on your behalf. This Proxy Statement includes information about the proposals to be considered at the Annual Meeting and other required disclosures, including information about the Board and our executive officers.

5. HOW CAN I ACCESS THE PROXY MATERIALS OVER THE INTERNET?

Your Notice of Internet Availability, proxy card or voting instruction card (as applicable) contains instructions on how to:

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view our proxy materials on the Internet; and

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instruct us to send future proxy materials to you electronically by e-mail.

If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

6. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the Annual Meeting is March 11, 2016. Owners of record of our common stock at the close of business on the record date are entitled to:

•
receive notice of the Annual Meeting; and

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vote at the Annual Meeting and any adjournments or postponements in accordance with our Bylaws.

At the close of business on March 11, 2016, there were 238,162,236 shares of our common stock outstanding, each of which is entitled to one vote on each item of business to be conducted at the Annual Meeting.

7. WHO MAY ATTEND THE ANNUAL MEETING?

All stockholders of record who owned shares of common stock at the close of business on March 11, 2016, or their duly appointed proxies, may attend the Annual Meeting and any adjournments or postponements thereof, as may our invited guests. "Street name stockholders," as described in Question 10 below, who owned shares of common stock at the close of business on March 11, 2016, may also attend subject to the requirements set forth in Questions 10 and 11 below. Seating is limited and admission is on a first-come, first-served basis. If you attend the Annual Meeting, you will need to bring your Notice of Internet Availability or proxy card, as applicable, a form of personal identification (such as a driver's license) and check in at the registration desk at the Annual Meeting. Please note that if you hold shares in "street name" (that is, in a brokerage account or through a bank or other nominee), you also will need to bring a copy of a statement reflecting your share ownership as of March 11, 2016.

8. HOW MANY VOTES ARE REQUIRED TO HOLD THE ANNUAL MEETING?

The required quorum for the transaction of business at the Annual Meeting is a majority of all outstanding shares of our common stock entitled to vote in the election of directors at the Annual Meeting, represented in person or by proxy. Consequently, the presence, in person or by proxy, of the holders of at least 119,081,118 shares of our common stock is

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HUNTSMAN CORPORATION : PROXY STATEMENT

required to establish a quorum at the Annual Meeting. Shares that are voted with respect to a particular matter are treated as being present at the Annual Meeting for purposes of establishing a quorum.

9. WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

Most stockholders hold their shares through a broker, bank or other nominee (i.e., in "street name") rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those held in street name.

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Stockholders of Record.  If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the "stockholder of record." As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

•
Street Name Stockholders.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered, with respect to those shares, the beneficial owner of shares held in "street name," and the Notice of Internet Availability or proxy materials are being forwarded to you by your broker, bank or other nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to instruct your broker, bank or other nominee how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the stockholder of record giving you the right to vote the shares. Your broker, bank or other or nominee has provided voting instructions for you to use in directing the broker, bank or other or nominee how to vote your shares. If you fail to provide sufficient instructions to your broker, bank or other nominee or nominee, they may be prohibited from voting your shares. See "If I am a street name holder, will my shares be voted if I do not provide my proxy?"

10. WHAT DIFFERENT METHODS CAN I USE TO VOTE?

Stockholders of Record:    Stockholders of record may (1) vote their shares in person at the Annual Meeting by completing a ballot; or (2) submit a proxy to have their shares voted by one of the following methods:

•
By Internet.    You may submit a proxy electronically on the Internet by following the instructions provided on the proxy card or Notice of Internet Availability. Please have your proxy card or Notice of Internet Availability in hand when you log onto the website. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on May 4, 2016.

•
By Telephone.    You may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card or Notice of Internet Availability. Please have your proxy card or Notice of Internet Availability in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on May 4, 2016.

•
By Mail.    If you received a paper copy of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

Street Name Stockholders:    Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•
By the Methods Listed on the Voting Instruction Form.    Please refer to the voting instruction form or other information forwarded by your bank, broker or other nominee to determine whether you may submit a proxy by telephone or on the Internet, following the instructions provided by the record holder.

•
In Person with a Proxy from the Record Holder.    You may vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee. Please consult the voting instruction form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

If you hold shares in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND YOU ALSO SUBMIT YOUR PROXY SO THAT YOUR VOTE WILL COUNT IF YOU ARE UNABLE TO ATTEND THE MEETING. SUBMITTING YOUR PROXY VIA INTERNET, TELEPHONE OR MAIL DOES NOT AFFECT YOUR ABILITY TO VOTE IN PERSON AT THE ANNUAL MEETING.

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11. WHAT IF I AM A STOCKHOLDER OF RECORD AND I DON'T SPECIFY A CHOICE FOR A MATTER WHEN RETURNING MY PROXY?

A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•
FOR the election of the six Class I director nominees named in this Proxy Statement;

•
FOR approval, on a non-binding advisory basis, of the compensation of our named executive officers;

•
FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016;

•
FOR approval of the Huntsman 2016 Stock Incentive Plan;

•
FOR approval of the Board's proposal to allow stockholders to request special meetings of stockholders;

•
AGAINST the stockholder proposal to allow stockholders to request special meetings; and

•
AGAINST the stockholder proposal regarding majority voting for the election of directors.

If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted at the discretion of the holders of the proxy. The Board knows of no matters, other than those previously described, to be presented for consideration at the Annual Meeting.

12. IF I AM A STREET NAME STOCKHOLDER, WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

In some cases, your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Specifically, brokerage firms have the authority under New York Stock Exchange ("NYSE") rules to cast votes on certain "routine" matters if they do not receive instructions from the beneficial holder. For example, ratification of the appointment of the independent registered public accounting firms is considered a routine matter for which a brokerage firm may vote shares for which it has not received voting instructions. This is called a "broker discretionary vote." When a proposal is not a routine matter and a brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote." The election of directors and the advisory vote to approve named executive officer compensation are not considered routine matters. Therefore, if you are a street name stockholder and do not provide voting instructions to your broker with respect to these matters, it will result in a broker non-vote with respect to such proposals. Broker non-votes will have no effect on the outcome of these proposals.

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13. WHAT VOTES ARE NEEDED FOR EACH PROPOSAL TO PASS AND IS BROKER DISCRETIONARY VOTING ALLOWED?

Proposal		Vote Required	Broker Discretionary Vote Allowed

(1)	Election of the six Class I director nominees	Plurality of the votes cast	No
(2)	A non-binding advisory vote to approve the compensation of our named executive officers	Majority of shares represented in person or by proxy and entitled to vote	No
(3)	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016	Majority of shares represented in person or by proxy and entitled to vote	Yes
(4)	Approval of the Huntsman 2016 Stock Incentive Plan reserving [•] shares for issuance under such plan and the material plan terms thereof for purposes of complying with the stockholder approval requirements of the Internal Revenue Code	Majority of shares represented in person or by proxy and entitled to vote	No
(5)	Approval of Board's proposal to allow stockholders to request special meetings of stockholders	Majority of shares issued and outstanding	No
(6)	Stockholder proposal to allow stockholders to request special meetings	Majority of shares represented in person or by proxy and entitled to vote	No
(7)	Stockholder proposal regarding majority voting for the election of directors	Majority of shares represented in person or by proxy and entitled to vote	No

14. WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING?

If you grant a proxy, the persons named as proxy holders will have discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under Rule 14a-8 and the provisions of our Bylaws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.

15. CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

If you are a stockholder of record, you may revoke a previously submitted proxy at any time before the polls close at the Annual Meeting by:

•
voting again by telephone or through the Internet prior to 11:59 p.m. Eastern Daylight Time on May 4, 2016;

•
requesting, completing and mailing in a new paper proxy card, as outlined in the Notice of Internet Availability;

•
giving written notice of revocation to our Corporate Secretary by mail to Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or by facsimile at (281) 719-4500; or

•
attending the Annual Meeting and voting in person.

If you are a street name stockholder, you must follow the instructions to revoke your proxy, if any, provided by your bank, broker or other nominee.

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16. WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that you have multiple accounts with our transfer agent, Computershare, and/or brokers, banks or other nominees. Please vote all of your shares. We recommend that you contact Computershare and/or your broker, bank or other nominee (as applicable) to consolidate as many accounts as possible under the same name and address. If you have multiple accounts with Computershare that you want to consolidate, please submit your request by mail to Computershare Trust Company, N.A., P.O. Box 30170, College Station, TX, 77842, or by telephone at 1-866-210-6997. Computershare may also be reached through its website at www.computershare.com.

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PART 2	BOARD OF DIRECTORS

NOMINEES AND EXISTING DIRECTORS

Presented below is information with respect to our directors, including the six nominees to be elected as directors at this year's Annual Meeting. In 2014, we amended our Certificate of Incorporation to provide that Board nominees are elected to serve one year terms, which will result in our Board being fully declassified in 2017. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should serve on the Board.

NOMINEES TO BE ELECTED AT THE ANNUAL MEETING AS CLASS I DIRECTORS (TERMS WILL EXPIRE IN 2017)

PETER R. HUNTSMAN

Peter R. Huntsman, age 53, has served as a director of our company and affiliated companies since 1994. Mr. Huntsman is President, Chief Executive Officer and a director of our company. Prior to his appointment in July 2000 as CEO, Mr. Huntsman had served as President and Chief Operating Officer since 1994. In 1987, after working for Olympus Oil since 1983, Mr. Huntsman joined Huntsman Polypropylene Corporation as Vice President before serving as Senior Vice President and General Manager. Mr. Huntsman has also served as Senior Vice President of Huntsman Chemical Corporation and as a Senior Vice President of Huntsman Packaging Corporation, a former subsidiary of our company. Mr. Huntsman is the son of Jon M. Huntsman, our Executive Chairman of the Board (our "Executive Chairman"), the brother of James H. Huntsman, our Division President, Advanced Materials, and the brother of Gov. Jon M. Huntsman, Jr., one of our former directors.

The Board has concluded that Mr. Huntsman should continue to serve as a director for the following reasons, among others: (1) his current position as our CEO enables him to bring invaluable operational, financial, regulatory and governance insights to the Board; and (2) his considerable role in the history and management of our company and its affiliates enables him to continually educate and advise the Board on our business, the chemical industry and related opportunities and challenges.

NOLAN D. ARCHIBALD

Mr. Archibald, age 72, has served as a director since March 2005 and he is currently the Vice Chairman and Lead Independent Director of the Board. Mr. Archibald is also Chairman of the Nominating and Corporate Governance Committee (the "Governance Committee") and a member of the Compensation Committee. Mr. Archibald served as Executive Chairman of Stanley Black & Decker, Inc., a consumer and commercial products company, from March 2010 to March 2013. He served as President and Chief Executive Officer of The Black & Decker Corporation from 1986 until 2010, as well as Chairman of the Board of The Black & Decker Corporation from 1987 until 2010. In addition, Mr. Archibald serves as a director of Lockheed Martin Corporation and Brunswick Corporation.

The Board has concluded that Mr. Archibald should continue to serve as the Vice Chairman and Lead Independent Director of the Board for the following reasons, among others: (1) his extensive executive-level management experience gained with Stanley Black & Decker has given him leadership and business capabilities that provide the Board with a unique skill set and significant business and strategic insight; and (2) his extensive board experience as a director of other public companies enables him to contribute significantly to the Board's oversight responsibilities.

M. ANTHONY BURNS

Mr. Burns, age 73, has served as a director since March 2010. He is Chairman of the Audit Committee and a member of the Governance Committee. Mr. Burns currently serves as Chairman Emeritus of Ryder System, Inc., a provider of transportation and logistics services, a position that he has held since 2002. Mr. Burns served in several positions at Ryder until his retirement in 2002, including Chairman of the Board from 1985 to 2002, Chief Executive Officer from 1983 to 2000 and President from 1979 to 1999. Prior to joining Ryder, Mr. Burns served in management of Mobil Oil Corporation. He is a Life Trustee of the University of Miami in Florida and is active in cultural and civic organizations in Florida.

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The Board has concluded that Mr. Burns should continue to serve as a director for the following reasons, among others: (1) his long tenure as Chief Executive Officer of Ryder System, a major public company, provides the Board with valuable leadership and management insights; (2) his prior service on (and in some cases chairmanship of) the audit committees of other public companies has provided him with valuable financial expertise and enhances his ability to serve as chair of our Audit Committee; and (3) his executive compensation experience through prior service on the compensation committees of other public companies has provided him with exposure to, and insight from, CEOs and boards of other large companies.

SIR ROBERT J. MARGETTS

Sir Robert, age 69, has served as a director since August 2010. He is a member of the Audit Committee and the Governance Committee. He currently serves as Deputy Chairman of OJSC Uralkali, a publicly traded potash fertilizer producer, and on the boards of government controlled and privately held companies. Sir Robert previously served as a director of Anglo American PLC from 1998 to 2010, Chairman of Legal & General Group PLC from 2000 until 2010 and Chairman of BOC Group PLC from 2002 to 2006. Sir Robert served as Chairman—Europe of Huntsman Corporation from 2000 to August 2010. He worked for Imperial Chemical Industries (ICI) in various levels of increasing responsibility from 1969 to 2000, where he ultimately served as the Vice Chairman of its Main Board.

The Board has concluded that Sir Robert should continue to serve as a director for the following reasons, among others: (1) his more than 40 years' experience in the chemical industry, including experience with our company, enables him to provide our Board with advice and expertise relating to business and strategic initiatives; and (2) both his location in Europe and his extensive board and executive-level management experience running global businesses provides the Board with important insights and perspectives into the chemical industry in important international locations.

WAYNE A. REAUD

Mr. Reaud, age 68, has served as a director since March 2005. Mr. Reaud currently serves as Chairman of our Litigation Committee, which was formed in November 2008, and as a member of our Compensation Committee. Mr. Reaud is a trial lawyer and the founder of the law firm of Reaud, Morgan & Quinn. For over 30 years, he has represented clients in significant cases involving personal injury, product and premises liability, toxic torts and business litigation. Mr. Reaud has handled first impression mass tort litigation involving asbestos premises liability claims, including the largest asbestos product liability class action lawsuit in the history of Texas courts. He also represented the State of Texas in its landmark litigation against the tobacco industry. Mr. Reaud currently serves as Chairman of the Board of the Beaumont Foundation of America and is a Director of the Reaud Charitable Foundation. He is a Life Fellow of the Texas Bar Foundation and a Fellow of the International Society of Barristers, a member of the Philosophical Society and a member of the State Bar of Texas Grievance Committee. Mr. Reaud was chosen as the Most Distinguished Alumni of Texas Tech University Law School in 1998 and also chosen as the Most Distinguished Alumni of Lamar University in 2006. Mr. Reaud was awarded the Honorary Order of the Coif by the University of Texas in 2011. He is listed in Best Lawyers in America.

The Board has concluded that Mr. Reaud should continue to serve as a director for the following reasons, among others: (1) his legal expertise and extensive experience with complex and high-profile litigation enable him to advise the Board and our company on litigation risks and strategies; and (2) his commitment to community service and cultural affairs is valuable to the Board because of our company's significant focus on these areas.

ALVIN V. SHOEMAKER

Mr. Shoemaker, age 77, has served as a director since March 2005. Mr. Shoemaker serves as Chairman of the Compensation Committee and a member of the Audit Committee. Mr. Shoemaker has been a private investor since his retirement as Chairman of the Board of First Boston Corporation and First Boston, Inc. in 1989, a position he assumed in 1983. Mr. Shoemaker also serves as a director of Wynn Resorts Limited, a publicly traded hotel and casino company.

The Board has concluded that Mr. Shoemaker should continue to serve as a director for the following reasons, among others: (1) his board experience gives him operational and financial oversight expertise and allows him to contribute insights on achieving business success in a diverse range of economic conditions and competitive environments; and (2) his executive-level experience at First Boston Corporation and First Boston, Inc. demonstrates proven leadership and business capabilities.

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CLASS II DIRECTORS NOT UP FOR ELECTION AT THE ANNUAL MEETING (TERMS EXPIRE IN 2017)

JON M. HUNTSMAN

Jon M. Huntsman, age 78, is the Executive Chairman of the Board. Prior to his appointment as Executive Chairman in February 2009, Mr. Huntsman served as Chairman of the Board of our company since its formation in 2004 and the predecessors to our company since 1970, when he founded his first plastics company. Mr. Huntsman served as Chief Executive Officer of our company and our affiliated companies from 1970 to 2000. Mr. Huntsman is a director or manager, as applicable, of Huntsman International and certain of our other subsidiaries. In addition, Mr. Huntsman serves or has served as Chairman or as a member of numerous corporate, philanthropic and industry boards, including the American Red Cross, The Wharton School, University of Pennsylvania, Primary Children's Medical Center Foundation, the Chemical Manufacturers Association and the American Plastics Council. Mr. Huntsman was selected in 1994 as the chemical industry's top Chief Executive Officer for all businesses in Europe and North America. Mr. Huntsman was awarded the American Chemical Society's Lifetime Achievement Award in 2013. Mr. Huntsman formerly served as Special Assistant to the President of the United States and as Vice Chairman of the U.S. Chamber of Commerce. He is the founding and principal benefactor of the Huntsman Cancer Institute. Mr. Huntsman is the father of Peter R. Huntsman, our CEO, James H. Huntsman, our Division President, Advanced Materials, and Gov. Jon M. Huntsman, Jr., our former director.

The Board has concluded that Mr. Huntsman should continue to serve as the Executive Chairman for the following reasons, among others: (1) his vital role in the founding and history of our company enables him to provide the Board with important perspective and extensive knowledge of our business; (2) his extensive experience in the chemical industry allows him to advise the Board on our strategic and operational directives; and (3) his leadership and business skills enable him to lead our company and the Board as well as continually educate and advise the Board on our company's industry and related opportunities, issues, and challenges.

DR. MARY C. BECKERLE

Dr. Beckerle, age 61, has served as a director since May 2011. She serves as a member of the Audit Committee and the Governance Committee. Dr. Beckerle is an internationally recognized scientist who has served on numerous national scientific boards and committees, including the Advisory Committee to the Director of the U.S. National Institutes of Health. She currently serves on the Board of Directors of Johnson and Johnson, a publicly traded health care company, and the American Association for Cancer Research. She is also a member of cancer policy and advisory boards at Harvard University, Georgetown University, the University of Pennsylvania, the National Center for Biological Sciences in Bangalore (India), and the Mechanobiology Institute of the National University of Singapore. Dr. Beckerle is a Distinguished Professor of Biology in the College of Science at the University of Utah, which she joined in 1986. Since 2006, Dr. Beckerle has served as Chief Executive Officer and Director of Huntsman Cancer Institute at the University of Utah. Dr. Beckerle served as President of the American Society for Cell Biology in 2006, held a Guggenheim Fellowship at the Curie Institute in Paris, and is an elected Fellow of the American Academy of Arts and Sciences. Dr. Beckerle has been named a National Association of Corporate Directors (NACD) Governance Fellow.

The Board has concluded that Dr. Beckerle should continue to serve as a director for the following reasons, among others: (1) her achievements and credentials in science and medical research enable her to provide the Board with a unique perspective and technical insights relevant to the chemical industry; (2) her international experience allows her to provide insights into challenges and opportunities related to our global business; (3) her extensive leadership, organizational planning, and management credentials enable her to offer practical insight with respect to our company's operational and strategic initiatives; and (4) her academic and public policy experience provides a valuable perspective in areas related to corporate governance, compliance and talent management.

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DIRECTOR COMPENSATION

Annual compensation for our non-employee directors is composed of cash and stock-based equity compensation. Directors who are also our officers or employees do not receive additional compensation for serving on the Board. Cash compensation paid to our non-employee directors consists of an annual retainer and a supplemental retainer for the chairs and members of Board committees. Stock-based equity compensation for 2015 consisted of awards granted under the Huntsman Corporation Stock Incentive Plan as amended and restated effective May 8, 2014 (the "Huntsman Stock Incentive Plan") in the form of stock or stock units, at the election of each director.

The Board believes that compensation for non-employee directors should be competitive and should fairly compensate them for the time and skills devoted to serving us but, for independent directors, should not be so great as to compromise independence. With the assistance of Meridian Compensation Partners, LLC ("Meridian"), the Compensation Committee's independent compensation consultant, the Compensation Committee periodically reviews our non-employee director compensation practices and compares them to the practices of our peers as well as against the practices of public company boards generally to ensure they are in line with market practices.

We also offer non-employee directors the opportunity to participate in the Huntsman Outside Directors Elective Deferral Plan. This is an unfunded nonqualified deferred compensation plan established primarily for the purpose of providing our non-employee directors with the ability to defer the receipt of director fees. For 2015, Drs. Beckerle and Harker were the only non-employee directors who elected to participate in this plan, and each elected to defer all 2015 fees. The investment choices available under this plan are identical to the investment choices available under our 401(k) plans, which is described in greater detail below under "Compensation Discussion and Analysis—Elements of Huntsman's Executive Compensation Program—Other Elements of Compensation." Benefits under the plan are payable in cash distributable either in a lump sum or in installments beginning 30 days after the director ceases to be a member of our Board.

Members of the Board may also participate in the Huntsman Director Matching Gift Program. Designed to demonstrate our commitment to worthy causes and to attract talented directors, our company will match charitable contributions made in cash up to a maximum of $10,000 per director per year for organizations located in the United States that are tax exempt pursuant to Section 501(c)(3) of the Internal Revenue Code.

The Board believes that our total director compensation package is competitive with the compensation offered by other companies and is fair and appropriate in light of the responsibilities and obligations of our non-employee directors.

DIRECTOR COMPENSATION TABLE

The total 2015 compensation for our non-employee directors is shown in the following table:

Name(1)	Fees Earned or Paid in Cash ($)(5)	Stock Awards ($)(6)	All Other Compensation ($)(7)	Total ($)

Nolan D. Archibald	$220,833	$135,000	$10,000	$355,833

Mary C. Beckerle(2)	$156,667	$135,000	$7,975	$299,642

M. Anthony Burns	$195,000	$135,000	$10,000	$340,000

Patrick T. Harker(2)(3)	$92,500	$135,000	—	$227,500

Jon M. Huntsman, Jr.(4)	$82,912	$135,000	$420,000	$637,912

Sir Robert J. Margetts	$156,667	$135,000	—	$291,667

Wayne A. Reaud	$175,000	$135,000	—	$310,000

Alvin V. Shoemaker	$176,667	$135,000	$10,000	$321,667

(1)
Jon M. Huntsman, our Executive Chairman, and Peter R. Huntsman, our CEO, served as directors of our company in 2015 but are not included in this table since they were also our employees during 2015. Jon M. Huntsman and Peter R. Huntsman did not receive any additional compensation in 2015 for their service as directors. Thus, their total compensation for service as executive officers of our company is shown in the Summary Compensation Table on page 44.
(2)
Drs. Beckerle and Harker elected to defer all 2015 fees under the Huntsman Outside Directors Elective Deferral Plan.
(3)
Dr. Harker resigned as a member of the Board effective June 30, 2015.
(4)
Jon M. Huntsman, Jr. resigned as a member of the Board effective August 6, 2015.
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(5)
For 2015, non-employee directors received the following cash retainers:

Director	Annual Retainer	Audit Committee		Compensation Committee		Governance Committee		Litigation Committee		Lead Independent Director

Nolan D. Archibald	$135,000	—		$18,333		$17,500	*	—		$50,000

Mary C. Beckerle	$135,000	$11,667		—		$10,000		—		—

M. Anthony Burns	$135,000	$50,000	*	—		$10,000		—		—

Patrick T. Harker	$67,500	$10,000		—		$15,000		—		—

Jon M. Huntsman, Jr.	$81,000	—		—		—		$1,912		—

Sir Robert J. Margetts	$135,000	$11,667		—		$10,000		—		—

Wayne A. Reaud	$135,000	—		$10,000		—		$30,000	*	—

Alvin V. Shoemaker	$135,000	$20,000		$21,667	*	—		—		—

*
Non-employee directors receive an additional $20,000 annual fee for service on the Audit Committee and a $10,000 annual fee for service on each other committee. In addition, non-employee directors receive an additional retainer for service as committee chair of $30,000 for the Audit Committee and $20,000 for each of the other committees.Non-employee directors receive pro-rata amounts of the annual fees for partial year service. All of our directors are reimbursed for reasonable out-of-pocket expenses incurred for attending meetings of the Board or its committees and for other reasonable expenses related to the performance of their duties as directors.

(6)
This column represents the aggregate grant date fair value of fully vested stock awards or stock unit awards granted in 2015, computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification, Topic 718 ("FASB ASC Topic 718"). Each director received a stock award or stock unit award of 5,929 shares based on the grant date fair value of $22.77 per share. The shares underlying stock unit awards are deliverable upon termination of service. See "Note 22. Stock-Based Compensation Plan" to our consolidated financial statements in our 2015 Annual Report on Form 10-K for additional detail regarding assumptions underlying the value of these equity awards.
(7)
Messrs. Archibald, Burns and Shoemaker and Dr. Beckerle each donated to Section 501(c)(3) tax exempt organizations of their choice in 2015. On behalf of each of these directors, we matched their charitable contributions up to $10,000 through our Huntsman Director Matching Gift Program. In connection with his consulting relationship with our company as described under "Additional Information—Certain Relationships and Related Transactions—Transactions—Consulting Agreement," we paid Gov. Jon M. Huntsman, Jr. $420,000 in consulting fees during 2015.
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HUNTSMAN CORPORATION : PROXY STATEMENT

PART 3	CORPORATE GOVERNANCE

The Board is committed to corporate governance principles and practices that facilitate the fulfillment of its fiduciary duties to stockholders and to our company. Key corporate governance principles observed by the Board and our company include:

75% of directors are independent and all members of our Audit, Compensation and Governance Committees are independent	✓
Lead independent director, Nolan D. Archibald, chairs executive sessions of our independent directors at all regular meetings	✓
Board being declassified in stages with all directors elected annually beginning in 2017	✓
Mandatory director retirement age (subject to certain exceptions)	✓
Separation of the offices of Chairman and Chief Executive Officer	✓
No super-majority stockholder voting requirements	✓
Stock ownership guidelines for directors and executive officers	✓
Policy prohibiting short sales and hedging of shares of our common stock by directors and executive officers	✓
The Audit, Compensation and Governance committees have authority to retain outside, independent advisers and consultants	✓
The Board and its committees exercise oversight of risks we face in a global market, including operational, financial, strategic, competitive, reputational, legal and regulatory risks.	✓
Allow stockholders to request special meetings of stockholders (proposed)	✓

BOARD GOVERNANCE

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. During 2015, the Board met nine times, the non-management directors met in executive session four times and the independent directors met in executive session five times. During 2015, each director attended at least 75% of the aggregate of:

•
the total number of meetings of the Board; and

•
the total number of meetings held by all Board committees on which such person served.

BOARD LEADERSHIP STRUCTURE AND EXECUTIVE SESSIONS OF THE BOARD

According to our Bylaws, the Chairman of the Board is elected by all of the directors on the Board to preside at all meetings of the Board and stockholders. The Chairman of the Board is also required to make reports to the Board and the stockholders and to ensure that all orders and resolutions of the Board and any of its committees are carried into effect. Our Bylaws also allow the Board to elect an Executive Chairman. If elected, the Executive Chairman fills the role of Chairman of the Board and has other powers and duties including, among others, consulting on the strategic vision of our company, promoting Huntsman's interest through his influence and global ties and serving as a facilitator for communication between our officers and the Board. In accordance with our Corporate Governance Guidelines, the Executive Chairman is also responsible for establishing the agenda for each Board meeting. At the beginning of the year, the Executive Chairman establishes a schedule of agenda subjects to be discussed during the year (to the degree this can be foreseen). Each Board member is also free to suggest the inclusion of additional items on the agenda and to raise subjects at any Board meeting that are not on the agenda for that meeting. Jon M. Huntsman is currently the Executive Chairman. As such, he also fills the role of Chairman of the Board.

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In accordance with our Corporate Governance Guidelines, the Board has no policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. Our Bylaws expressly allow our Chairman of the Board to also serve as President or Chief Executive Officer, if so elected by the Board. Currently, the Chairman of the Board does not serve as President or Chief Executive Officer. The Board believes that this issue should be considered periodically as part of the succession planning process and that it is in the best interests of our company for the Board to make a determination regarding this issue each time it appoints a new Chief Executive Officer. Based on these principles, the Board may determine that it is appropriate in the future to combine the roles of Chairman of the Board and Chief Executive Officer.

Our Bylaws also allow the Board to elect one or more Vice Chairmen to preside at Board and stockholder meetings and to perform such other duties as may be delegated by the Board, in either case in the absence of Chairman of the Board. The Board believes that it obtains effective additional Board leadership through the role of the Vice Chairman, which is currently filled by Mr. Archibald, who also serves as Lead Independent Director. As Lead Independent Director, Mr. Archibald communicates with management on issues relevant to the independent directors and provides leadership on matters where management may have a conflict of interest. In accordance with our Corporate Governance Guidelines, non-management directors meet in executive session without management at each regularly scheduled Board meeting, or more frequently as needed at the call of one or more of our non-management directors. Our Corporate Governance Guidelines also require that our independent directors meet in executive session at least once annually without those non-management directors who are not independent, or more frequently as needed at the call of one or more of our independent directors. Mr. Archibald, who serves as Vice Chairman of the Board and Lead Independent Director, chairs these sessions.

We believe that the appropriate Board leadership structure for our company varies depending on the circumstances facing the Board and our company at any given time. For example, we have revised the Board's leadership structure in the past to address specific needs, such as the formation of a Litigation Committee (in November 2008) and the change of Jon M. Huntsman's role from Chairman to Executive Chairman (in February 2009) in recognition of his ongoing strategic leadership at both a Board and an executive level. We believe that our current Board leadership structure efficiently addresses our company's present needs and allows the Board to fulfill its role in exercising effective, independent oversight of our management on behalf of our stockholders. The Board further believes that we have in place effective structures, processes and arrangements to ensure that the work of the Board is completed in a manner that maintains the highest standards of corporate governance, independence and leadership, as well as continued accountability of management.

BOARD INDEPENDENCE

It is important to our company that investors have confidence that the individuals serving as independent directors on the Board do not have relationships with us that impair their independence. Under NYSE corporate governance rules, the Board must have a majority of independent directors. For a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with our company, either directly or as a partner, stockholder or officer of an organization that has a relationship with our company. To assist in making independence determinations, the Board has adopted independence criteria which can be found on our website at www.huntsman.com. Under these criteria, a director is not independent if:

•
The director is, or has been within the last three years, an employee of our company or an employee of any of our subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of our company.

•
The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of ours is not considered for purposes of this standard.

•
The (1) director or an immediate family member is a current partner of a firm that is our internal or external auditor; (2) director is a current employee of such a firm; (3) director has an immediate family member who is a current employee of such a firm and who personally works on our company's audit; or (4) director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time

•
The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company's compensation committee.
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•
The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company's consolidated gross revenues.

•
The director is an executive officer of any charitable or non-profit organization to which we have made, within the preceding three years, contributions in any single fiscal year that exceeded the greater of $1.0 million, or 2% of such charitable or non-profit organization's consolidated gross revenues.

With the assistance of company legal counsel, the Governance Committee has reviewed the applicable legal and NYSE standards for independence, as well as our independence criteria. A summary of the answers to annual questionnaires completed by each of the directors and nominees for director and a report of transactions and relationships between each director and nominee for director, or any of his or her family members, and our company, senior management and independent registered public accounting firm have been made available to the Governance Committee.

In conducting its independence review, the Governance Committee specifically considered the relationships discussed under "Additional Information—Certain Relationships and Related Transactions—Transactions." The Governance Committee also considered Dr. Beckerle's position as CEO of the Huntsman Cancer Institute, or the Institute. The Governance Committee took into account the fact that Jon M. Huntsman has no ownership of the Institute, which is part of the University of Utah, a public institution owned by the State of Utah. The Governance Committee further considered that beginning a number of years ago, the Huntsman Cancer Foundation, a 501(c)(3) charity whose purpose is to help fund the Institute, has made stipend payments of $100,000 annually to the CEO of the Institute. The Governance Committee took into account that Jon M. Huntsman is only one of four trustees of the Huntsman Cancer Foundation, and that our company has no financial relationship with either the Huntsman Cancer Foundation or the Institute other than purchasing seats at a table for $10,000 at an annual fundraiser for the Institute.

On the basis of its review, the Governance Committee delivered a report to the full Board, and the Board made its independence determinations based on the Governance Committee's report and the supporting information. As a result of this review, the Board has determined that Messrs. Archibald, Burns, Reaud, Shoemaker, Sir Robert and Dr. Beckerle, who currently constitute a majority of the Board, are independent. These independent directors currently comprise, in full, the membership of the Audit, Compensation and Governance committees of the Board discussed below.

Jon M. Huntsman is not considered to be an independent director because he is employed by our company and is the father of Peter R. Huntsman, our CEO, and James H. Huntsman, our Division President, Advanced Materials. Peter R. Huntsman is not considered to be an independent director because he is employed by our company and is the son of Jon M. Huntsman, our Executive Chairman, and the brother of James H. Huntsman, our Division President, Advanced Materials.

COMMITTEES OF THE BOARD

The Board has Audit, Compensation and Governance committees, each consisting of independent directors and structured as follows:

Director	Audit Committee	Compensation Committee	Governance Committee

Nolan D. Archibald

Dr. Mary C. Beckerle

M. Anthony Burns(1)

Sir Robert J. Margetts

Wayne A. Reaud

Alvin V. Shoemaker(1)

Number of meetings in 2015	7	6	5

Chair	Member
(1)
Designated as "audit committee financial expert" under SEC regulations
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Each of these committees has a written charter approved by the Board. These charters are available on our website at www.huntsman.com. We will also furnish copies of the charters free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com.

AUDIT COMMITTEE

Duties

• Sole responsibility for the appointment, retention and termination of the independent registered public accounting firm
• Responsible for the compensation and oversight of the work of the independent registered public accounting firm
• Monitors our independent registered public accounting firm's qualifications and independence
• Monitors the integrity of our financial statements
• Monitors the performance of our internal audit function and independent registered public accounting firm
• Monitors our compliance with legal and regulatory requirements applicable to financial and disclosure matters
• Monitors our enterprise-wide and financial risk exposures

Under the independence criteria that the Board has adopted, which can be found on our website at www.huntsman.com, a member of the Audit Committee will not be considered independent if:

•
The member receives directly or indirectly any consulting, advisory or other compensatory fee from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service);

•
An immediate family member of the member receives any consulting, advisory or other compensatory fee from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service);

•
An entity in which the member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions, who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to us receives any consulting, advisory or other compensatory fee from us; or

•
The member is otherwise an affiliated person of our company.

Furthermore, under these independence standards, (1) each member of the Audit Committee must be financially literate, (2) at least one member of the Audit Committee must have accounting or related financial management expertise and qualify as an "audit committee financial expert" and (3) no member of the Audit Committee may simultaneously serve on the audit committees of more than two other public companies. For purposes of (2) above, the Board considers any Audit Committee member who satisfies the SEC's definition of "audit committee financial expert" to have accounting or related financial management expertise.

The Board has determined that each member of the Audit Committee is independent as that term is defined by the listing standards of the NYSE and Rule 10A-3 promulgated under the Securities Exchange Act of 1934 and satisfies the additional independence criteria adopted by the Board and described above. The Board has also determined that each member of the Audit Committee, qualifies as an "audit committee financial expert" as defined by the regulations of the SEC. No member of the Audit Committee serves on more than two other public company audit committees.

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COMPENSATION COMMITTEE

Duties

• Supports the Board in fulfilling its oversight responsibilities relating to senior management and director compensation
• Reviews, evaluates and approves our compensation programs, policies and plans including annual cash performance awards, equity-based compensation and compensation agreements*
• Reviews and approves compensation for our corporate and executive officers and their family members who are employees, and reviews and recommends compensation for our directors*
• Carries out its responsibilities under applicable securities laws and regulations relating to our proxy statement for the annual meeting of stockholders or other applicable report or filing
• Performs such other functions as the Board may assign from time to time
*
Please see "Compensation Discussion and Analysis—How We Determine Executive Compensation" for additional information on the Compensation Committee's processes and procedures for the consideration and determination of executive officer and director compensation.

The Compensation Committee's charter permits the Compensation Committee to form and delegate some or all of its authority to subcommittees when it deems appropriate. In particular, the Compensation Committee may delegate the approval of both cash and equity award grants and other responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the Compensation Committee who are non-employee directors or outside directors, or in some limited circumstances, to management.

The Compensation Committee typically meets at least four times each year to address various compensation issues and processes. Our CEO does not have the ability to call Compensation Committee meetings, but generally attends Compensation Committee meetings at the Compensation Committee's request to answer questions and provide input regarding the performance of our executive officers. However, the CEO is not present while decisions regarding his compensation are made. In addition, each Compensation Committee meeting includes an executive session without members of management present. The Compensation Committee regularly reports to the full Board regarding executive compensation matters.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Duties

• Ensures that our corporate governance system performs well
• Reviews and assesses the adequacy of our Corporate Governance Guidelines annually
• Monitors director independence
• Manages the Board's annual director evaluation process
• Assesses the appropriate balance of skills, characteristics and perspectives required for an effective Board
• Identifies, screens and recommends qualified director candidates
• Periodically reassesses the adequacy of the Board's size
• Oversees succession planning for our CEO
• Oversees our corporate compliance program

LITIGATION COMMITTEE

In addition to the independent committees described above, the Board also has a Litigation Committee. The Litigation Committee assists the Board by reviewing and assessing current and potential litigation and areas of legal exposure in which our company is or could be involved and making recommendations to the Board regarding legal matters. The members of the Litigation Committee are Wayne A. Reaud, who serves as the committee's Chair, Jon M. Huntsman and Peter R. Huntsman. The Litigation Committee generally meets quarterly in connection with our regularly scheduled Board meetings.

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BOARD ROLE IN RISK OVERSIGHT

It is management's responsibility to assess and manage the various risks our company faces. It is the Board's responsibility to oversee management in this effort. The Audit Committee is responsible for administering the Board's oversight function, and seeks to understand our company's risk philosophy by having discussions with management to establish a mutual understanding of our company's overall appetite for risk. In exercising its oversight, the Audit Committee strives to effectively oversee our company's enterprise-wide and financial risk management in a way that balances managing risks while enhancing the long-term value of our company for the benefit of our stockholders. The Board understands that its focus on effective risk oversight is critical to setting our company's tone and culture towards effective risk management.

The Audit Committee maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages our company's most significant risk exposures. The Audit Committee receives regular presentations from management of our businesses and functions about significant risks the respective business or function faces to assist the Audit Committee in evaluating Huntsman's risk assessment and risk management policies and practices.

In addition, each of our other committees assesses risks related to such committee's oversight activities. For example, our Litigation Committee assesses risk from litigation and areas of legal exposure to which our company is or could be subject and makes recommendations to the Board regarding those matters. We believe that the oversight function of the Board and these committees combined with its active dialogue with management about effective risk management provides our company with the appropriate framework to help ensure effective risk oversight.

DIRECTOR ATTENDANCE AT THE ANNUAL MEETING OF STOCKHOLDERS

We believe that there are benefits to having members of the Board attend our annual meetings of stockholders. From time to time, however, a member of the Board might have a compelling and legitimate reason for not attending an annual meeting. As a result, the Board has decided that director attendance at our annual meetings of stockholders should be strongly encouraged, but not required. All of our directors attended the 2015 annual meeting in person.

DIRECTOR QUALIFICATION STANDARDS AND DIVERSITY

The Governance Committee's minimum qualifications and specific qualities and skills required for directors are set forth in Section 1 of our Corporate Governance Guidelines, which are available on our website at www.huntsman.com. These Guidelines require that a majority of directors on the Board meet the criteria for independence required by the NYSE, and that each director functions consistent with the highest level of professional ethics and integrity. Each of our directors is expected to devote sufficient time and effort to learn the business of our company and the Board, to use his or her own unique skills and experiences to provide independent oversight to our business, to participate in a constructive and collegial manner, to exhibit a high level of commitment to our company and to exhibit independent thought and judgment. Although we do not have a separate diversity policy relating to the identification and evaluation of nominees for director, our Corporate Governance Guidelines require that the Governance Committee consider each candidate's background, ability, judgment, skills and experience in the context of the needs of the Board when evaluating director nominees. The Governance Committee believes it is important for Board members to possess skills and knowledge in the areas of leadership of large, complex organizations, finance, strategic planning, legal, government relations and relevant industries, especially the chemical industry. These considerations help the Board as a whole to have the appropriate mix of characteristics, skills and experiences for optimal functioning in its oversight of our company. As part of its periodic self-assessment process, the Governance Committee annually reviews and evaluates its performance, including the overall composition of the Board and the criteria that it uses for selecting nominees.

DIRECTOR NOMINATION PROCESS

The Governance Committee identifies director candidates through a variety of means, including recommendations from other Board members and management. From time to time, the Governance Committee may use third-party search consultants to

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identify director candidates. The Governance Committee also welcomes stockholder recommendations for candidates for the Board. All stockholder recommendations must comply with the notice requirements contained in Section 2.8 of our Bylaws, which require, among other things, detailed information concerning the stockholder making the proposal (and the beneficial owner on whose behalf the proposal is made, if any), the name and address of the stockholder and specific information concerning such stockholder's interests in our company's securities, including derivative instruments. In addition, the notice must include the recommended candidate's name, biographical data, qualifications, details regarding any material monetary agreements between the stockholder and the proposed nominee, and a written questionnaire completed by the proposed nominee. Our Bylaws are available on our website at www.huntsman.com in the "Investor Relations" section. We will also furnish copies of our Bylaws free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com. For additional information about stockholder nominations, including nominations for the 2017 annual meeting of stockholders, see "Stockholder Proposals and Director Nominations for the 2017 Annual Meeting."

From time to time, the Governance Committee may request additional information from the nominee or the stockholder. The Governance Committee uses the same process to screen all potential candidates, regardless of the source of the recommendation. The Governance Committee determines whether the candidate meets our minimum qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate. Except as described under "Stockholder Proposals and Director Nominations for the 2017 Annual Meeting," the procedures set forth in Section 2.8 of our Bylaws are the exclusive means for a stockholder to make director nominations or submit other proposals before an annual or special meeting of the stockholders.

STOCKHOLDER COMMUNICATIONS POLICY

Stockholders and other interested parties may communicate directly and confidentially with the Board, the non-management directors, the independent directors or the Lead Independent Director by sending a letter addressed to the intended recipients, c/o Corporate Secretary, Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or by sending an e-mail specifying the intended recipients to CorporateSecretary@huntsman.com. The Corporate Secretary will review such communications and, if appropriate, forward them only to the intended recipients. Communications that do not relate to the responsibilities of the intended recipients as directors of Huntsman (such as communications that are commercial or frivolous in nature) will not be forwarded. In addition, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will not be forwarded. A copy of our Stockholder Communications Policy is available on our website at www.huntsman.com.

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted Corporate Governance Guidelines, and the Governance Committee is responsible for implementing the guidelines and making recommendations to the Board concerning corporate governance matters. The guidelines are available on our website at www.huntsman.com. We will also furnish copies of the guidelines free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com.

Among other matters, the guidelines provide for the following:

•
membership on the Board is made up of a majority of independent directors who, at a minimum, meet the criteria for independence required by the NYSE;

•
each regularly scheduled Board meeting includes an executive session of the non-management directors;

•
the independent directors will meet in executive session at least once annually;

•
the Board and its committees each conduct an annual self-evaluation;

•
non-management directors are not permitted to serve as a director for more than three other public companies;

•
our Chief Executive Officer is not permitted to serve as a director for more than two other public companies;

•
directors are expected to attend all meetings of the Board and of the committees of which they are members;
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•
directors not also serving as executive officers are required to offer their resignation effective at the next annual meeting of stockholders upon reaching their 75th birthday (subject to certain exceptions);

•
directors are required to offer their resignation upon a change in their principal occupation;

•
directors should function consistent with the highest level of professional ethics and integrity; and

•
to effectively discharge their oversight duties, directors have full and free access to our officers and employees.

Despite Mr. Shoemaker already having reached his 75th birthday, the Board determined that due to his important continued contributions to the Board and the difficulty of finding a comparable replacement, Mr. Shoemaker should be nominated to serve for an additional one year term ending in 2017.

FINANCIAL CODE OF ETHICS AND BUSINESS CONDUCT GUIDELINES

The Board has adopted a Financial Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer or Controller. Among other matters, this code is designed to promote:

•
honest and ethical conduct;

•
avoidance of conflicts of interest;

•
full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

•
compliance with applicable governmental laws and regulations and stock exchange rules;

•
prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•
accountability for adherence to the code.

In addition, the Board has adopted Business Conduct Guidelines. The Board requires all directors, officers and employees to adhere to these guidelines in addressing the legal and ethical issues encountered in conducting their work. The Financial Code of Ethics and Business Conduct Guidelines are available on our website at www.huntsman.com. We will also furnish copies of the Financial Code of Ethics and Business Conduct Guidelines free of charge to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com. We intend to disclose any amendments to, or waivers from, our code of ethics on our website.

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PART 4	COMPENSATION DISCUSSION AND ANALYSIS

WE ASK THAT YOU VOTE TO APPROVE OUR SAY-ON-PAY PROPOSAL

At our 2016 Annual Meeting, our stockholders will again have an opportunity to cast an advisory say-on-pay vote on the compensation paid to our named executive officers. We ask that our stockholders vote to approve executive officer compensation. Please see "Proposal No. 2—Advisory Vote to Approve Named Executive Officer Compensation."

In accordance with the preference expressed by our stockholders at the 2011 annual meeting, we continue to hold annual advisory votes on executive compensation. Stockholders are given an opportunity to cast an advisory vote on the frequency of future say-on-pay votes every six years, with the next opportunity occurring in connection with our annual meeting in 2017.

This Compensation Discussion and Analysis, or CD&A, provides information regarding how we paid our executives in 2015, including the following named executive officers (our "NEOs"):

Name	Title

Jon M. Huntsman	Executive Chairman of the Board (our "Executive Chairman")

Peter R. Huntsman	President and Chief Executive Officer (our "CEO")

J. Kimo Esplin	Executive Vice President and Chief Financial Officer

Anthony P. Hankins	Division President, Polyurethanes and CEO—Asia Pacific

Simon Turner	Division President, Pigments & Additives

COMPENSATION SUMMARY

WHAT MAKES US UNIQUE

Our Compensation Committee has established an executive compensation program for our executive officers, including our NEOs, taking into account the features of our company that make us unique:

• We grew as a family business and bear the name of our founder and Executive Chairman, Jon M. Huntsman

•

We believe there is substantial value in our name, our history and the continued leadership of Jon M. Huntsman and Peter R. Huntsman, who has served as our CEO since 2000; their different leadership roles reflect their unique contributions

•

We operate five distinct global divisions, and the presidents of these divisions are held accountable for both operating and financial performance, with our CEO fulfilling many of the duties of a chief operating officer; we believe this approach places additional responsibilities on our CEO and our Division Presidents as compared to many of our peers

• In our business sector, the financial measures most important to our investors are adjusted EBITDA(1) and cash flow and we compensate our executive officers accordingly
• We maintain a close dialogue with our long-term investors regarding our business strategy, and we focus on long-term value creation for both our stockholders and debt holders
(1)
Throughout this Proxy Statement, we refer to our EBITDA and adjusted EBITDA, which are non-GAAP financial measures. A presentation and reconciliation to the most directly comparable GAAP financial measures is contained on pages 63-64 of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 16, 2016.
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PERFORMANCE HIGHLIGHTS IN 2015

As described in more detail throughout this CD&A, one of the primary objectives of our executive compensation program is to align our executive officers' pay with our performance. Specific performance highlights in 2015 include the following:

• Corporate adjusted EBITDA, the primary metric by which we believe our stockholders measure the financial performance of our company, was $1,221 million
• Corporate net operating cash flow, which is also an important measure of the financial performance of our company and has a significant impact on our liquidity, was $412 million
• Shared services fixed costs, which is used to evaluate the ability of shared corporate departments to beat budgetary estimates, was $342 million

HOW WE PAID FOR PERFORMANCE IN 2015

For 2015, the Compensation Committee designed our executive compensation program so that a significant majority of each officer's total target direct compensation was in the form of performance-based incentive compensation. On average, 72% of the 2015 total target direct compensation of our NEOs was at risk, tied to specific annual performance metrics and the performance of our common stock. Please see "—2015 Executive Compensation Decisions—Mix of Total Target Direct Compensation in 2015" for additional information.

Based on our performance in 2015, during which we did not achieve our adjusted EBITDA targets but had solid financial results in the face of numerous challenges, annual cash performance awards paid to all our NEOs (other than Mr. Turner) for 2015 were below their respective target award levels thereby aligning their pay with our overall performance for the year.

The below chart demonstrates the alignment of our CEO's total direct compensation with our performance in adjusted EBITDA and in adjusted EBITDA excluding our Pigments & Additives business over the last five years. We show results without our Pigments & Additives segment due to the volatile and cyclical nature of the titanium dioxide business within the segment. We believe this chart demonstrates the alignment of our CEO's pay with the businesses we believe our executive officers are able to more directly influence. As we have stated publicly, we remain committed to the separation of our titanium dioxide business.

5-YEAR ADJUSTED EBITDA VS. CEO TOTAL DIRECT COMPENSATION(1)

(1)
"Total direct compensation" consists of (i) annual base salary, (ii) the annual cash performance award paid with respect to services for the applicable year, and (iii) the aggregate grant date fair value of long-term equity incentive awards granted during the applicable year in the form of stock options, restricted stock and,
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  beginning in 2015, performance share units. See "Executive Compensation—Summary Compensation Table" for total compensation paid to our CEO and other named executive officers for 2015.

REALIZABLE PAY

As a result of the link between pay and performance at the core of our incentive plans, the 2015 realizable pay for our CEO of $5.4 million was below his 2015 targeted total direct compensation of $12.1 million. Realizable pay is the sum of: (1) salary, (2) actual cash performance award paid for a fiscal year, and (3) unvested performance shares valued at target, the value of restricted stock awards and the "in-the-money" value of stock options granted for a fiscal year, and in each case for 2015, calculated using the Company's $11.37 stock price on December 31, 2015. Realizable pay assumes equity awards are 100% vested upon grant, even though such awards vest over a period of two or three years.

The chart below shows the difference between our CEO's total direct compensation and his realizable pay over the three-year period from 2013 to 2015. The CEO's realizable pay is approximately 47% below his targeted total direct compensation for the cumulative three-year period including a decline of 75% in the value of his long-term equity incentives compared to their grant date fair value due to the decline in the Company's stock price in 2015.

2013-2015 AGGREGATE REALIZABLE PAY

OUR 2015 SAY-ON-PAY RESULT

We believe our compensation programs have been effective in implementing our primary compensation objectives. However, based in part on the results of our 2014 say-on-pay vote (approximately 75% of the total votes cast (excluding abstentions)) were in favor of our say-on-pay proposal at our 2014 annual meeting) and feedback received from our stockholders relevant to our compensation practices, the Compensation Committee made certain changes to our compensation program for 2015 to further strengthen the alignment between our pay and performance, including:

Our Response to Stockholder Feedback

We instituted grants of performance share units that vest upon the achievement of relative TSR milestones. 30% of long-term equity incentive awards granted to our executive officers in 2015 were in the form of performance share units.

We modified the Executive Chairman's annual cash performance award opportunity so that an increased portion (80%) is tied to the achievement of financial metrics and his maximum cash performance award eligibility was reduced from $7,500,000 to $5,000,000. We also changed the Executive Chairman's long-term equity incentive award mix so that it includes stock options and performance share units in addition to restricted stock for the 2015 awards.

These changes were highlighted in our 2015 Proxy Statement. At our 2015 annual meeting, over 97% of the total votes cast (excluding abstentions) were in favor of our say-on-pay proposal. In determining executive compensation for 2016, the Compensation Committee considered, among other things, the overwhelming support of the 2015 say-on-pay proposal in determining not to make significant additional changes to our compensation program design at this time.

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OBJECTIVES OF HUNTSMAN'S EXECUTIVE COMPENSATION PROGRAM

The primary objective of our overall executive compensation program is to create stockholder value. In support of this objective, our executive compensation program is designed to: (i) align pay with performance; (ii) attract, motivate and retain executives critical to our long-term success by providing a competitive compensation structure; (iii) align our executives' interests with those of our stockholders; and (iv) discourage excessive risk-taking. The chart below indicates the key features of our executive compensation program and how they align with our objectives.

Compensation Feature	Aligns Pay With Performance	Supports a Competitive Compensation Structure	Aligns Executives and Stockholders' Interests	Encourages Long-Term Focus	Balances Short-Term and Long-Term Risk-Taking

Salary		✓
Annual Cash Performance Award	✓	✓	✓		✓
Restricted Stock Award	✓	✓	✓	✓	✓
Stock Option Award	✓	✓	✓	✓	✓
Performance Share Units	✓	✓	✓	✓	✓
Perquisites		✓
Health Benefits, Retirement Plans and Severance Arrangements		✓
Compensation-related policies:
• Clawback Policy
• Stock Ownership Guidelines			✓	✓	✓
• Insider Trading/Anti-Hedging Policy
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ELEMENTS OF HUNTSMAN'S EXECUTIVE COMPENSATION PROGRAM

Additional information about our executive compensation program is provided below, along with a discussion of how various compensation elements align with our compensation objectives.

TOTAL DIRECT COMPENSATION

We provide our executive officers with a mix of pay that reflects our belief that executive officers should have elements of their compensation tied to both short- and long-term performance. The Compensation Committee strives to align the relative proportion of each element of total direct compensation with the competitive market and our objectives, as well as to preserve the flexibility to respond to the continually changing global environment in which we operate. When determining the competitiveness of each NEO's total direct compensation, the Compensation Committee does not target specific percentiles among the industries in which we compete. Generally, as employees move to higher levels of responsibility with greater ability to influence our financial results, the percentage of performance-based pay will increase. Total direct compensation received by our NEOs comprises the following elements:

Compensation Element		Description and Purpose of the Element

Annual Cash	Base Salary	Designed to be a fixed portion of total compensation, an executive officer's base salary generally reflects the officer's responsibilities, tenure, job performance, special circumstances (such as overseas assignments) and the market for the executive's services.

Compensation	Annual Cash Performance Award	Payment of the award depends on performance against predetermined goals and a subjective evaluation of individual performance including success in areas significant to us as a whole or to a particular business unit or function.

Restricted Stock	Supports a long-term focus by executives, as their value is tied to the value of our common stock over time. Also provides a strong retention incentive by vesting over a three-year period.

For 2015, represents 40% of equity-based compensation for each of our NEOs.

Long-Term Equity-Based Compensation	Stock Options	The ten-year exercise period of options creates a long-term interest in maximizing stock price appreciation and discourages profit-taking by executives in the short term. Also provides a strong retention incentive by vesting over a three-year period.

Unlike other awards, their value as an incentive typically continues long after their vesting period is over. For example, NEOs with options from our initial grant date in 2005 only recently exercised these options just prior to their expiration.

For 2015, represents 30% of equity-based compensation for each of our NEOs.

Performance Share Units	Beginning in 2015, granted to focus executives on creating stockholder value by increasing TSR performance relative to peers over a three-year period.

For 2015, represents 30% of equity-based compensation for each of our NEOs.

A detailed discussion of the total target direct compensation awarded to our NEOs for 2015, and graphical illustrations of the proportionate amount of performance-based compensation for 2015, is set forth below in "—2015 Executive Compensation Decisions."

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OTHER ELEMENTS OF COMPENSATION

In addition to the elements of total direct compensation described above, our executive compensation program includes other elements of compensation that are designed primarily to attract, motivate and retain executives critical to our long-term success and to provide a competitive compensation structure overall.

Element	Description and Purpose of the Element

Health and Welfare Benefits	We provide our NEOs with health and welfare benefits that are intended to be part of a competitive total compensation package with benefits comparable to those provided to employees and executives at other companies in the chemical industry and the general market. Our NEOs participate in our health and welfare programs on the same basis as our other employees.
Retirement and Savings Plans	We provide our NEOs with retirement and savings plan benefits that are intended to be part of a competitive total compensation package with benefits comparable to those provided to employees and executives at other companies in the chemical industry and the general market.

We provide certain defined benefit pension plans, including the Huntsman Pension Plan (a tax-qualified pension plan) and the Huntsman Supplemental Executive Retirement Plan (a nonqualified supplemental pension plan for executives who exceed the qualified plan limitations) to eligible employees. In addition, we provide the Huntsman Pension Scheme to our U.K. employees in the Polyurethanes segment, such as Mr. Hankins. We provide the Tioxide Pension Fund to our U.K. employees, such as Mr. Turner, who is also a participant in the nonqualified supplemental Huntsman Global Pension Scheme, and who has a Company pension top-up feature with the overall objective of providing a pension based on pensionable service to December 31, 2010, and final pensionable salary. Employees in foreign jurisdictions participate in the retirement and savings plans mandated by applicable law. We also provide executive officers in the U.S. the opportunity to participate in two defined contribution savings plans: a salary deferral plan (the "401(k) Plan"), and a supplemental savings plan (the "Supplemental Savings Plan"). In addition, officers in the U.K., including Mr. Turner, are eligible for the Huntsman UK Pension Plan, which is a defined contribution pension arrangement for U.K. employees. We merged our money purchase pension plan (the "MPP") with our 401(k) Plan on October 15, 2014, and we maintain a supplemental executive money purchase plan (the "SEMPP"); however, contributions under both the MPP and the SEMPP ceased on September 1, 2014.
For an explanation of the major features of our retirement and savings plans, see "Executive Compensation—Pension Benefits in 2015" and "—Nonqualified Deferred Compensation in 2015."
Perquisites	We provide additional compensation to our NEOs in the form of perquisites for the convenience of executives in meeting the demands of their positions comparable to those provided to executives at other companies in the chemical industry and the general market. The Compensation Committee reviews our policies with respect to perquisites and considers whether and to what extent it may be appropriate for our NEOs to reimburse our company for perquisites.

For a description of these perquisites and the amounts paid to our NEOs in 2015, see "Executive Compensation—2015 Summary Compensation Table" and "—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table."
Severance Arrangements	We provide payments and benefits to our executive officers upon certain severance events through the Huntsman Executive Severance Plan (the "Executive Severance Plan"), business segment severance plans, and through individual severance agreements in order to attract and retain executive talent necessary for our business. We have entered into individual severance arrangements with Jon M. Huntsman and Peter R. Huntsman (the "Severance Agreements"). These arrangements are designed to provide protection to our executive officers who are primarily tasked with the management of our overall operations and business strategy and we believe these arrangements are on market terms.
For a description of these arrangements, see "Executive Compensation—Potential Payments upon Termination or Change of Control."
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2015 EXECUTIVE COMPENSATION DECISIONS

TOTAL TARGET DIRECT COMPENSATION

The charts below illustrate the amount of total target direct compensation for 2015 allocated to each component for the Executive Chairman, the CEO and the other NEOs and highlight the amount of total target direct compensation at risk. We structure the compensation of our Executive Chairman and CEO to provide a total compensation package toward the higher end of the competitive range for executives holding comparable positions in light of their unique and indispensable roles, which are described in greater detail below. We structure the compensation of our other executives to provide a total compensation package that, at expected levels of performance, is similar to the total compensation package provided to executives holding comparable positions or having similar qualifications at our Proxy Peers and other comparable companies (each as described below under "—How We Determine Executive Compensation").

The amounts actually realized by these executive officers with respect to the annual cash performance awards and long-term equity incentive awards granted in 2015 depend, as applicable, on the level of attainment of the relevant performance goals and the value of our common stock when the awards vest or are exercised.

This mix of pay elements represents our belief that the executive officers should have elements of their compensation tied to both short- and long-term objectives. The Compensation Committee's decisions regarding the mix of pay reflects our compensation philosophy, market reference data provided by Meridian and each officer's role in achieving our strategic objectives.

COMPENSATION FOR OUR EXECUTIVE CHAIRMAN AND OUR CEO

Our company has the unique opportunity to be led by both our CEO, Peter R. Huntsman, and our founder and Executive Chairman, Jon M. Huntsman. Each plays a unique and indispensable role in the success of our company, and we believe the company benefits significantly from its association with the Huntsman family and their philanthropic efforts, led by Jon M. Huntsman. This association is widely perceived as fostering sustainability, increasing employee morale and enhancing general name awareness.

As CEO, Peter R. Huntsman leads our company, develops our vision and strategy, oversees implementation of our strategy as well as our operations and business divisions, and is responsible for ensuring the long-term success of our company. To align Peter R. Huntsman's role with his compensation, we provide a significant portion of his compensation in the form of equity-based incentives tied to the long-term performance of our common stock. Peter R. Huntsman also fulfills many of the duties of a chief operating officer for our company.

In addition to supporting the CEO in the execution of his duties, especially the development of our vision and strategy, Jon M. Huntsman's role is to act as an ambassador for our company and as its principal strategic adviser, and thus his compensation has historically been weighted more heavily towards cash awards to encourage specific actions in the applicable period, such as promoting the company's brand, mentoring senior executives and new Board members, developing and maintaining key relationships and exploring strategic opportunities.

In response to stockholder feedback, the Compensation Committee made changes to Jon M. Huntsman's compensation for 2015. These changes include altering the mix of his equity-based grants to include performance share units and stock options in addition to restricted stock. The Compensation Committee also increased the portion of his annual cash performance award tied to the achievement of measureable financial goals from 50% to 80% to more closely align with the way we compensate our other NEOs.

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2015 BASE SALARY CHANGES

Officer	2014	2015(1)	% Increase

Jon M. Huntsman	$1,325,000	$1,325,000	n/a

Peter R. Huntsman	$1,600,000	$1,700,000	6.3%

J. Kimo Esplin	$650,000	$671,500	3.3%

Anthony P. Hankins	$819,600	$846,600	3.3%

Simon Turner(2)	$499,989	$559,491	11.9%

(1)
Changes in base salary rate are effective as of April 1 of the applicable year.
(2)
Mr. Turner's base salary increased from GBP 324,100 in 2014 to GBP 362,670 in 2015. His 2015 salary is based on an exchange rate of 1 GBP to 1.5427 USD, being the exchange rate as of March 2, 2015. March 2, 2015 was an internal date used to estimate pro forma elements of compensation in 2015; a date in the first quarter is generally set for these purposes each year.

The Compensation Committee determined that the base salary of Jon M. Huntsman remained competitively positioned relative to market levels and, as a result, elected not to increase his salary in 2015. Peter R. Huntsman received an increase after receiving no base salary increase for the previous three years, which increase the Compensation Committee determined was appropriate to competitively position his salary relative to market levels. Messrs. Esplin and Hankins received modest increases to their base salary rates consistent with the salary adjustments provided to our employee population generally; however, Mr. Hankins' base salary remains higher than that of comparable positions within our peer group to reflect the added responsibilities of his role as CEO—Asia Pacific and his responsibility for both operational and financial performance of our Polyurethanes division. Mr. Turner received a larger increase due to his leadership of the newly acquired businesses from Rockwood, which substantially increased the portfolio of businesses in the Pigments & Additives segment.

2015 ANNUAL CASH PERFORMANCE AWARD

Our annual cash performance awards are designed to reward our executive officers for achievement of annual performance goals set by the Compensation Committee. The Compensation Committee selects performance measures that are important to our operations and that contribute to the creation of stockholder value. Beginning in 2015, the Compensation Committee implemented an award pool program, which provides a mechanism to fund the annual cash performance awards based on achievement of a baseline performance hurdle established by the Compensation Committee. The award pool, together with the establishment of the baseline performance hurdle and a corresponding maximum award level, facilitates the Compensation Committee's intention that the annual cash performance awards qualify for tax deductibility under Section 162(m) of the Internal Revenue Code.

2015 Award Pool.    For those executives whose compensation was subject to the deductibility limits of Section 162(m), 2015 cash performance awards were contingent upon achievement of a baseline performance hurdle tied to corporate adjusted EBITDA that was established by the Compensation Committee. Under the formula used to establish the award pool, the maximum amount that could be paid to officers participating in the award pool as a group was 2% of actual corporate adjusted EBITDA. In addition, individual award amounts were limited to an allocated portion of the award pool for each participating officer and the stockholder approved maximum of $15 million as provided in our Huntsman Stock Incentive Plan (the proposed Huntsman 2016 Stock Incentive Plan includes the same $15 million maximum). These limits established the maximum annual dollar denominated cash performance awards that could be paid while the Compensation Committee retained discretion to pay lesser amounts based on the Compensation Committee's evaluation of the established performance measures, weightings and target and maximum award guidelines described below. Actual awards to officers covered by the award pool program were based on the Compensation Committee's assessment of our overall corporate performance, as well as individual and businesses performance, utilizing the negative discretion permitted by Section 162(m).

2015 Annual Cash Performance Award Design.    Independent from the award pool program, the Compensation Committee establishes target annual cash performance award guidelines for the NEOs set as a percentage of their base salaries (other

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than the Executive Chairman). The following table summarizes the target and maximum annual cash performance award guidelines, performance measures and corresponding weightings for each of our NEOs for 2015.

Officer	Target Award Guideline	Target % of Base Salary	Maximum Award Guideline	Performance Measures	Weightings

Jon M. Huntsman	$2,500,000	n/a	$5,000,000	Corporate adjusted EBITDA	60%
				Corporate net operating cash flow	20%
				Strategic and operational objectives	20%

Peter R. Huntsman	$2,380,000	140%	$4,760,000	Corporate adjusted EBITDA	60%
				Corporate net operating cash flow	20%
				Strategic and operational objectives	20%

J. Kimo Esplin	$470,050	70%	$940,100	Corporate adjusted EBITDA	30%
				Corporate net operating cash flow	20%
				Shared services fixed costs	20%
				Environmental, health & safety (EH&S) compliance	20%
				Individual performance	10%

Anthony P. Hankins	$592,620	70%	$1,185,240	Corporate adjusted EBITDA	20%
				Polyurethanes adjusted EBITDA	30%
				Corporate net operating cash flow	10%
				Polyurethanes net operating cash flow	10%
				EH&S compliance	20%
				Individual performance	10%

Simon Turner	$391,644	70%	$783,288	Corporate adjusted EBITDA	10%
				Pigments & Additives adjusted EBITDA	20%
				Pigments & Additives working capital	10%
				EH&S compliance	10%
				Rockwood synergies	50%

The target and maximum cash performance award guideline amounts for the NEOs were set to generally align with competitive levels relative to comparable executive positions at our Proxy Peers and other chemical and general industrial companies. The Compensation Committee assigns different performance measures and weightings for each NEO in order to align annual incentives with the performance measures most relevant to each officer's role and most within the particular officer's control. Potential payout of individual annual cash performance awards depends upon both company performance and individual contributions to our success, with the target and maximum award amounts serving as a guideline for ultimate payouts with respect to annual cash performance awards to NEOs.

For 2015, the Compensation Committee modified the Executive Chairman's annual cash performance award to be identical to that of the CEO in terms of the applicable performance measures and weightings. Specifically, the Compensation Committee modified the performance measures and weighting applicable to the Executive Chairman's award so that an increased portion (80%) of the award is tied to the achievement of measurable financial metrics (increased from 50% in 2014). This change was made both in response to specific feedback from our stockholders and the Compensation Committee's determination that a consistent approach to the annual cash performance award programs for senior executives was preferable. As a result, while previously we reviewed the specific actions taken by the Executive Chairman to support our business objectives during the year when determining 50% of his total payment, now he is rewarded primarily by the effect these actions ultimately have on our financial results. In determining the 20% portion of the award tied to non-financial metrics for both the Executive Chairman and the CEO, the Compensation Committee reviews achievement of strategic and operational objectives, including reduction of corporate fixed costs, return on net assets, safety, TSR, Rockwood synergies, corporate net debt reduction, execution of our strategic plan and leadership development. The Compensation Committee also reduced the Executive Chairman's maximum potential payment guideline from $7,500,000 to $5,000,000.

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2015 Performance Measures and Performance Goals.    The following table provides additional detail regarding the selected performance measures for the 2015 annual cash performance awards:

Performance Metric	What It Is	Why We Use It

Corporate and divisional adjusted EBITDA(1)	An indicator of general economic performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, or levels of depreciation and amortization	Primary measure by which our stockholders measure our financial performance, thus aligning the interests of management with the interests of our stockholders
Corporate and divisional net operating cash flow	An indicator of the amount of cash generated by our operations before strategic considerations including restructuring, acquisitions, joint ventures, incurrence of indebtedness and pension funding
Our strategic goal of maintaining adequate liquidity is directly impacted by net operating cash flow, which we use instead of free cash flow due to our desire to encourage our executive officers to make strategic decisions
Shared services fixed costs	A measure of whether all departments shared at a corporate level by all of our businesses meet, exceed or fall short on yearly budget projections	Controlling costs at a corporate level continues to be an important strategic objective for our company
Working capital	A measure of operating liquidity that is a key driver of net operating cash flow	Working capital was important to our Pigments & Additives segment as they were focused on managing raw materials costs and cash
EH&S compliance	A measure of compliance with environmental performance and injury reduction objectives	Discourages risk-taking for short-term profits to the detriment of the long-term health of our company
Rockwood synergies	A measure of the cost savings achieved with the integration of businesses acquired from Rockwood	Achievement of synergies was a key consideration in the acquisition of the businesses acquired from Rockwood

(1)
Corporate adjusted EBITDA is calculated by eliminating the following from EBITDA: (a) acquisition and integration expenses and purchase accounting adjustments; (b) EBITDA from discontinued operations; (c) loss (gain) on disposition of businesses/assets; (d) loss on early extinguishment of debt; (e) certain legal settlements and related expenses; (f) amortization of pension and postretirement actuarial losses; (g) net plant incident remediation costs; and (h) restructuring, impairment, plant closing and transition costs.

The Compensation Committee also established threshold, target and maximum performance goals for each of the financial performance measures relevant to our NEOs as follows:

	2015 (in millions)

Performance Measure	Threshold Goal	Target Goal	Maximum Goal

Corporate adjusted EBITDA	$1,061.3	$1,415.0	$1,478.7

Corporate net operating cash flow	$353.3	$471.0	$529.9

Polyurethanes adjusted EBITDA	$512.3	$683.0	$768.4

Polyurethanes net operating cash flow	$384.0	$512.0	$576.0

Pigments & Additives adjusted EBITDA	$105.0	$140.0	$157.5

Pigments & Additives working capital	$62.0	$78.0	$90.0

Rockwood synergies	$50.0	$60.0	$65.0

Reduction in shared services fixed costs	$373.4	$359.0	$344.6

The Compensation Committee attempts to make achievability of these targets roughly equivalent. If we achieve corporate adjusted EBITDA of less than 85% of target, the payout for all other components may be capped at target. If corporate adjusted EBITDA is less than 75% of target, the threshold goal, then payment of any other component of the award would be at the

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discretion of our CEO and the Compensation Committee. The Compensation Committee believes that requiring a minimum adjusted EBITDA threshold be met to receive any payment with respect to the annual cash performance awards both aligns executives' interests with those of stockholders and prevents excessive annual cash performance award payments in times when our financial performance fails to meet our expectations.

2015 Financial Performance.    The 2015 targets were designed to require significant effort to achieve, yet to be realistic enough to incentivize our executive officers' performance. For 2015, actual performance and performance as a percentage of targets were as follows:

Performance Criteria	2015 Performance (In Millions)	% of Target

Corporate adjusted EBITDA	$1,221.2	86%

Corporate net operating cash flow	$411.5	87%

Polyurethanes adjusted EBITDA	$573.4	84%

Polyurethanes net operating cash flow	$479.4	94%

Pigments & Additives adjusted EBITDA	$60.9	44%

Pigments & Additives working capital	$64.7	83%

Rockwood synergies	$82.0	137%

Shared services fixed costs	$341.6	105%

2015 EH&S Compliance Performance.    For 2015, the Compensation Committee redesigned the compliance performance measure to focus on EH&S objectives and to exclude the measure related to compliance with the Sarbanes-Oxley Act of 2002 and corporate policies. The Compensation Committee decided to exclude the latter measure due to continued achievement of this objective and a desire to focus on other compliance metrics. The EH&S compliance objectives were as follows:

Performance Measure	How Measured	Weighting

Process safety objective	Company-wide achievement of process safety objectives by Mr. Esplin and divisional achievement by Messrs. Hankins and Turner.	10%
Injury reduction objective	Company-wide achievement of corporate recordable safety by Mr. Esplin and divisional achievement by Messrs. Hankins and Turner.	10%

For Mr. Esplin, these EH&S compliance objectives were achieved above target for process safety objectives and below target for the injury reduction objective. Mr. Hankins' performance was above target for both process safety and injury reduction objectives, in each case, for the Polyurethanes segment. Mr. Turner's performance was below target for both process safety and injury reduction objectives, in each case, for the Pigments & Additives segment.

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Performance in Strategic and Operational Objectives and Individual Performance.

Officer	Performance	% of Target

Jon M. Huntsman	• Strong company performance in achievement of strategic objectives including fixed cost reduction, return on net assets, process safety, Rockwood synergies achievement, environmental release rate, corporate net debt reduction, execution of our strategic plan and leadership development	87%
	• Solid performance in implementing and overseeing the execution of the long-term strategy of our company
	• Underperformance in TSR and OSHA recordable injury rate
Peter R. Huntsman	• Strong company performance in achievement of strategic objectives including fixed cost reduction, return on net assets, process safety, Rockwood synergies achievement, environmental release rate, corporate net debt reduction, execution of our strategic plan and leadership development	87%
	• Solid performance in ongoing strategic leadership at the Company and Board levels
	• Underperformance performance in TSR and OSHA recordable injury rate
J. Kimo Esplin	• Strong performance on reducing fixed costs and delivering on restructuring initiatives	87%
	• Solid performance in executing the Company's financial strategy including cash flow initiatives
Anthony P. Hankins	• Strong EH&S performance in the areas of injury reduction and process safety	87%
	• Solid performance in leading the Polyurethanes segment to a good year notwithstanding foreign currency headwinds and volatile prices for certain of our cyclical chemical products
Simon Turner	• Mr. Turner's cash performance award did not have an individual performance component	n/a

As reflected in the following table, in the aggregate, Jon M. Huntsman received a cash performance award payout equal to 27% of his maximum potential award guideline amount, which was 70.4% less than his 2014 cash performance award. Peter R. Huntsman received a cash performance award payout equal to 27% of his maximum potential award guideline amount, which was 57% less than his 2014 cash performance award.

2015 Annual Cash Performance Awards.    Based on the results discussed above, the Compensation Committee awarded the following annual cash performance awards:

Officer	% of Target Award Earned	Cash Performance Award Earned

Jon M. Huntsman	54%	$1,361,402

Peter R. Huntsman	54%	$1,296,000

J. Kimo Esplin	89%	$417,827

Anthony P. Hankins	81%	$479,411

Simon Turner	215%	$843,613

Mr. Turner's ultimate cash performance award was above his established maximum cash performance award guideline in recognition of the increased role Mr. Turner has assumed with the addition of the Rockwood businesses and his achievement of $82 million in synergies in integrating these businesses, which was 37% higher than targeted for 2015. His ultimate payout

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amount was less than the maximum annual dollar denominated cash performance award amount that could be paid to him under the annual pool program, due to the Compensation Committee's exercise of negative discretion.

LONG-TERM EQUITY COMPENSATION

For 2015, in addition to awards of stock options and time-based restricted stock, the Compensation Committee approved awards of performance share units that vest upon the achievement of relative TSR milestones. The Compensation Committee believes relative TSR is an appropriate long-term performance metric for the performance share unit awards because it promotes strong shareholder alignment and is a prevalent metric used by other companies.

Specifically for 2015, the long-term equity incentive awards granted to each NEO were comprised of a mix of stock options (30% value), restricted stock (40% value) and performance share units (30% value). For 2014, the long-term equity compensation awards granted to the NEOs (other than Jon M. Huntsman) were comprised of 50% stock options and 50% restricted stock, and the long-term equity compensation awards granted to Jon M. Huntsman were solely in the form of restricted stock awards. The Compensation Committee made these changes in 2015 in response to stockholder feedback requesting an increased emphasis on equity-based grants tied to performance measures.

The Compensation Committee targeted long-term equity compensation awards for the NEOs at levels intended to competitively position the total target direct compensation of the executive officers and to reflect the individual roles and contributions of our NEOs. The targeted award amount was converted to a number of shares based on the grant date fair value of the respective award. The 2015 long-term equity incentive awards approved for the NEOs were as follows:

Officer	Stock Options	Restricted Stock	Targeted Performance Share Units	Total Shares

Jon M. Huntsman	70,355	41,774	31,331	143,460

Peter R. Huntsman	239,645	142,292	106,719	488,656

J. Kimo Esplin	38,462	22,837	17,128	78,427

Anthony P. Hankins	22,189	13,175	9,881	45,245

Simon Turner	25,148	14,932	11,199	51,279

The restricted stock and stock option awards granted in 2015 are subject to a three-year ratable annual vesting schedule that requires service for a continuous three-year period to become fully vested.

The performance share unit awards granted in 2015 vest and lapse their associated restrictions ratably in two equal annual installments on December 31, 2016 and December 31, 2017, respectively, and, in each case, subject to the achievement of relative TSR performance metrics and continued service through the applicable vesting date. The performance share unit awards are settled in stock upon vesting, and any dividends paid with respect to the underlying shares are accumulated and paid when and to the extent the award vests and is earned, either in cash or additional shares at the Compensation Committee's election.

The company peer group used to determine relative TSR performance (the "2015 Performance Peers") represents industry-specific public companies against whom we compete for market share. Although there is some overlap between the two groups, the 2015 Performance Peers differ from our Proxy Peers, described below, because these are companies whose valuations are influenced by similar financial metrics and we compete against these companies for market share and investor capital. As described below, the Proxy Peers are companies against whom we compete in the global chemical industry for business opportunities and executive talent. The 2015 Performance Peers are as follows:

• Albemarle Corporation	• Dow Chemical Company	• LyondellBasell Industries N.V.
• Ashland Inc.	• EI du Pont de Nemours and Company	• Stepan Company
• BASF SE	• Eastman Chemical Company	• Tronox Ltd
• Celanese Corporation	• Kraton Performance Polymers Inc.	• Westlake Chemical Corp.
• Clariant N	• Lanxess AG
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For each 2015 Performance Peer, TSR will be measured using a 20 trading day stock price average at the beginning of the performance periods detailed above and a 20 trading day stock price average at the end of the performance periods in order to smooth out any volatility at the beginning and end of the performance periods. Determination of payouts, if any, will be made based on the Company's TSR percentile performance relative to the Performance Peer Group at the end of the respective performance periods. The maximum number of performance shares that may be earned under the program is 200% of the number of shares granted if the Company's TSR performance ranks in the 90th percentile of the 2015 Performance Peers. If the Company's TSR performance ranks below the 25th percentile of the 2015 Performance Peers, there will be no payout. Median performance results in payout at target.

Additional details regarding these 2015 grants are provided under "Executive Compensation—Grants of Plan-Based Awards in 2015" below. None of the awards granted in 2015 provide for automatic accelerated vesting upon termination of employment of the occurrence of a change of control, and only Jon M. Huntsman's 2015 award provides for accelerated vesting automatically upon a change of control. See "Executive Compensation—Potential Payments upon Termination or Change in Control" below for more information.

HOW WE DETERMINE EXECUTIVE COMPENSATION

Under the direction of the Compensation Committee and in coordination with our compensation consultant, Meridian, our CEO and our Senior Vice President, Global Human Resources coordinate the annual review of the executive compensation program. This review includes an evaluation of our performance, corporate goals and objectives relevant to compensation, and compensation payable under various circumstances, including upon retirement or a change of control. In making its decisions regarding each executive officer's compensation, the Compensation Committee considers the nature and scope of all elements of the executive's total compensation package, the executive's responsibilities and his or her effectiveness in supporting our key strategic, operational and financial goals. This review includes an evaluation of each executive officer's historical pay and career development, individual and corporate performance, competitive practices and trends and other compensation issues.

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ROLES OF THE COMPENSATION COMMITTEE, EXECUTIVE MANAGEMENT AND THE COMPENSATION CONSULTANT

The Compensation Committee, executive management and Meridian each play a key role in the Compensation Committee's annual review, evaluation and approval of our executive compensation programs.

Compensation Committee	• Articulates our compensation philosophy, establishes our executive compensation program and implements policies and plans covering our executive officers.
• Reviews, evaluates and approves the compensation structure and level for all of our executive officers.

•

Reviews each element of compensation annually for our Executive Chairman and our CEO and makes recommendations for approval by the independent members of the Board (including those members who serve on the Compensation Committee).

•

Evaluates each executive officer's performance, including through reports from other members of executive management (other than with respect to our CEO and our Executive Chairman) and, in many cases, makes personal observations in determining individual compensation decisions.

Executive Management	• Our CEO articulates our strategic direction and works with the Compensation Committee to identify and set appropriate targets for executives officers (other than the Executive Chairman and himself).

•

Our CEO is assisted by our Senior Vice President, Global Human Resources, who provides advice on the design and development of our compensation programs, the interpretation of compensation data and the effects of adjustments and modifications to our compensation programs.

•

Our CEO and Senior Vice President, Global Human Resources make recommendations to the Compensation Committee regarding each element of compensation for each of our executive officers (other than the CEO and the Executive Chairman).

•

Our CEO also provides the Compensation Committee with his evaluation with respect to each executive officer's performance (other than the performance of our Executive Chairman and himself) during the prior year.

• Our finance and legal departments also assist our CEO and Senior Vice President, Global Human Resources by advising on legal and financial considerations relevant to these programs.
Compensation Consultant

•

Advises the Compensation Committee in its oversight role, advises executive management in the executive compensation design process and provides independent compensation data and analysis to facilitate the annual review of our compensation programs.

• Evaluates levels of executive officer and director compensation as compared to general market compensation data and peer data (as discussed below).

•

Evaluates proposed compensation programs or changes to existing programs, providing information on current executive compensation trends and updates on applicable legislative, technical and governance matters.

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COMPENSATION BENCHMARKING

To assist in its determination of the 2015 target total direct compensation levels for our executive officers, the Compensation Committee considered information included in a compensation benchmarking review prepared by Meridian. The benchmarking review provided competitive market data for each element of compensation, as well as information regarding incentive plan designs and pay practices for executives in similar positions among a selected peer group of companies (the "Proxy Peers"). Information in the compensation benchmarking review served as a reference in the Compensation Committee's overall assessment of the competitiveness of our executive compensation program.

The Proxy Peers are representative of the companies against whom we compete in the global chemical industry for business opportunities and executive talent. Criteria used to select the Proxy Peer companies include financial metrics (i.e., revenue, market capitalization, net income) and the industry segment in which we operate (i.e., organic chemical products and inorganic chemical products). For our compensation benchmarking review for 2015, our Proxy Peers comprised the following twelve companies:

• Air Products and Chemicals Incorporated	• EI du Pont de Nemours and Company	• The Mosaic Company
• Ashland Inc.	• Eastman Chemical Company	• PPG Industries Incorporated
• Celanese Corporation	• Ecolab Inc.	• Praxair Incorporated
• Dow Chemical Company	• Monsanto Company	• Sherwin-Williams Company

The Compensation Committee reviews the composition of the Proxy Peers annually, resulting in some variation in the composition of the group from time to time. For 2015, several changes were made to the peer group. Avery Dennison Corporation and Rockwood Holdings, Inc. were removed and replaced with Ecolab Inc., The Mosaic Company and Praxair Incorporated. No changes to the Proxy Peer companies were made for purposes of 2016 compensation decisions.

In addition to competitive market data for the Proxy Peers, and to assess benchmark data for positions for which pay information is not publicly disclosed, the Compensation Committee also considered competitive market data for companies across a broader group of chemical and general industrial companies. These data are provided by the Equilar Executive Compensation Survey and were included in the compensation benchmarking review. The Compensation Committee considers competitive ranges among our Proxy Peers and these broader industry groups, but does not use the benchmark data to target specific percentiles within these groups.

The Compensation Committee believes the combination of these perspectives offers an appropriate basis for assessing the competitiveness of the compensation for our NEOs.

INDEPENDENCE OF COMPENSATION ADVISERS

Since 2011, the Compensation Committee has retained Meridian as its compensation consultant. Meridian is an independent compensation consulting firm and does not provide any services to us outside of matters pertaining to executive officer and director compensation. Meridian reports directly to the Compensation Committee, which is solely responsible for determining the scope of services performed by Meridian and the directions given to Meridian regarding the performance of such services. Meridian attends Compensation Committee meetings as requested by the Compensation Committee.

The Compensation Committee determined that the services provided by Meridian to the Compensation Committee during 2015 did not give rise to any conflicts of interest. The Compensation Committee made this determination by assessing the independence of Meridian under the six independence factors adopted by the SEC and incorporated into the NYSE Corporate Governance Listing Standards. Further, in making this assessment, the Compensation Committee considered Meridian's written correspondence to the Compensation Committee that affirmed the independence of Meridian and the partners, consultants and employees who provide services to the Compensation Committee on executive and director compensation matters.

The Compensation Committee has on occasion sought the advice of Vinson & Elkins LLP, a law firm that represents and receives fees from our company with respect to legal services provided in other areas. Based on a letter from Vinson & Elkins assessing their independence under the six independence factors adopted by the SEC and incorporated into the NYSE Corporate Governance Listing Standards, the Compensation Committee determined that the services provided by Vinson & Elkins to the Compensation Committee during 2015 also did not give rise to any conflicts of interest.

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COMPENSATION POLICIES AND PRACTICES

STOCK OWNERSHIP GUIDELINES

The Board has adopted Director and Executive Stock Ownership Guidelines (the "Guidelines") to more closely align our directors' and executives' interests with our stockholders' interests and to encourage directors and executives to make decisions that will be in our long-term best interests—through all industry cycles and market conditions. The Guidelines require directors and executive officers to achieve and maintain ownership of our stock equal to six times base salary for the CEO, three times base salary for all other executive officers and three times the annual cash retainer for directors. The stock ownership requirement is based on the participant's base salary or annual retainer (as applicable) and the closing stock price on July 15 of each calendar year.

During any year in which a participant's ownership target is not met, he or she is required to retain at least 50% of net shares delivered through the Huntsman's stock incentive plans ("net shares" means the shares remaining after deducting shares for the payment of taxes and, in the case of stock options, after deducting shares for payment of the exercise price of stock options). Shares acquired by a participant prior to becoming subject to the Guidelines are not subject to the retention restriction. There are exceptions to the retention requirement for estate planning, gifts to charity, education and a participant's primary residence. In addition, hardship exemptions may be made in rare instances. A copy of the Guidelines is available on our website at www.huntsman.com.

As of March 11, 2016, all of our NEOs and directors exceeded the ownership levels specified in the Guidelines. The following table provides the minimum stock ownership level for each NEO and the percentage of the ownership guideline achieved by the officer as of the determination date:

Officer	Ownership	Share Ownership Target	% of Guideline Achieved

Jon M. Huntsman	3x	186,700	100%

Peter R. Huntsman	6x	479,100	100%

J. Kimo Esplin	3x	94,600	100%

Anthony P. Hankins	3x	119,300	100%

Simon Turner	3x	79,400	100%

CLAWBACK POLICY

In September 2014, the Compensation Committee adopted an Executive Compensation Clawback Policy for executive officers. Under this policy, the Company may recover performance-based compensation that was based on achievement of quantitative performance targets if an executive officer engaged in fraud or intentional illegal conduct resulting in a financial restatement. The Company may also recover any awards made to an executive during the prior three years should the executive engage in activity that results in a financial restatement.

PROHIBITED TRANSACTIONS

Our Insider Trading Policy includes trading restrictions, which prohibit employees, directors and related persons from engaging in short-term, hedging or speculative transactions in our securities. Such persons may not execute transactions in short sales, options, such as puts and calls, or any other derivative securities or margin accounts. In addition, while we do not prohibit pledging shares, persons subject to the policy are required to exercise caution when holding securities in a margin account where such securities could be pledged as collateral.

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

The Compensation Committee believes that our compensation programs are appropriately designed to provide a level of incentives that does not encourage our executive officers and employees to take unnecessary risks in managing their respective business divisions or functions and in carrying out their employment responsibilities. As discussed above, a substantial portion of our executive officers' compensation is performance-based, consistent with our approach to executive compensation. Our annual cash performance award program is designed to reward annual financial and/or strategic performance in areas considered critical to our short and long-term success and features a cap on the maximum amount that can be earned in any single year. In addition, we measure performance in many areas other than company profit, such as environmental, health and safety goals, cost-saving initiatives and corporate compliance, to determine an executive's annual cash performance award. We

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believe this discourages risk-taking for short-term profits at the detriment of the long-term health of our company. Likewise, our long-term equity incentive awards are directly aligned with long-term stockholder interests through their link to our stock price, TSR and multi-year ratable vesting schedules. Our executive stock ownership guidelines further provide a long-term focus by requiring our executives to personally hold significant levels of our stock. In addition, we implemented a clawback policy to discourage risk-taking that focuses excessively on short-term financial performance. The Compensation Committee believes that the various elements of our executive compensation program sufficiently incentivize our executives to act based on the sustained long-term growth and performance of our company.

ACCOUNTING AND TAX TREATMENT OF THE ELEMENTS OF COMPENSATION

We account for stock-based awards, including stock options, restricted stock and performance share unit awards, in accordance with FASB ASC Topic 718 (formerly Statement of Financial Accounting Standards No. 123R).

The financial reporting and income tax consequences to us of individual compensation elements are important considerations for the Compensation Committee when it is analyzing the overall level of compensation and the mix of compensation among individual elements. Overall, the Compensation Committee seeks to balance its objective of ensuring an effective compensation package for the NEOs with the desire to maximize the immediate deductibility of compensation—while ensuring an appropriate and transparent impact on reported earnings and other closely followed financial measures.

In making its compensation decisions, the Compensation Committee has considered the implications of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code disallows a tax deduction by us for individual executive compensation exceeding $1 million in any taxable year for our CEO and the other three most highly compensated senior executive officers (other than our CEO and Chief Financial Officer), unless the compensation is "performance-based" under a plan that is approved by our stockholders and that meets certain other technical requirements. As a result, the Compensation Committee intends to design a substantial portion of the total compensation package for each NEO to qualify for the "performance-based" compensation exemption from the deductibility limit. However, the Compensation Committee does have the discretion to design and use compensation elements that may not be deductible under Section 162(m) when necessary for competitive reasons, to attract or retain a key executive, to enable us to retain flexibility in maximizing our pay for performance philosophy or where achieving maximum tax deductibility would not be in our best interest.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed Huntsman Corporation's Compensation Discussion and Analysis for the fiscal year ended December 31, 2015 as set forth above with Huntsman management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE,

Alvin V. Shoemaker, Chair
Nolan D. Archibald
Wayne A. Reaud

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PART 5	EXECUTIVE COMPENSATION

2015 SUMMARY COMPENSATION TABLE

The following table details compensation earned in the years ending 2015, 2014 and 2013 by our NEOs. Our compensation policies are discussed in "Compensation Discussion and Analysis" above.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total

Jon M. Huntsman	2015	$1,325,000	—	$1,664,601	$713,400	$1,361,402	$772,909	$339,019	$6,176,331
Executive Chairman of the Board	2014	$1,293,750	—	$2,377,998	—	$4,597,000	$1,144,194	$339,579	$9,752,521
	2013	$1,200,000	—	$2,000,000	—	$5,538,100	$169,306	$323,507	$9,230,913

Peter R. Huntsman	2015	$1,675,000	—	$5,669,981	$2,430,000	$1,296,000	$0	$442,042	$11,513,023
President and Chief Executive Officer	2014	$1,600,000	—	$3,550,000	$3,550,000	$2,999,079	$3,149,439	$394,325	$15,242,843
	2013	$1,600,000	—	$3,000,000	$3,000,000	$2,729,500	—	$230,655	$10,560,155

J. Kimo Esplin	2015	$666,125	—	$910,003	$390,005	$417,827	$0	$123,414	$2,507,374
Executive Vice President and Chief	2014	$640,025	$150,000	$649,990	$650,000	$553,116	$582,543	$120,134	$3,345,808
Financial Officer	2013	$605,650	—	$600,000	$600,000	$432,400	—	$97,872	$2,335,922

Anthony P. Hankins(6)	2015	$839,850	—	$524,985	$224,996	$479,411	$0	$326,366	$2,395,608
Division President, Polyurethanes and	2014	$813,625	—	$375,000	$375,000	$452,707	$2,997,908	$334,398	$5,348,638
CEO—Asia Pacific	2013	$789,900	—	$375,000	$375,000	$467,600	$1,005,394	$303,667	$3,316,561

Simon Turner(7)	2015	$544,616	—	$595,003	$255,001	$843,613	$1,181,977	$107,519	$3,527,729
Division President, Pigments &	2014	$539,219	$150,000	$400,000	$400,000	$171,542	$1,658,686	$86,037	$3,405,484
Additives	2013	$468,944	—	$425,000	$425,000	$309,527	$11,221	$103,020	$1,742,712

(1)
This column reflects the aggregate grant date fair value of awards of restricted stock and, beginning in 2015, performance share units for each NEO computed in accordance with FASB ASC Topic 718. For purposes of restricted stock awards, fair value is calculated using the closing price of our stock on the date of grant. For purposes of performance share unit awards, fair value is calculated based on the probability of attaining the target performance goals on the date of grant. For information on the valuation assumptions with regard to stock awards, refer to the notes to our financial statements in our annual report on Form 10-K for the applicable year ended 2015, 2014 or 2013, respectively, as filed with the SEC. These amounts reflect the fair value of the reported awards on the date of grant and may not correspond to the actual value that will be recognized by the NEOs.
(2)
This column reflects the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. The fair value of each stock option award is determined on the date of the grant using the Black-Scholes valuation model. For information on the valuation assumptions regarding option awards, refer to the notes to our financial statements in our annual report on Form 10-K for the applicable year ended 2015, 2014 or 2013, respectively, as filed with the SEC.
(3)
This column reflects the annual cash performance awards that were earned for 2015 and paid during the first quarter of 2016. These awards are discussed in further detail under "Compensation Discussion and Analysis—2015 Executive Compensation Decisions—2015 Annual Cash Performance Award."
(4)
This column reflects the aggregate amount of any change in pension value in 2015 for each of the NEOs, to the extent any such aggregate change is positive. See "—Pension Benefits in 2015" for additional information, including the present value assumptions used in this calculation. None of the NEOs had above-market or preferential earnings on nonqualified deferred compensation during 2015. See "—Nonqualified Deferred Compensation in 2015" for additional information.
(5)
The methodology used to compute the aggregate incremental cost of perquisites and other personal benefits for each individual NEO is based on the total cost to our company, and such costs are required to be reported under SEC rules when the total cost exceeds $10,000 in the aggregate for a NEO. The table below
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  details the components reported in the "All Other Compensation" column of the Summary Compensation Table for 2015. Amounts in the table were either paid directly by us or were reimbursed by us to the NEOs.

	Jon M. Huntsman(a)	Peter R. Huntsman(b)	J. Kimo Esplin(c)	Anthony P. Hankins(d)	Simon Turner(e)

Personal Use of Auto	$7,871	$6,105	$10,837	—	$23,150

Personal Use of Aircraft	$331,148	$57,416	—	—	—

Air Travel Allowance	—	—	$2,000	—	—

Moving Expenses	—	—	$1,527	—	—

Moving Expenses Tax Gross-Up	—	—	$730	—	—

Foreign Assignment Costs & Allowances	—	—	—	$114,112	—

Foreign Assignment Tax Gross-Up	—	—	—	$95,272	—

Family Travel	—	$87,329	—	$1,126	$5,079

Family Travel Expense Tax Gross-Up	—	$2,102	—	$27	—

Company Contributions

401(k) Plan	—	$10,600	$10,600	$10,600	—

Supplemental Savings Plan	—	$271,945	$95,424	$102,756	—

Supplemental Savings Plan Tax Gross-Up	—	$6,545	$2,296	$2,473	—

Huntsman UK Pension Plan	—	—	—	—	$39,630

Huntsman UK Pension Plan Cash Alternative	—	—	—	—	$31,704

Global Pension Membership Tax Gross-Up	—	—	—	—	$7,956

Total	$339,019	$442,042	$123,414	$326,366	$107,519

(a)
The cost to us for personal use of our aircraft is calculated according to a time-sharing agreement whereby incremental total direct costs including fuel, maintenance, repairs, insurance, etc. are assigned to us by number of flight hours used. We followed a quarterly cost calculation method to account for the 80.7 personal flight hours used by Jon M. Huntsman during 2015.
(b)
The cost to us for personal use of our aircraft is calculated according to a time-sharing agreement whereby incremental total direct costs including fuel, maintenance, repairs, insurance, etc. are assigned to us by number of flight hours used. We followed a quarterly cost calculation method to account for the 13.5 personal flight hours used by Peter R. Huntsman during 2015. Contributions to the Supplemental Savings Plan on Mr. Peter R. Huntsman's behalf are included in our Nonqualified Deferred Compensation Table below. Associated with the Supplemental Savings Plan, we incurred $6,545 in 2015 to gross-up Medicare taxes associated with our contribution to the plan. In addition, we incurred $2,102 to gross-up Medicare taxes associated with Mr. Peter R. Huntsman's family travel expenses; although, this gross-up will not be an ongoing occurrence.
(c)
Contributions to the Supplemental Savings Plan on Mr. Esplin's behalf are included in our Nonqualified Deferred Compensation Table below. Associated with the Supplemental Savings Plan, we incurred $2,296 in 2015 to gross-up Medicare taxes associated with our contribution to the plan.
(d)
As a citizen of the U.K. with residence in the U.S., we incurred foreign assignment costs on Mr. Hankins' behalf during 2015 that included $51,334 in housing allowances and costs and $62,778 for perquisites, including international location and car allowance. Contributions to the Supplemental Savings Plan on Mr. Hankins' behalf are included in our Nonqualified Deferred Compensation Table below. Associated with the Supplemental Savings Plan, we incurred $2,473 to gross-up Medicare taxes associated with our contribution to the plan. In addition, we incurred $95,272 in tax gross-ups and equalization associated with Mr. Hankins' foreign assignment. Also, we incurred $27 to gross-up Medicare taxes associated with Mr. Hankins' family travel expenses; although, this gross-up will not be an ongoing occurrence.
(e)
During 2015, we contributed $39,630 on Mr. Turner's behalf to the Huntsman UK Pension Plan, which is a qualified defined contribution retirement plan available to our U.K. employees. We also incurred $31,704, which represents the contribution amount over the allowable limit to the Huntsman UK Pension Plan payable in cash to Mr. Turner. Associated with the nonqualified Huntsman Global Pension Scheme, we incurred $7,956 to gross-up taxes associated with our contributions to this plan.
(6)
For reporting purposes, the 2015 pension value for Mr. Hankins has been converted using an exchange rate of 1 GBP to 1.5427 USD being the exchange rate as of March 2, 2015 (which is the internal date used to estimate pro forma elements of compensation). Values for 2013 and 2014 were calculated based on exchange rates applicable in those years and have not been recast to conform to the 2015 GBP exchange rate.
(7)
For reporting purposes, the 2015 values for Mr. Turner have been converted using an exchange rate of 1 GBP to 1.5427 USD, being the exchange rate as of March 2, 2015 (which is the internal date used to estimate pro forma elements of compensation). Values for 2013 and 2014 were calculated based on exchange rates applicable in those years and have not been recast to conform to the 2015 GBP exchange rate.
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GRANTS OF PLAN-BASED AWARDS IN 2015

The following table provides information about annual cash performance awards granted through our annual cash performance award program and long-term equity incentive awards granted through the Huntsman Stock Incentive Plan to the NEOs in 2015.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards(3)	All Other Option Awards(4)	Exercise or Base Price of Option Awards(5)	Grant Date Fair Value of Stock and Option Awards(6)

		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Sh)	($)

Jon M. Huntsman	02/04/15	—	$2,500,000	$5,000,000	—	—	—	—	—	—	—

	02/04/15	—	—	—	7,833	31,331	62,662	—	—	—	$713,407

	02/04/15	—	—	—	—	—	—	41,774	—	—	$951,194

	02/04/15	—	—	—	—	—	—	—	70,355	$22.77	$713,400

Peter R. Huntsman	02/04/15	$0	$2,380,000	$4,760,000	—	—	—	—	—	—	—

	02/04/15	—	—	—	26,680	106,719	213,438	—	—	—	$2,429,991

	02/04/15	—	—	—	—	—	—	142,292	—	—	$3,239,989

	02/04/15	—	—	—	—	—	—	—	239,645	$22.77	$2,430,000

J. Kimo Esplin	02/04/15	$0	$470,050	$940,100	—	—	—	—	—	—	—

	02/04/15	—	—	—	4,282	17,128	34,256	—	—	—	$390,005

	02/04/15	—	—	—	—	—	—	22,837	—	—	$519,998

	02/04/15	—	—	—	—	—	—	—	38,462	$22.77	$390,005

Anthony P. Hankins	02/04/15	$0	$592,620	$1,185,240	—	—	—	—	—	—	—

	02/04/15	—	—	—	2,471	9,881	19,762	—	—	—	$224,990

	02/04/15	—	—	—	—	—	—	13,175	—	—	$299,995

	02/04/15	—	—	—	—	—	—	—	22,189	$22.77	$224,996

Simon Turner	02/04/15	$0	$391,644	$783,287	—	—	—	—	—	—	—

	02/04/15	—	—	—	2,800	11,199	22,398	—	—	—	$255,001

	02/04/15	—	—	—	—	—	—	14,932	—	—	$340,002

	02/04/15	—	—	—	—	—	—	—	25,148	$22.77	$255,001

(1)
This column shows annual cash performance awards granted under our annual cash performance award program to the NEOs in 2015. See the chart and accompanying narrative disclosure in "Compensation Discussion and Analysis—2015 Executive Compensation Decisions—2015 Annual Cash Performance Award" for additional information with respect to these amounts. The amounts reported in the table represent the target and maximum cash performance award guidelines established by the Compensation Committee but do not reflect the maximum annual dollar denominated incentive award amount that could be paid under the annual pool program, which amount is not determinable at the time the awards are granted and may not exceed the $15 million limit under the Huntsman Stock Incentive Plan. The amounts actually earned by each of the NEOs pursuant to our annual cash performance award program for 2015 are reported in the "Non-equity incentive plan compensation" column of the Summary Compensation Table.
(2)
This column shows performance share units granted under the Huntsman Stock Incentive Plan to the NEOs in 2015. The performance share units vest ratably in two equal annual installments on December 31, 2016 and December 31, 2017, subject to the achievement of relative TSR performance metrics. Amounts reported in the (a) "Threshold" column reflect the threshold number of performance share units (i.e., 25% of target) that may be earned for a certain minimum level of performance, (b) "Target" column reflect the target number of shows performance share units, or 100%, that may be earned and (c) "Maximum" column reflect the maximum number of performance share units that may be earned (i.e., 200% of target), in each case, based on relative TSR achievement against applicable performance metrics. If performance is below the threshold, no performance share units are earned. See "Compensation Discussion and Analysis—2015 Executive Compensation Decisions—Long-Term Equity Compensation" for additional information with respect to these awards.
(3)
This column shows the number of restricted shares granted under the Huntsman Stock Incentive Plan to the NEOs in 2015. The restricted shares vest ratably in three equal annual installments beginning on the first anniversary of the grant date. During the restriction period, each restricted share entitles the individual to vote such share, and each restricted share entitles the individual to accrue quarterly payments by us equal to the quarterly dividend on one share of our common stock.
(4)
This column shows the number of nonqualified options granted under the Huntsman Stock Incentive Plan to the NEOs in 2015. The option awards become exercisable and vest ratably in three equal annual installments beginning on the first anniversary of the grant date.
(5)
The exercise price of the nonqualified options disclosed in this column is equal to the closing price of our common stock on the New York Stock Exchange on the date of grant.
(6)
This column shows the full grant date fair value of the awards computed in accordance with FASB ASC Topic 718. With respect to the performance share units, the amount shown reflects the full grant date fair value computed in accordance with FASB ASC Topic 718 based on probable achievement of the market conditions, which is consistent with the estimate of aggregate compensation to be recognized over the service period, excluding the effect of estimated forfeitures.
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NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Information regarding the elements of our executive compensation program for 2015 is provided above under "Compensation Discussion and Analysis." The following is a discussion of material factors necessary to obtain an understanding of information disclosed under "—2015 Summary Compensation Table" and "Grants of Plan-Based Awards in 2015" that is not otherwise discussed in the Compensation Discussion and Analysis.

Aircraft Use Policy.    We have an Aircraft Use Policy to carefully manage use of our aviation assets in a manner that best meets the goals of improving senior management's effectiveness and availability. Under this policy, certain of our executive officers may have personal use of company aircraft to the extent that such executive officer reimburses our company for the costs associated with their respective personal use of company aircraft. To mitigate security concerns and to maximize time available to spend on company business, the Compensation Committee permits our Executive Chairman and CEO to have personal use of company aircraft without cost subject to availability and to the Compensation Committee's authority to limit any such personal use. For 2015, personal use for our Executive Chairman was limited to 150 flight hours while personal use by our CEO was unlimited. We do not make gross-up payments for out-of-pocket tax obligations resulting from any personal use of our company aircraft.

Air Travel Allowance.    Pursuant to our Business Expense and Travel Policy, we offer all employees the opportunity to receive an air travel allowance to encourage cost savings to us. When an employee is authorized to fly business class but chooses to fly coach class, we pay the employee an amount equal to half the difference between the lowest cost business class ticket and the fare paid up to a maximum of $2,000.

Company Car.    We provide executive officers with leased vehicles for business use, which executives may also use for personal transportation. Executive officers are responsible for the taxes on imputed income associated with the personal use of these vehicles.

Foreign Assignment.    In accordance with our practice with respect to employees on assignment in a foreign country, Mr. Hankins entered into a letter agreement on November 1, 2000 with our subsidiary Huntsman Polyurethanes Americas detailing the terms of his secondment from Huntsman Polyurethanes (UK) Ltd. The primary purpose of this letter agreement is to provide Mr. Hankins with details regarding repatriation to his home country following the completion of his foreign assignment. This letter agreement also defines the initial elements of Mr. Hankins' compensation package, including base salary and an annual cash performance award, and provides for customary expatriation arrangements, including an international location allowance expressed as a percentage of annual salary.

Family Travel.    Travel costs for family members of employees or consultants are reimbursable by the Company under limited circumstances. Employees and consultants are responsible for any taxable income associated with this reimbursement.

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OUTSTANDING EQUITY AWARDS AT 2015 YEAR-END

The following table provides information on the outstanding stock options, restricted stock awards and performance share units held by the NEOs as of December 31, 2015. The market value of the restricted stock and performance share unit awards is based on the closing market price of our stock on December 31, 2015, which was $11.37.

		Option Awards				Stock Awards

		Number of Securities Underlying Unexercised Options(1)						Equity Incentive Plan Awards: Number of Unearned Shares that Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares that Have Not Vested(5) ($)
				Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
Name	Date of Award	Exercisable (#)	Unexercisable (#)

Jon M. Huntsman(6)	02/04/15	—	70,355	$22.77	02/04/25	41,774	$474,970	7,833	$89,061

	02/05/14	—	—	—	—	74,709	$849,441	—	—

	02/06/13	—	—	—	—	37,348	$424,647	—	—

Peter R. Huntsman	02/04/15	—	239,645	$22.77	02/04/25	142,292	$1,617,860	26,680	$303,352

	02/05/14	122,880	245,760	$21.22	02/05/24	111,530	$1,268,096	—	—

	02/06/13	252,526	126,262	$17.85	02/06/23	56,022	$636,970	—	—

	02/01/12	393,082	—	$13.41	02/01/22	—	—	—	—

	02/02/11	216,920	—	$17.59	02/02/21	—	—	—	—

	02/23/10	150,215	—	$13.50	02/23/20	—	—	—	—

	03/02/09	400,000	—	$2.59	03/02/19	—	—	—	—

	02/20/07	464,785	—	$20.66	02/20/17	—	—	—	—

	03/01/06	374,618	—	$20.50	03/01/16	—	—	—	—

J. Kimo Esplin	02/04/15	—	38,462	$22.77	02/04/25	22,837	$259,657	4,282	$48,686

	02/05/14	22,499	44,998	$21.22	02/05/24	20,420	$232,175	—	—

	02/06/13	50,506	25,252	$17.85	02/06/23	11,204	$127,389	—	—

	02/01/12	78,616	—	$13.41	02/01/22	—	—	—	—

	02/02/11	54,230	—	$17.59	02/02/21	—	—	—	—

	02/23/10	32,189	—	$13.50	02/23/20	—	—	—	—

	03/02/09	428,571	—	$2.59	03/02/19	—	—	—	—

	02/20/07	110,663	—	$20.66	02/20/17	—	—	—	—

	03/01/06	93,655	—	$20.50	03/01/16	—	—	—	—

Anthony P. Hankins	02/04/15	—	22,189	$22.77	02/04/25	13,175	$149,800	2,471	$28,095

	02/05/14	12,981	25,960	$21.22	02/05/24	11,781	$133,950	—	—

	02/06/13	31,566	15,782	$17.85	02/06/23	7,002	$79,613	—	—

	02/01/12	58,962	—	$13.41	02/01/22	—	—	—	—

	02/02/11	54,230	—	$17.59	02/02/21	—	—	—	—

	02/23/10	32,189	—	$13.50	02/23/20	—	—	—	—

	03/02/09	226,735	—	$2.59	03/02/19	—	—	—	—

	02/20/07	66,398	—	$20.66	02/20/17	—	—	—	—

	03/01/06	56,193	—	$20.50	03/01/16	—	—	—	—

Simon Turner	02/04/15	—	25,148	$22.77	02/04/25	14,932	$169,777	2,800	$31,836

	02/05/14	13,846	27,691	$21.22	02/05/24	12,566	$142,875	—	—

	02/06/13	35,775	17,887	$17.85	02/06/23	7,936	$90,232	—	—

(1)
Option awards vest and become exercisable ratably in three equal annual installments on the first three anniversaries of each respective grant date. As of December 31, 2015, outstanding option awards granted on March 1, 2006, February 20, 2007, March 2, 2009, February 23, 2010, February 2, 2011 and February 1, 2012 are 100% vested. No option awards were granted in 2008. The outstanding option awards granted February 6, 2013 were 66 2/3% vested as of December 31, 2015, and vested as to 100% on February 1, 2016. The outstanding option awards granted on February 5, 2014 were 33 1/3% vested as of December 31, 2015, vested as to 66 2/3% on February 5, 2016, and vest as to 100% on February 5, 2017. The outstanding option awards granted on February 4, 2015 vested as to 33 1/3% on February 5, 2016, and vest as to 66 2/3% on February 4, 2017, and as to 100% on February 4, 2018.
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HUNTSMAN CORPORATION : PROXY STATEMENT
(2)
Restricted stock awards vest and lapse their associated restrictions ratably in three equal annual installments on the first three anniversaries of each respective grant date. Restricted stock awards have generally been granted on the same day as option awards and vest on the same schedule as footnoted for option awards above. The restricted stock awards granted February 6, 2013 were 66 2/3% vested as of December 31, 2015, and vested as to 100% on February 6, 2016. The restricted stock awards granted on February 5, 2014 were 33 1/3% vested as of December 31, 2015, vested as to 66 2/3% on February 5, 2016, and vest as to 100% on February 5, 2017. The restricted stock awards granted on February 4, 2015 vested as to 33 1/3% on February 4, 2016, and vest as to 66 2/3% on February 4, 2017, and as to 100% on February 4, 2018.
(3)
The market value of unvested restricted stock reported in this column is calculated by multiplying $11.37, the closing market price of our stock on December 31, 2015, by the number of unvested restricted shares as of December 31, 2015 for each restricted stock grant listed above.
(4)
For performance share units granted on February 4, 2015, reflects an estimated payout of a number of shares based on the threshold level of achievement with respect to the applicable performance metrics since performance through December 31, 2015 did not exceed the threshold performance level. The performance share units vest and lapse their associated restrictions ratably in two equal annual installments on December 31, 2016 and December 31, 2017, respectively, and, in each case, subject to the achievement of relative TSR performance metrics.
(5)
The market value of unvested performance share units reported in this column is calculated by multiplying $11.37, the closing market price of our stock on December 31, 2015, by the number of unvested performance share units as of December 31, 2015 based on the target level of achievement with respect to the applicable performance metrics.
(6)
Jon M. Huntsman was not awarded long-term equity incentive compensation from the date of our initial public offering through the end of 2009.

OPTION EXERCISES AND STOCK VESTED DURING 2015

The following table presents information regarding the vesting of restricted stock awards during 2015 for each NEO.

	Stock Awards(1)

Name	Number of Shares Vested in 2015 (#)	Value Realized on Vesting ($)

Jon M. Huntsman	124,417	$2,839,395

Peter R. Huntsman	173,930	$3,979,972

J. Kimo Esplin	33,844	$774,158

Anthony P. Hankins	22,215	$506,583

Simon Turner	24,163	$551,382

(1)
The following tabular disclosure provides information regarding the market value of the underlying shares on the vesting date and the number of shares that were withheld in connection with each transaction to satisfy tax obligations.
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				Restricted Stock Vested		Shares Withheld for Tax Obligation		Net Shares Issued

Name	Grant Date	Vest Date	Closing Price on Vest Date	(#)	Value Realized	(#)	Value Paid	(#)	Market Value

Jon M. Huntsman	02/05/14	02/05/15	$23.18	37,355	$865,889	17,539	$406,554	19,816	$459,335

	02/06/13	02/06/15	$23.61	37,348	$881,786	17,535	$414,001	19,813	$467,785

	02/01/12	02/01/15	$21.96	49,714	$1,091,719	16,679	$366,271	33,035	$725,449

				124,417	$2,839,395	51,753	$1,186,826	72,664	$1,652,569

Peter R. Huntsman	02/05/14	02/05/15	$23.18	55,765	$1,292,633	23,394	$542,273	32,371	$750,360

	02/06/13	02/06/15	$23.61	56,022	$1,322,679	23,502	$554,882	32,520	$767,797

	02/01/12	02/01/15	$21.96	62,143	$1,364,660	19,394	$425,892	42,749	$938,768

				173,930	$3,979,972	66,290	$1,523,047	107,640	$2,456,925

J. Kimo Esplin	02/05/14	02/05/15	$23.18	10,211	$236,691	3,304	$76,587	6,907	$160,104

	02/06/13	02/06/15	$23.61	11,204	$264,526	3,625	$85,586	7,579	$178,940

	02/01/12	02/01/15	$21.96	12,429	$272,941	4,144	$91,002	8,285	$181,939

				33,844	$774,158	11,073	$253,175	22,771	$520,983

Anthony P. Hankins	02/05/14	02/05/15	$23.18	5,891	$136,553	1,612	$37,366	4,279	$99,187

	02/06/13	02/06/15	$23.61	7,003	$165,341	1,916	$45,237	5,087	$120,104

	02/01/12	02/01/15	$21.96	9,321	$204,689	2,606	$57,228	6,715	$147,461

				22,215	$506,583	6,134	$139,831	16,081	$366,752

Simon Turner	02/05/14	02/05/15	$23.18	6,284	$145,663	2,954	$68,474	3,330	$77,189

	02/06/13	02/06/15	$23.61	7,937	$187,393	3,731	$88,089	4,206	$99,304

	02/01/12	02/01/15	$21.96	9,942	$218,326	4,673	$102,619	5,269	$115,707

				24,163	$551,382	11,358	$259,182	12,805	$292,200

PENSION BENEFITS IN 2015

The table below sets forth information on the pension benefits for the NEOs under our pension plans, each of which is more fully described in the narrative following the table. The amounts reported in the table below equal the present value of the accumulated benefit at December 31, 2015 for the NEO under each plan based upon the assumptions described below.

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year

		(#)	($)	($)

Jon M. Huntsman	Huntsman Defined Benefit Pension Plan	38.167	$196,793	$14,833

	Supplemental Executive Retirement Plan		$4,301,346	$3,137,512

Peter R. Huntsman	Huntsman Defined Benefit Pension Plan	32.417	$2,250,995	—

	Supplemental Executive Retirement Plan		$9,502,716	—

J. Kimo Esplin	Huntsman Defined Benefit Pension Plan	21.417	$1,721,378	—

	Supplemental Executive Retirement Plan		$546,553	—

Anthony P. Hankins(3)	Huntsman Pension Scheme (U.K.)	36.225	$10,020,992	—

Simon Turner(4)	Tioxide Pension Fund	25.833	$1,134,870	—

	Huntsman Global Pension Scheme		$867,984	—

	Huntsman Top-Up Payment		$5,499,723	—

(1)
The number of years of service credited to the NEO is determined using the same pension plan measurement date used for financial statement reporting purposes. These assumptions are discussed in "Note 17. Employee Benefit Plans" to our consolidated financial statements included in our 2015 Annual Report on Form 10-K.
(2)
The actuarial present value of the accumulated benefits is determined using the same pension plan measurement date and assumptions as used for financial reporting purposes. These assumptions are discussed in "Note 17. Employee Benefit Plans" to our consolidated financial statements included in our 2015 Annual Report on Form 10-K. For purposes of performing these calculations, a normal retirement (earliest unreduced) age of 65 was utilized for Messrs. Peter R. Huntsman and Esplin, and a normal retirement (earliest unreduced) age of 62 was used for Messrs. Hankins and Turner. With the exception of Jon M. Huntsman, all accrued benefits are assumed payable at the plan's earliest unreduced retirement age. It is assumed that Jon M. Huntsman's benefits are payable immediately. Benefit values reported in this table have been projected out to assume payment at the normal retirement age then have been discounted back to a present value as of December 31, 2015.
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(3)
The Huntsman Pension Scheme (U.K.) was frozen to new participants as of February 29, 2012. Benefits for Mr. Hankins under this plan will only increase based on changes in salary.
(4)
During 2012, a top-up payment agreement was put in place that made up for benefits lost due to salary restrictions in the U.K. and provides benefits under the Huntsman Global Pension Scheme based on Mr. Turner's uncapped final pensionable salary.

In the U.S., we sponsor the Huntsman Defined Benefit Pension Plan (the "Huntsman Pension Plan"), a tax-qualified defined benefit pension plan. Effective July 1, 2004, the formula used to calculate future benefits under the Huntsman Pension Plan was changed to a cash balance formula. The benefits accrued under the plan as of June 30, 2004 were used to calculate opening cash balance accounts. Of our NEOs, Messrs. Jon M. Huntsman, Peter R. Huntsman and Esplin were participants in the Huntsman Pension Plan in 2015.

The Huntsman Supplemental Executive Retirement Plan (the "Supplemental Executive Retirement Plan") is a non-qualified supplemental pension plan that provides benefits for designated executive officers based on certain compensation amounts not included in the calculation of benefits payable under the Huntsman Pension Plan. Of our NEOs, Messrs. Jon M. Huntsman, Peter R. Huntsman and Esplin were participants in the Supplemental Executive Retirement Plan in 2015. The compensation taken into account for these NEOs under the Supplemental Executive Retirement Plan includes amounts in excess of the qualified plan limitations. The Supplemental Executive Retirement Plan benefit is calculated as the difference between (1) the benefit determined using the Huntsman Pension Plan formula with unlimited base salary plus annual cash performance awards, and (2) the benefit determined using base salary plus annual cash performance awards as limited by federal regulations.

Both plans express benefits as a hypothetical cash balance account established in each participant's name, and a participant's account receives two forms of credits: "pay credits" and "interest credits." Pay credits equal a percentage of a participant's compensation and are credited to a participant's account on an annual basis. "Compensation" for this purpose includes both salary and annual cash performance awards. "Compensation" under the Huntsman Pension Plan is subject to the compensation limit applicable to tax-qualified plans of $265,000 for 2015. The benefit that would be available under the Huntsman Pension Plan, but for this limitation, is provided under the Supplemental Executive Retirement Plan. The applicable pay credit percentage ranges between 10% and 12% depending on the participant's combined age and years of service as of the start of each plan year. The 2015 pay credits for the Huntsman Pension Plan are $31,800 for Jon M. Huntsman, $31,800 for Peter R. Huntsman, and $27,825 for Mr. Esplin. The 2015 pay credits for the Supplemental Executive Retirement Plan are $678,840, $529,089, and $125,799 for Messrs. Jon M. Huntsman, Peter R. Huntsman, and Esplin.

"Interest credits" for a plan year are based on the 30-year U.S. Treasury yield for November of the prior year. The minimum annual interest credit rate is 5.0%. The 2015 interest credits for the Huntsman Pension Plan are $8,178, $98,814, and $75,481 for Messrs. Jon M. Huntsman, Peter R. Huntsman, and Esplin. The 2015 interest credits for the Supplemental Executive Retirement Plan are $178,576, $391,018, and $17,994 for Messrs. Jon M. Huntsman, Peter R. Huntsman, and Esplin, respectively.

Pursuant to the terms of the Huntsman Pension Plan, at termination of employment for any reason after having completed at least three years of service, a participant will receive the amount then credited to the participant's cash balance account in an actuarially equivalent joint and survivor annuity (if married) or single life annuity (if not married). Participants may also choose from other optional forms of benefit, including a lump-sum payment in the amount of the cash balance account. For participants in the prior Supplemental Executive Retirement Plan (including NEOs Peter R. Huntsman and Mr. Esplin), the Huntsman Pension Plan also includes a minimum benefit that guarantees that a participant's benefit will not be less than the benefit accrued under the prior formula at transition (July 1, 2004) plus the benefit attributable to pay credits, with interest credits, beginning July 1, 2004. Under the prior plan provisions, the monthly basic benefit equaled one-twelfth of 1.4% of average earnings multiplied by pension service prior to January 1, 2000, plus 1.5% of average earnings multiplied by pension service after January 1, 2000, less 50% of the Social Security benefit prorated by pension service, payable as a life annuity to the participant. The prior Supplemental Executive Retirement Plan mirrored the benefit from the Huntsman Pension Plan. For participants taking an annuity, early retirement reductions apply if retirement occurs before normal retirement age (defined as age 65 with 5 years of service) and on or after the earlier of (i) both attaining age 50 and age plus vesting service equal to 80 or more, or (ii) age 55 with 10 years of vesting service. The effect of these reductions is to reduce the annuity amount paid by 5% per year for each year beginning at age 59 until age 50 where the amount paid would be 50%. As of December 31, 2015, Peter R. Huntsman is our only NEO eligible for early retirement.

Vested benefits under the Supplemental Executive Retirement Plan are paid 30 days following a participant's separation from service, unless the participant is a "specified employee" for purposes of Section 409A of the Internal Revenue Code ("Section 409A"), in which case payment will be delayed for six months. Vested benefits are paid in a single cash lump sum unless the participant elects: (1) a life annuity, (2) a life annuity with payments guaranteed for 120 months, or (3) a joint and survivor annuity providing survivor benefits equal to 50% or 100% (as elected by the participant) of the annuity payable to the participant. Benefits are unvested until the earlier to occur of: (1) completion of ten years of service, (2) termination on account

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of death or "Disability" or on or after attainment of "Normal Retirement Age," or (3) termination without "Reasonable Cause." Each NEO is fully vested in his benefit under the Supplemental Executive Retirement Plan. Jon M. Huntsman is currently receiving distributions from his Huntsman Pension Plan and Supplemental Executive Retirement Plan accounts in connection with his prior retirement from Huntsman in 2001.

"Disability" under the Huntsman Pension Plan provides that, for a disabled participant, service and benefit accruals continue for 24 months. After 24 months, disabled participants are deemed to be terminated participants. Disability is defined as total and permanent disability, as determined by the administrator of our long-term disability plan.

"Normal Retirement Age" is retirement eligibility upon age 65 with 5 years of service under the Huntsman Pension Plan and Supplemental Executive Retirement Plan.

"Reasonable Cause" means: (1) the grossly negligent, fraudulent, dishonest or willful violation of any law or the material violation of any of our significant policies that materially and adversely affects us, or (2) the failure of the participant to substantially perform his duties.

We also sponsor retirement benefit plans in connection with our operations in the U.K. Of our NEOs, Mr. Hankins participates in the Huntsman Pension Scheme for U.K. associates in the Polyurethanes segment. Mr. Turner participates in the Huntsman UK Pension Plan (a qualified defined contribution pension plan) with trailing participation in the nonqualified Huntsman Global Pension Scheme (a defined benefit plan) and the qualified Tioxide Pension Fund (a defined benefit plan) for all U.K. associates in the Pigments & Additives segment. In addition, Mr. Turner has a Company top-up promise that is based on a payment difference between the final pensionable pay limitations in the Tioxide Pension Fund and Huntsman Global Pension Scheme, where Mr. Turner's pensionable pay is limited to (£149,400) $230,479 and his total pensionable salary (£362,670) $559,491. Mr. Turner became a member of the Huntsman UK Pension Plan in January 2011 after his benefits, along with other UK Pigments & Additives associates in the Tioxide Pension Fund, were closed to future service accrual.

The Huntsman Pension Scheme (U.K.) in which Mr. Hankins participates provides standard benefits equal to 2.2% (1/45th) of final pensionable compensation up to $17,356 (£11,250), plus 1.83% of final pensionable compensation above $17,356 (£11,250), minus 1/50th of the current State pension benefit, times actual years of service; subject to a maximum limit of 2/3rd of final pensionable compensation times actual years of service, divided by total possible service to retirement. Final pensionable compensation is gross salary received during the 12 months prior to retirement less any profit sharing payments. Normal retirement age for the Huntsman Pension Scheme (U.K.) is age 62 and participants retiring as early as age 50 may receive a reduced pension amount between 37% at age 50 and 66.7% at age 61, which is increased by 2.5% per year until the participant reaches 62. These benefits also include U.K. social security benefits. As of December 31, 2015, Mr. Hankins had approximately 35 years of service in the U.K., and is fully vested in these benefits. The Huntsman Pension Scheme (U.K.) was frozen to new participants as of February 29, 2012 and, after that date, benefits for current participants under the plan will only increase based on changes in salary.

Mr. Turner participates in a defined benefit pension arrangement through the tax-qualified Tioxide Pension Fund for service with us prior to January 1, 2011. The Tioxide Pension Fund was a traditional defined benefit pension plan that provided benefit accruals based on final average earnings, with a typical accrual rate of 1/55th for senior managers and a normal retirement age of 62. Defined benefit pension arrangements for the Tioxide Pension Fund were closed for Pigments & Additives associates on December 31, 2010, and arrangements were shifted to participation in the defined contribution Huntsman UK Pension Plan, on January 1, 2011. The Huntsman UK Pension Plan provides a 3-for-1 matching formula whereby an associate can receive a company matching contribution of up to 15% of pay if the associate contributed 5% of pay. For five years following implantation of this plan, associates receive an additional company contribution through transition credits. For as long as associates remain with us, they retain a link between future pensionable salary growth and accrued service to the date of closure of the Tioxide Pension Fund. The Huntsman Global Pension Scheme is a non-registered defined benefit pension plan designed to restore benefits that cannot be provided in a registered plan due to pension or tax regulations or due to international assignments. During 2012, a top-up payment agreement was put in place to make up for benefits lost due to salary restrictions in the U.K. and provides benefits under the Huntsman Global Pension Scheme based on Mr. Turner's uncapped final salary. As of December 31, 2015, Mr. Turner had approximately 28 years of service in the U.K., and is fully vested in benefits from these plans.

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HUNTSMAN CORPORATION : PROXY STATEMENT

NONQUALIFIED DEFERRED COMPENSATION IN 2015

We provide executive officers based in the United States the opportunity to participate in two defined contribution savings plans: (1) the 401(k) Plan; and (2) the Supplemental Savings Plan. Jon M. Huntsman and Simon Turner do not participate in the 401(k) Plan or the Supplemental Savings Plan. The 401(k) Plan is a tax-qualified broad-based employee savings plan; employee contributions up to 25% of base salary and annual cash performance awards are permitted up to dollar limits established annually by the Internal Revenue Service ("IRS"). The Supplemental Savings Plan is a nonqualified salary deferral plan and allows designated executive officers to defer up to 75% of eligible salary and up to 75% of annual cash performance awards. The Supplemental Savings Plan also provides benefits for participants in the form of company matching contributions based on certain compensation amounts not included in the calculation of benefits payable under the 401(k) Plan because of limits under federal law on compensation ($265,000 in 2015). As required by Section 409A, deferrals must be elected in the calendar year preceding the year in which the compensation deferred is earned. Peter R. Huntsman did not defer any earnings into the Supplemental Savings Plan in 2015.

Executive officers were previously offered the opportunity to participate in the SEMPP, a non-qualified plan that provided benefits not allowed under the MPP due to IRS compensation and allocation limits. The MPP was a tax-qualified broad-based employee savings plan that was merged into our 401(k) Plan on October 15, 2014. Contributions under the SEMPP and the MPP ceased September 1, 2014; however, our NEOs still maintain a balance in the SEMPP, which is reflected in the table below.

The table below provides information on the nonqualified deferred compensation of the NEOs in 2015 under the Supplemental Savings Plan. The NEOs cannot withdraw any amounts from their nonqualified deferred compensation balances for a period of six months following the date of their termination of employment or retirement. No withdrawals or distributions were made in 2015.

Name	Executive Contributions in Last FY(1)	Huntsman Contributions in Last FY(2)		Aggregate Earnings in Last FY(3)	Aggregate Balance at Last FYE(4)

Peter R. Huntsman	—	$271,945	(5)	$195,783	$5,649,129	(6)

J. Kimo Esplin	$243,848	$95,424	(7)	$120,045	$4,166,643	(8)

Anthony P. Hankins	$83,985	$102,756	(9)	$57,030	$2,317,551	(10)

(1)
These contributions represent deferrals under the Supplemental Savings Plan and are included in the Salary column of the Summary Compensation Table for 2015 set forth above.
(2)
These amounts represent contributions to our Supplemental Savings Plan and are included in the "All other compensation" column of the Summary Compensation Table for 2015 set forth above.
(3)
No above market or preferential earnings are provided under our nonqualified defined contribution plans because the investment choices available under such plans are identical to the investment choices available in the 401(k) Plan, which is a qualified plan. Consequently, none of the earnings reported in this table are included in the Summary Compensation Table set forth above.
(4)
Amounts reflected in this column for each NEO who participates in the plans were previously reported as compensation to the executive officer in the Summary Compensation Table as follows: Peter R. Huntsman—$1,813,424, Mr. Esplin—$668,032, and Mr. Hankins—$505,471. We ceased contributions to the SEMPP as of August 31, 2014.
(5)
This amount includes a contribution of $7,400 contribution match and $264,545 which represents a 6% nondiscretionary contribution to the Supplemental Savings Plan.
(6)
This amount includes $372,065 from our Supplemental Savings Plan and $5,277,064 from the SEMPP.
(7)
This amount includes a contribution of $38,170 contribution match and $57,254 which represents a 6% nondiscretionary contribution to the Supplemental Savings Plan.
(8)
This amount includes $3,270,654 from our Supplemental Savings Plan and $895,989 from the SEMPP.
(9)
This amount includes a contribution of $41,102 contribution match and $61,653 which represents a 6% nondiscretionary contribution to the Supplemental Savings Plan.
(10)
This amount includes $1,723,501 from our Supplemental Savings Plan and $594,050 from the SEMPP.

The Supplemental Savings Plan provides for payment of benefits to a participant upon the earlier to occur of a "Change of Control" or a termination of the participant's service. Benefits paid upon a "Change of Control" are always paid in a single lump-sum payment. Benefits payable upon a separation from service can be made (at the election of the participant) in either a single lump-sum payment or in substantially equal installments over a period selected by the participant that does not exceed 10 years. In addition, the participant may request distribution of all or portion of the amounts credited to his account upon an "Unforeseeable Emergency." Payments upon separation from service will be delayed six months in accordance with Section 409A in the event a participant is a "specified employee" for purposes of Section 409A. The Supplemental Savings Plan was amended on September 1, 2014 to increase the eligible match to 4% of pay. Additionally, for individuals who had

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HUNTSMAN CORPORATION : PROXY STATEMENT

been participants in the MPP or SEMPP plans, we provide a 6% non-discretionary contribution to the Supplemental Savings Plan. This non-discretionary contribution was implemented to offset the effect of discontinuation of all contributions to the MPP and SEMPP plans effective August 31, 2014. Jon M. Huntsman and Mr. Turner were not eligible to participate in the MPP or SEMPP; therefore, they were not eligible to receive non-discretionary contributions into the Supplemental Savings Plan.

The Supplemental Savings Plan defines a "Change of Control" as the occurrence of either of the following events:

•
Any person becomes the owner of 35% or more of our outstanding voting stock (other than certain persons affiliated with us).

•
The replacement of a majority of the Board over a two-year period except in cases where (1) such replacement is not approved by a vote of at least a majority of the incumbent Board or (2) the election or nomination of such replacement Board members is by certain of our affiliates.

In addition, any "Change of Control" must also constitute a change in control for purposes of Section 409A.

A participant will be deemed to have incurred an "Unforeseeable Emergency" if he suffers a severe financial hardship resulting from (1) an illness or accident with respect to him, his spouse or a dependent, (2) the loss of property due to casualty or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the participant's control determined by us to constitute an unforeseeable emergency for purposes of Section 409A.

The SEMPP was a nonqualified plan for senior executives that provided for benefits not allowed under the MPP due to IRS compensation and allocation limits. Employees are vested in this account upon meeting 10 years of service, upon attaining normal retirement age, death or disability, or upon termination of employment without reasonable cause. Effective September 1, 2014, we no longer make contributions to the SEMPP.

The plan provides for the payment of vested benefits upon a participant's separation from service except to the extent the participant is a "specified employee" for purposes of Section 409A in which case benefits will be delayed six months. A participant's benefits vest on the earlier to occur of (1) completion of ten years of service, (2) termination on account of death, "Disability," or on or after attainment of "Normal Retirement Age," or (3) termination without "Reasonable Cause." "Disability," "Normal Retirement Age," and "Reasonable Cause" have the same meanings as set forth above in our description of the Supplemental Executive Retirement Plan under "—Pension Benefits in 2015," except that a "Disability" must also constitute a disability for purposes of Section 409A. Other than Jon M. Huntsman and Mr. Turner, who are not eligible to participate, each NEO is currently vested in his SEMPP benefit. Benefits are payable in one of the following forms elected by a participant:

•
A single lump-sum payment;

•
A single life annuity;

•
A joint and survivor annuity; or

•
Installments over a period selected by the participant not in excess of 10 years.

Participants are entitled to elect the investment of their accounts under both the Supplemental Savings Plan and the SEMPP. Although no assets may actually be invested, a participant's benefit value is based on the gains or losses of the investments they choose. No above market or preferential earnings are provided under our nonqualified defined contribution plans because the investment choices available under the plans are identical to the investment choices available in the 401(k) Plan. Consequently none of the earnings reported in the "Nonqualified Deferred Compensation in 2015" table above are included in the Summary Compensation Table for 2015. Participants may change their investment options at any time by contacting the plan record keeper.

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The table below lists the investment funds available to participants in the 401(k) Plan, the Supplemental Savings Plan and the SEMPP. The table also provides the rate of return for each fund for 2015. All funds and rates of return are the same for each defined contribution plan.

Investment Funds	Ticker Symbol	2015 Performance

American Beacon Large Cap Value Institutional	AADEX	(6.05)%

American Beacon Small Cap Value Institutional	AVFIX	(5.04)%

American Century Inflation Adjusted Bond I	AIANX	(1.95)%

American Century Real Estate I	REAIX	2.93%

DFA Emerging Markets Value I	DFEVX	(18.77)%

Fidelity International Discovery K	FIDKX	4.94%

Fidelity Low Priced Stock K	FLPKX	(0.45)%

First Eagle Overseas A	SGOVX	2.27%

Janus Venture I	JVTIX	(0.72)%

PIMCO All Asset Institutional	PAAIX	(8.72)%

PIMCO Commodity Real Return Strategy Institutional	PCRIX	(25.70)%

PIMCO Emerging Markets Currency Institutional	PLMIX	(7.36)%

PIMCO Total Return Institutional Class	PTTRX	0.73%

PRIMECAP Odyssey Aggressive Growth	POAGX	4.56%

T Rowe Price New America Growth	PRWAX	8.80%

Vanguard Institutional Index I	VINIX	1.37%

Vanguard Mid Cap Index Admiral	VIMAX	(1.34)%

Vanguard Retirement Savings Trust II	N/A	2.10%

Vanguard Selected Value Investment	VASVX	(3.80)%

Vanguard Small Cap Index Admiral	VSMAX	(3.64)%

Vanguard Target Retirement Income	VTINX	(0.17)%

Vanguard Target Retirement 2010	VTENX	(0.20)%

Vanguard Target Retirement 2020	VTWNX	(0.68)%

Vanguard Target Retirement 2030	VTHRX	(1.03)%

Vanguard Target Retirement 2040	VFORX	(1.59)%

Vanguard Target Retirement 2050	VFIFX	(1.58)%

Vanguard Target Retirement 2060	VTTSX	(1.68)%

Vanguard Total International Stock Index Admiral	VTIAX	(4.26)%

Vanguard Total Bond Market Index Admiral	VBTLX	0.40%

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Our NEOs may receive compensation in connection with an involuntary termination of employment or a change of control pursuant to the terms of the following arrangements:

•
the Executive Severance Plan (in the case of the NEOs other than Jon M. Huntsman and Peter R. Huntsman);

•
the Severance Agreements with Jon M. Huntsman and Peter R. Huntsman;

•
the Huntsman Stock Incentive Plan; and

•
other existing plans and arrangements in which our NEOs participate.

Executive Severance Plan.    Through our Executive Severance Plan, we provide our executive officers, including our NEOs, two times base salary as severance in order to attract and retain the executive talent necessary for our business. The level of severance is evaluated each year. Pursuant to our Executive Severance Plan, each participant is entitled to receive a single cash lump sum severance payment in the event of a termination without Reasonable Cause or upon a termination by the executive for Good Reason.

"Reasonable Cause" means: (1) the grossly negligent, fraudulent, dishonest or willful violation of any law or the material violation of any of our significant policies that materially and adversely affects us, or (2) the failure of the participant to substantially perform his duties.

"Good Reason" means a voluntary termination of employment by the participant as a result of (1) a materially detrimental reduction or change to the job responsibilities or in the current base compensation of the Participant, or (2) within a period of 12 months following a Change of Control, changing the participant's principal place of work by more than 50 miles, in each case, which is not remedied by the Company within 30 days after receipt of notice.

A "Change of Control" is defined pursuant to the Huntsman Stock Incentive Plan and means the occurrence of any of the following:

•
An acquisition by any person of 20% or more of the combined voting power of our outstanding voting securities.

•
The consummation of a reorganization, merger, consolidation or other transaction in which our stockholders do not own, immediately thereafter, more than 20% or more of the combined voting power of the resulting entity in substantially the same proportion as their stock ownership prior to the transaction.

•
The sale or disposition of all or substantially all of our assets.

•
A majority change in the incumbent directors of the Board.

•
An approval by the Board or our stockholders of a complete or substantially complete liquidation or dissolution.

The Executive Severance Plan also provides the continuation of medical benefits for U.S. participants for up to two years following termination (which will be in the form of a lump sum cash payment equal to the COBRA premium at the time of departure multiplied by the severance period multiplied by 150%), and outplacement services for a period of one year.

A participant is not entitled to benefits under the Executive Severance Plan if the participant is reemployed with an employer in our controlled group, if the participant refuses to sign a waiver and release of claims in our favor if requested, or if the participant is entitled to severance benefits under a separate agreement or plan maintained by us.

As citizens of the U.K., Messrs. Hankins and Turner are entitled participants in their respective business severance plans. At the time of a termination, payout potential from both the Executive Severance Plan and their respective U.K. business plan would be considered, then the plan generating the more generous payout would be used. Mr. Hankins is entitled to 12 months' notice and 146% of his annual base pay upon termination as is the case with all U.K. associates in our Polyurethanes segment. Accordingly, his potential severance payment is 29.5 times base monthly salary upon termination. Mr. Turner is entitled to 200% of his annual base pay and 12 months' notice upon termination as is the case with all U.K. associates in our Pigments & Additives segment. Accordingly, his potential severance payment would be 36 times base monthly salary upon termination. The respective U.K. business severance plans provide greater severance amounts than the Executive Severance Plan for

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Messrs. Turner and Hankins in the event of a termination without "Reasonable Cause" or upon a termination by the executive for "Good Reason."

Severance Agreements with Jon M. Huntsman and Peter R. Huntsman.    Effective January 1, 2013, we entered into Severance Agreements with Jon M. Huntsman and Peter R. Huntsman. The Severance Agreements have a five year term and are designed to provide enhanced severance benefits in the event of a change of control. During the term of the agreements, Jon M. Huntsman and Peter R. Huntsman are not eligible to participate in the Executive Severance Plan.

Pursuant to the agreements, if Jon M. Huntsman or Peter R. Huntsman is terminated (i) by us other than for Reasonable Cause or (ii) by the executive for Good Reason, the executive will be entitled to the same payments and benefits specified in the Executive Severance Plan.

For Jon M. Huntsman, upon the occurrence of a change of control, all unvested equity awards under the Huntsman Stock Incentive Plan will become immediately vested, regardless of whether a termination has occurred. In addition, if his employment is terminated by us without Reasonable Cause or by him for Good Reason, in either case, within three years following a change of control, we will pay Jon M. Huntsman a lump sum cash amount equal to (1) three times his then current annual base salary, (2) three times the largest annual bonus paid to him during any of the three previous calendar years, (3) the largest annual bonus amount paid to him during any of the previous three calendar years, reduced by an amount equal to the pro rata portion of such bonus attributable to the number of days in the calendar year of his termination that elapse following his termination date, and (4) an amount equal to $42,890, representing the loss of certain health and welfare benefits provided to him in connection with his employment.

In the case of Peter R. Huntsman, in the event his employment is terminated by us other than for Reasonable Cause or by him for Good Reason, in either case, within two years following a change of control, we will pay him a lump sum cash amount equal to 2.9 times his then current annual base salary.

Payment of any amounts described above is contingent upon each executive executing (and not revoking) a release of claims in favor of the Company. The Severance Agreements do not contain tax gross-up provisions; however, the agreements do include a "best of net" provision, which provides that, if any payments or benefits to which the executive is entitled in connection with his termination are likely subject to the tax imposed by Section 4999 of the Internal Revenue Code, the payment will (1) be reduced such that Section 4999 does not apply or (2) paid in full, whichever produces the better net after tax position to the executive.

The Severance Agreements utilize the same definition of Reasonable Cause as set forth above with respect to our Executive Severance Plan. A termination for Good Reason pursuant to the Severance Agreements means voluntary termination of employment as a result of (1) the significant detrimental reduction or change to the executive's job responsibilities or in his current base compensation, or (2) a change in the executive's principal place of work by more than fifty miles from his principal place of work, which is not remedied by the Company within 30 days after receipt of notice.

For purposes of the Severance Agreements, a "change of control" means (1) an acquisition of beneficial ownership by an individual, entity, or group of 20% or more of our then outstanding shares of common stock or of our outstanding voting securities (subject to certain exceptions), (2) a majority change in the incumbent directors of the Board, (3) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets (subject to certain limitations), or (4) a complete liquidation or dissolution of the Company.

Huntsman Stock Incentive Plan Awards.    Long-term equity incentive awards granted under the Huntsman Stock Incentive Plan provide for accelerated vesting upon a Change of Control or certain other events, including certain terminations of employment or service, at the discretion of our Compensation Committee. The performance share unit award agreements provide that, upon a termination of employment due to death or disability or upon the occurrence of a change of control (within the meaning of Section 409A of the Internal Revenue Code), the Compensation Committee may, in its discretion, waive any remaining restrictions on the performance share units, in whole or in part, and deem the applicable performance period to end immediately prior to the date of death, disability or the occurrence of the change of control, in which case the satisfaction of the applicable relative TSR performance metrics will be based upon actual performance as of the end of the revised performance period. Any such provision made by the Compensation Committee could benefit all participants in the Huntsman Stock Incentive Plan, including the NEOs. If there is a Change of Control, the Compensation Committee may, in its discretion, provide for:

•
assumption by the successor company of an award, or the substitution thereof for similar options, rights or awards covering the stock of the successor company;

•
acceleration of the vesting of all or any portion of an award;
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•
changing the period of time during which vested awards may be exercised (for example, but not by way of limitation, by requiring that unexercised, vested awards terminate upon consummation of the change of control);

•
payment of substantially equivalent value in exchange for the cancellation of an award; and/or

•
issuance of substitute awards of substantially equivalent value.

Other arrangements.    As more fully described under "—Pension Benefits in 2015" above, our executives are entitled to payments pursuant to the terms and conditions of the Huntsman Pension Plan or local variants and the Supplemental Executive Retirement Plan. In addition, pursuant to our Supplemental Savings Plan, upon a change of control (as defined in the Supplemental Savings Plan), participants, including the NEOs, may elect to receive the present value of the benefits payable to them under this plan. Amounts payable under the Supplemental Savings Plan and SEMPP are described under "—Nonqualified Deferred Compensation in 2015" above.

As described under "—Pension Benefits in 2015" above, pursuant to the Huntsman Pension Scheme (U.K.), Mr. Hankins is entitled to receive annual benefits of up to 2/3 of pensionable compensation, which are reduced if his actual years of service are less than the total possible years of service to retirement. Upon a qualifying disability, Mr. Hankins' benefits would be enhanced to the maximum benefit of 2/3 of pensionable compensation even if his actual years of service are less than the total possible years of service (as of December 31, 2015, his benefit is approximately 53.6% of pensionable compensation). Mr. Hankins is entitled to a death benefit equal to 72.5% of the maximum benefit or a lump sum equal to four times pensionable compensation.

Quantification of Potential Payments and Benefits.    The table below reflects the compensation that may be payable to or on behalf of each NEO upon an involuntary termination or a change of control. The amounts shown assume that such termination or change of control was effective as of December 31, 2015. All equity acceleration values have been calculated using the closing price of our stock on December 31, 2015 of $11.37. The actual amounts we will be required to disburse can only be determined at the time of the applicable circumstance.

Payment Type	Jon M. Huntsman		Peter R. Huntsman		J. Kimo Esplin		Anthony P. Hankins		Simon Turner

INVOLUNTARY TERMINATION—WITHOUT CAUSE OR FOR GOOD REASON

Cash Severance	$2,650,000		$3,400,000		$1,343,000		$1,980,184	(1)	$633,847	(2)

Health & Welfare(3)	$66,285		$66,285		$71,921		$66,285		$3,821

Outplacement Services(4)	$8,500		$8,500		$8,500		$8,500		$5,750

TOTAL TERMINATION BENEFITS	$2,724,785		$3,474,785		$1,423,421		$2,054,969		$1,128,553

CHANGE OF CONTROL

Accelerated Equity Awards	$2,105,291	(5)	$4,736,321	(6)	$813,967	(7)	$475,709	(8)	$530,218	(9)

CHANGE OF CONTROL/ INVOLUNTARY TERMINATION WITHOUT CAUSE OR FOR GOOD REASON

Cash Severance	$26,170,290	(10)	$4,930,000	(11)	—		—		—

(1)
This amount is based on a total of 33 months (21 months plus 12 months of notice) of Mr. Hankins' year-end base pensionable pay and has been converted using an exchange rate of 1 GBP to 1.5427 USD being the exchange rate as of March 2, 2015 (which is the internal date used to estimate pro forma elements of compensation).
(2)
This amount is based on a total of 36 months (24 months plus 12 months of notice) of Mr. Turner's year-end pay and has been converted using an exchange rate as of March 2, 2015 of 1 GBP to 1.5427 USD (which is an internal date used to estimate pro forma elements of compensation).
(3)
In the case of an involuntary termination without Reasonable Cause or for Good Reason, calculated by multiplying 150% of the employer and employee monthly premiums payable with respect to the health care coverage elected by the executive as of December 31, 2015, by 24. We assumed a monthly premium 50% larger than current premiums to reflect annual increases in premium costs in order to ensure that the amounts reported above include the total amount for which we are potentially responsible with respect to such coverage.
(4)
We contract with a third-party provider for 12 months of outplacement services. To the extent these services might be utilized, we expect the Company cost would be as set forth herein.
(5)
Mr. Jon M. Huntsman's Severance Agreement provides for automatic vesting in full of his outstanding unvested equity awards upon the occurrence of a change of control. An acceleration of Mr. Jon M. Huntsman's 153,831 unvested shares of restricted stock would have an estimated value of $1,749,058 and 31,331 target unvested performance share units would have an estimated value of $356,233. In addition, an acceleration of Mr. Jon M. Huntsman's 70,355 unvested options would have an estimated value of $0 because the exercise price for each such option exceeds the closing price of our stock on December 31, 2015.
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(6)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Peter R. Huntsman requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2015. An acceleration of Mr. Peter R. Huntsman's 309,844 unvested shares of restricted stock would have an estimated value of $3,522,926 and 106,719 target unvested performance share units would have an estimated value of $1,213,395. In addition,an acceleration of Mr. Peter R. Huntsman's 611,667 unvested options would have an estimated value of $0 because the exercise price for each such option exceeds the closing price of our stock on December 31, 2015.
(7)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Esplin requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2015. An acceleration of Mr. Esplin's 54,461 unvested shares of restricted stock would have an estimated value of $619,222 and 17,128 target unvested performance share units would have an estimated value of $194,745. In addition, an acceleration of Mr. Esplin's 108,712 unvested options would have an estimated value of $0 because the exercise price for each such option exceeds the closing price of our stock on December 31, 2015.
(8)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Hankins requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2015. An acceleration of Mr. Hankins' 31,958 unvested shares of restricted stock would have an estimated value of $363,362 and 9,881 target unvested performance share units would have an estimated value of $112,347. In addition, an acceleration of Mr. Hankins' 63,931 unvested options would have an estimated value of $0 because the exercise price for each such option exceeds the closing price of our stock on December 31, 2015.
(9)
Any acceleration of vesting of long-term equity incentive awards held by Mr. Turner requires the approval of the Compensation Committee, which we assume for purposes of this table would have occurred on December 31, 2015. An acceleration of Mr. Turner's 35,434 unvested shares of restricted stock would have an estimated value of $402,885 and 11,199 target unvested performance share units would have an estimated value of $127,333. In addition, an acceleration of Mr. Turner's 70,726 unvested options would have an estimated value of $0 because the exercise price for each such option exceeds the closing price of our stock on December 31, 2015.
(10)
In the event of an involuntary termination following a change of control, this amount is equal to (a) three times Mr. Jon M. Huntsman's current annual base salary, (b) three times the largest annual bonus paid to him during any of the three previous calendar years, (c) the largest annual bonus paid to him during any of the three previous calendar years, reduced pro rata based on the date of termination, and (d) an amount equal to $42,890 for the loss of certain health and welfare benefits.
(11)
In the event of an involuntary termination following a change of control, this amount is equal to 2.9 times Mr. Peter R. Huntsman's annual base salary.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2015.

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)

Plan Category	(#)(1)	($)	(#)

Equity compensation plans approved by security holders as of December 31, 2015(2)	10,849,696	$15.51	7,436,111

Equity compensation plans not approved by security holders:	—	—	—

(1)
Includes 9,544,221 outstanding options and 1,305,475 undelivered full-value awards (including 438,816 outstanding performance share units at the maximum level, 472,707 unvested phantom shares, and 393,952 vested stock units. If performance share units were delivered at target, this figure would include 9,544,221 outstanding options and 1,086,067 undelivered full-value awards (including 219,408 outstanding performance share units, 472,707 unvested phantom shares, and 393,952 vested stock units).
(2)
Since its inception, the Huntsman Stock Incentive Plan allows for the issuance of up to 37,170,909 shares of our common stock, par value $0.01 per share, to employees and consultants of our company and its subsidiaries and to members of the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Nolan D. Archibald, Wayne A. Reaud and Alvin V. Shoemaker each served on the Compensation Committee during 2015. None of the members who served on the Compensation Committee during 2015 has at any time been an officer or employee of our company or any of its subsidiaries nor had any substantial business dealings with our company or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee of our company.

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PART 6	AUDIT COMMITTEE MATTERS

FEES BILLED BY DELOITTE & TOUCHE LLP AND AFFILIATES

The following table shows the aggregate fees billed by Deloitte & Touche LLP, Deloitte Tax LLP and the member firms of Deloitte Touche Tohmatsu Limited in each of the last two fiscal years for the services indicated (dollars in millions):

	2015	2014

Audit Fees(1)	$10.6	$11.4

Audit-Related Fees(2)	0.1	2.4

Tax Fees(3)	3.6	3.8

All Other Fees(4)	1.4	—

Total	$15.7	$17.6

(1)
Includes fees associated with annual integrated audits of Huntsman Corporation and Huntsman International LLC, reviews of Quarterly Reports on Form 10-Q, a joint venture audit and statutory audits required internationally.
(2)
Includes fees associated with services related to comfort letters, and a carve-out audit and reviews of financial statements of acquired entities
(3)
Includes fees associated with tax compliance, tax advice and tax planning services including, but not limited to, international tax compliance and advice, federal and state tax advice, mergers and acquisitions tax advice and assistance with the preparation of foreign and domestic tax returns.
(4)
Includes fees for other permissible work performed by Deloitte Consulting LLP. The services relate to engagements to provide advice, observations, and recommendations regarding operations, maintenance, supply chain, sourcing and procurement to be considered by the Company.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has, by resolution, adopted policies and procedures regarding pre-approval of the performance by Deloitte & Touche LLP and affiliates of certain audit and non-audit services. Deloitte & Touche LLP and affiliates may not perform any service enumerated in Section 201(a) of the Sarbanes-Oxley Act of 2002, except as may otherwise be provided by law or regulation. Deloitte & Touche LLP and affiliates may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. The Audit Committee has pre-approved the performance by Deloitte & Touche LLP and affiliates of certain audit and accounting services, certain tax services, and, provided that fees do not exceed $250,000 per individual project, certain other tax services and audit-related services. The Audit Committee has delegated to the committee chair the power to pre-approve services beyond those previously described, provided that no services may be approved that are prohibited pursuant to Section 201(a) of the Sarbanes Oxley Act of 2002 or that appear reasonably likely to compromise the independence of Deloitte & Touche LLP. Any pre-approval granted by the chair is reviewed by the Audit Committee at its next regularly scheduled meeting. In addition, the Audit Committee receives a report annually detailing the prior year's expenditures, consistent with the SEC's accountant fee disclosure requirements.

The Audit Committee has approved all audit and permissible non-audit services prior to such services being provided by Deloitte & Touche LLP and affiliates.

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AUDIT COMMITTEE REPORT

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Huntsman Corporation ("Huntsman") assists the Board in fulfilling its oversight responsibilities with respect to the external financial reporting process and the adequacy of Huntsman's internal controls over financial reporting and related disclosure controls and procedures, areas for which management has primary responsibility. Specific responsibilities of the Committee are set forth in the Audit Committee Charter, a copy of which can be found on Huntsman's website at www.huntsman.com. At its May 2015 meeting, the Board determined that all current Committee members, Messrs. Burns, Shoemaker, Sir Robert and Dr. Beckerle, meet the independence, experience and other qualification requirements of Rule 10A-3 of the Securities Exchange Act of 1934 and the New York Stock Exchange.

The independent registered public accounting firm is responsible for expressing an opinion on the conformity of Huntsman's audited financial statements with accounting principles generally accepted in the United States and for issuing its report on Huntsman's internal control over financial reporting. All audit and non-audit services provided to Huntsman by the independent registered public accounting firm are pre-approved by the Committee or by the Chair of the Committee pursuant to delegated authority, and the Committee considers the compatibility of such non-audit services with the independent registered public accounting firm's independence.

The Committee evaluates the performance of the independent registered public accounting firm each year and determines whether to re-engage the current firm or consider other audit firms. In doing so, the Committee considers the quality of the services provided by the independent registered public accounting firm, along with their capabilities, technical expertise, and knowledge of Huntsman's operations and industry. Based on these evaluations, the Committee decided to engage Deloitte & Touche LLP as Huntsman's independent registered public accounting firm for the year ending December 31, 2016. Although the Committee has the sole authority to appoint the independent registered public accounting firm, the Committee has continued its long-standing practice of recommending that the Board ask stockholders to ratify the appointment of the registered public accounting firm at Huntsman's annual meeting of stockholders.

The Committee has reviewed and discussed Huntsman's audited financial statements for the year ended December 31, 2015 with Huntsman's management. The Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 61. The Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's communications with the Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based on the review and discussions referred to in the preceding paragraph, the Committee recommended to the Board that Huntsman's audited financial statements for the year ended December 31, 2015 be included in Huntsman's Annual Report on Form 10-K for the year ended December 31, 2015. This report was submitted by the current members of the Committee,

AUDIT COMMITTEE,
M. Anthony Burns, Chair Mary C. Beckerle Robert J. Margetts Alvin V. Shoemaker
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PART 7	PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The size of the Board is currently set at eight, divided into two classes with one class being elected to serve until the 2016 annual meeting and the other class being elected to serve until the 2017 annual meeting. The six current Class I Board members whose terms expire at the Annual Meeting are Messrs. Peter R. Huntsman, Nolan D. Archibald, M. Anthony Burns. Wayne A. Reaud, Alvin V. Shoemaker and Sir Robert J. Margetts. With respect to the directors standing for re-election at the Annual Meeting, the Governance Committee has recommended, and the Board has unanimously nominated, Messrs. Peter R. Huntsman, Nolan D. Archibald, M. Anthony Burns, Wayne A. Reaud, Alvin V. Shoemaker and Sir Robert J. Margetts for election as Class I directors. Each elected Class I director will serve until our 2017 annual meeting, until a successor is elected and qualified, or until his or her earlier death, resignation or retirement. We did not pay any third-party fees to assist in the process of identifying or evaluating candidates nor did we receive any stockholder nominations for director.

The nominees receiving a plurality of the votes cast at the Annual Meeting for the election of directors will be elected as Class I directors. You may not cumulate your votes in the election of directors. Votes that are withheld from a director's election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. These broker non-votes will have no effect on the election of the Class I director nominees.

Unless otherwise indicated on the proxy, the persons named as proxies in the enclosed proxy will vote FOR each of the Class I director nominees listed below. Although we have no reason to believe that any of the nominees will be unable to serve if elected, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons as may be nominated by the Board.

It is our policy for directors to attend our annual meetings to provide an opportunity for stockholders to communicate directly with directors about issues affecting our company.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH CLASS I DIRECTOR NOMINEE.

PROPOSAL NO. 2—NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are submitting a proposal to our stockholders for a non-binding advisory vote to approve the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This say-on-pay proposal gives our stockholders the opportunity to express their views on the compensation of our NEOs. Currently, our stockholders are given the opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with our 2017 annual meeting.

The guiding principles of our compensation policies and decisions include aligning each executive's compensation with our company's business strategy and the interests of our stockholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Our overriding executive compensation philosophy is clear and consistent—we pay for performance. Consistent with this philosophy, a significant portion of the total compensation for each of our executives is directly related to our earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans and the long-term performance of our common stock.

When casting your vote, we urge you to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board believe that our compensation practices effectively implement our guiding principles. This is evidenced by our company's solid financial performance in 2015, as discussed in the Compensation Discussion and Analysis section.

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The say-on-pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the principles, policies and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:

"RESOLVED, that the stockholders of Huntsman Corporation approve, on a non-binding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2016 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosures."

Approval of this proposal requires approval by holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against this proposal. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. These broker non-votes will have no effect on the vote.

While this vote is required by law, the result will not be binding on our company, the Board or the Compensation Committee. Nevertheless, the Compensation Committee will consider the outcome of the vote when making future decisions regarding our compensation practices.

THE BOARD RECOMMENDS A VOTE "FOR" THE ADVISORY VOTE
TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL NO. 3—RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2016. Deloitte & Touche LLP has served as our auditor since 1984. The Audit Committee has been advised by Deloitte & Touche LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. As a matter of good corporate governance, the Audit Committee has determined to submit its selection of Deloitte & Touche LLP to stockholders for ratification.

The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm will require approval by holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against this proposal. If you hold your shares in street name and do not provide timely voting instructions, your broker may exercise discretionary authority, thereby avoiding a broker non-vote.

If the selection of the independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of our company and our stockholders.

One or more representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions and, if they desire, will have an opportunity to make a statement.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF
DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

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PROPOSAL NO. 4—APPROVAL OF THE HUNTSMAN 2016 STOCK INCENTIVE PLAN RESERVING [    •    ] SHARES FOR ISSUANCE THEREUNDER AND THE MATERIAL PLAN TERMS THEREOF FOR PURPOSES OF COMPLYING WITH THE STOCKHOLDER APPROVAL REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

At the Annual Meeting, the stockholders will be asked to approve the Huntsman 2016 Stock Incentive Plan (the "2016 Plan") to reserve [    •    ] shares of common stock for issuance thereunder and the material plan terms thereof for purposes of complying with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code ("Section 162(m)"). If approved, the 2016 Plan will be effective as of May 5, 2016. We believe approval of the 2016 Plan is advisable in order to (1) ensure we have an adequate number of shares available in connection with our compensation programs and (2) allow us to grant awards that may qualify as "performance-based compensation" under Section 162(m).

Approval of this proposal requires approval by holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against this proposal. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. These broker non-votes will have no effect on the vote.

On March 10, 2016, the Compensation Committee of our Board of Directors, subject to the approval of our stockholders, approved the 2016 Plan. The proposed 2016 Plan is attached hereto as Appendix A. If our stockholders approve this proposal, we intend to file, pursuant to the Securities Act of 1933, a registration statement on Form S-8 to register the [    •    ] shares available for issuance under the 2016 Plan.

REASONS FOR PROPOSED 2016 PLAN

The use of stock-based awards under the predecessor Huntsman Stock Incentive Plan (the "Prior Plan") has been a key component of our compensation program since its original adoption in 2005. Stock-based compensation awards assist us in attracting and retaining capable, talented individuals to serve in the capacity of employees, officers, directors and consultants. The Prior Plan originally authorized us to issue up to 21,590,909 shares of common stock. An additional 11,000,000 shares of common stock became available in connection with the amendment and restatement of the Prior Plan effective November 4, 2009, and an additional 4,580,000 shares of common stock became available in connection with the amendment and restatement of the Prior Plan effective May 8, 2014. As of December 31, 2015, 7,436,111 shares remained available for us to issue as awards under the Prior Plan, and 10,849,696 shares are subject to outstanding awards under the Prior Plan. If the 2016 Plan is approved, no more awards will be made under the Prior Plan on and after the May 5, 2016 effective date of the 2016 Plan.

The Board has determined that, in order to ensure that there are sufficient shares available to meet our needs for future grants during the coming years, the adoption of the 2016 Plan reserving [    •    ] shares is necessary and desirable to give us a competitive edge in today's volatile business environment. The ability to grant stock-based compensation awards is critical to our ability to attract and retain highly qualified individuals. Our successful operation and our ability to create long-term value for our stockholders depend on the efforts of our employees, including management, and we believe that it is in the best interest of our stockholders for those individuals to have an ownership interest in us in recognition of their present and potential contributions and to align their interests with those of our stockholders. In 2015, over 62% of equity awards were granted to employees other than the NEOS. Further details about our awards currently outstanding can be found in the sections on "Securities Authorized for Issuance under Equity Compensation Plans," "Compensation Discussion and Analysis," and "Executive Compensation."

The 2016 Plan is a broad-based plan under which we may grant awards to all employees, including our officers and officers of our subsidiaries, and to non-employee members of the Board and consultants. We believe approval of the 2016 Plan will give us flexibility to continue to make stock-based grants and other awards permitted under the 2016 Plan over the next few years in amounts determined appropriate by the Compensation Committee, which administers the 2016 Plan (as discussed more fully below); however, this timeline is simply an estimate used by us to determine the number of new shares to ask our stockholders to approve and future circumstances may require us to change our expected equity grant practices. These circumstances include, but are not limited to, the future price of our common stock, award levels/amounts provided by our competitors and

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hiring activity during the next few years. It is our current practice to grant stock-based compensation awards to key employees and non-employee directors on an annual basis during the first quarter of each year based on targeted dollar values that are generally competitive with market and industry peers. For example, the aggregate targeted dollar value for the annual grants we made in the first quarter of 2016 was approximately $31 million. Fluctuations in our stock price may result in stock-based awards for a given year requiring a larger or smaller number of shares in order to capture the same grant date value as a prior year's award, which impacts the rate at which we utilize shares for compensation purposes. The closing market price of our common stock as of March 11, 2016 was $12.28 per share, as reported on the NYSE.

The 2016 Plan will allow us to use, if desired, a variety of equity compensation alternatives in structuring compensation arrangements for our personnel. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards. [As of March 11, 2016, the total number of shares of our outstanding common stock was 238,162,236. Our current dilution (which is the number of shares available for grant under the Prior Plan as of March 11, 2016, divided by the total number of shares of our common stock outstanding) is approximately 7.1%. If the 2016 Plan is approved, the potential dilution from authorized issuances for stock-based awards will increase to approximately 9.3%. In determining the number of shares to request pursuant to this proposal, the Compensation Committee considered the foregoing factors and decided that [    •    ] shares was the appropriate number to allow us to effectuate an effective equity compensation program over the coming years.

In addition to the approval of the 2016 Plan to authorize the reservation of [    •    ] shares, our stockholders are being asked to approve the material plan terms of the 2016 Plan so that awards granted under the 2016 Plan that are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) may be fully deductible by us and our subsidiaries. Although we have not adopted a policy that all compensation paid to our executive officers must be tax-deductible and we expect we may continue to pay compensation to our executives that is not fully deductible, the 2016 Plan is intended, in part, to qualify for exemption from the deduction limitations of Section 162(m) by providing "performance-based compensation" to "covered employees" within the meaning of Section 162(m). Under Section 162(m), the federal income tax deductibility of compensation paid to our Chief Executive Officer and three other most highly compensated officers (other than our Chief Executive Officer or Chief Financial Officer) determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934 ("Covered Employees") may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as "performance-based compensation" as defined in Section 162(m).

In addition to certain other requirements, in order to qualify for this exemption, the regulations under Section 162(m) require that the material plan terms of the 2016 Plan be periodically disclosed to and approved by our stockholders. Under the Section 162(m) regulations, the material plan terms of the 2016 Plan are (i) the maximum amount of compensation that may be paid to an individual under the 2016 Plan during a specified period, (ii) the employees eligible to receive compensation under the 2016 Plan, and (iii) the business criteria on which the performance goals are based. We intend that awards under the 2016 Plan may be designed to qualify for exemption from the deduction limitations of Section 162(m), in the event we choose to structure compensation in a manner that will satisfy the "performance-based compensation" exemption to Section 162(m). Accordingly, we are asking stockholders to approve the material plan terms of the 2016 Plan for Section 162(m) purposes so that awards under the 2016 Plan that are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) may be deductible by us.

The material plan terms of the 2016 Plan for Section 162(m) purposes that the stockholders are being asked to approve are disclosed below as follows: (i) the maximum amount of compensation is described in the section entitled "Summary of the 2016 Plan—Individual Limits on Awards," (ii) the eligible employees are described in the section entitled "Summary of the 2016 Plan—Eligibility," and (iii) the business criteria are described in the section entitled "Summary of the 2016 Plan—Performance-Based Compensation."

CONSEQUENCES OF FAILING TO APPROVE THE PROPOSAL

The 2016 Plan will not be implemented unless approved by stockholders. If the 2016 Plan is not approved by stockholders, the Prior Plan will remain in effect in its current form, and we will continue to grant awards thereunder until our share reserve under the Prior Plan is exhausted, which could occur as soon as the first quarter of 2017 at the time of our next annual grant, based on current expected equity grant practices (noting again that the share reserve could last for a longer period of time, depending on our future equity grant practices, which we cannot predict with certainty). However, no awards can be made under the Prior Plan after May 8, 2024.

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SUMMARY OF THE 2016 PLAN

The following summary provides a general description of the material features of the 2016 Plan but is not a complete description of all provisions of the 2016 Plan and is qualified in its entirety by reference to the full text of the 2016 Plan attached as Appendix A, which is incorporated by reference in this proposal. The purpose of the 2016 Plan is to provide incentives to our employees and consultants (and those of our subsidiaries) and to members of our Board who are not employees or consultants to devote their abilities and energies to our success through affording such individuals a means to acquire and maintain stock ownership or awards, the value of which is tied to the performance of our common stock. The 2016 Plan permits the grant of nonstatutory options, incentive stock options, stock appreciation rights, restricted stock, phantom stock, performance awards, bonus stock, dividend equivalents, substitute awards, and other stock-based awards (collectively referred to as "Awards").

KEY FEATURES OF THE 2016 PLAN

Key features of the 2016 Plan include:

•
No discounted options or related Awards may be granted;

•
Awards are generally non-transferrable, except to an Award recipient's immediate family member, pursuant to a qualified domestic relations order or by will or the laws of descent and distribution, each as permitted by the Compensation Committee;

•
No automatic Award grants are made to any eligible individual;

•
Awards may be designed to meet the requirements for deductibility as "performance-based compensation" under Section 162(m) of the Code upon stockholder approval of the eligible employees, business criteria and maximum annual per person compensation limits;

•
Limitations on the maximum number or amount of Awards that may be granted to certain individuals during any calendar year;

•
No repricing of stock options or stock appreciation rights without stockholder approval;

•
Except under limited circumstances, options and stock appreciation rights must include a minimum one-year vesting period;

•
Awards are subject to potential reduction, cancellation, forfeiture, recoupment or other clawback under certain specified circumstances in accordance with our Executive Compensation Clawback Policy and any other clawback policies we adopt; and

•
No automatic vesting of an Award solely upon the occurrence of a change in control (except as stipulated in the applicable Award agreement or if Awards are not replaced or continued by the successor).

Administration.    The 2016 Plan will be administered by a committee of our Board pursuant to its terms and all applicable state, federal or other rules or laws. However, our Board may also take any action designated to the committee, unless it is determined that administration of the 2016 Plan by "outside directors" is necessary with respect to Awards intended to qualify as "performance-based compensation" under Section 162(m). The Compensation Committee will act as the committee for purposes of the 2016 Plan. The Compensation Committee has the sole discretion to determine the eligible employees, directors and consultants to whom Awards are granted under the 2016 Plan and the manner in which such Awards will vest. Awards may be granted by the Compensation Committee to employees, directors and consultants in such amounts (measured in cash, shares of common stock or as otherwise designated) and at such times during the Term of the 2016 Plan as the Compensation Committee shall determine. Subject to applicable law and the terms of the 2016 Plan, the Compensation Committee is authorized to interpret the 2016 Plan, to establish, amend and rescind any rules and regulations relating to the 2016 Plan, to delegate duties under the 2016 Plan, to terminate, modify or amend the 2016 Plan (except for certain amendments that require stockholder approval as described below), and to make any other determinations that it deems necessary or desirable for the administration of the 2016 Plan. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the 2016 Plan in the manner and to the extent the Compensation Committee deems necessary or desirable.

Eligibility.    Consistent with certain provisions of Section 162(m) and the accompanying regulations, the employees eligible to receive compensation must be set forth in the plan and approved by our stockholders. The employees eligible to receive Awards under the 2016 Plan are our employees and those of our subsidiaries. Members of our Board who are not employees or consultants of us or our subsidiaries are eligible to receive Awards and individuals who provide consulting, advisory or other similar services to us or our subsidiaries are also eligible to receive Awards. Eligible employees, directors or consultants who are designated by the Compensation Committee to receive an Award under the 2016 Plan are referred to as "Participants." As

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of March 11, 2016, we had approximately 320 employees, six non-employee directors and five consultants who would be eligible to be Participants in the 2016 Plan.

Individual Limits on Awards.    Consistent with certain provisions of Section 162(m) and accompanying regulations, restrictions on the maximum number of shares that may be granted to a Participant in a specified period and restrictions on the maximum amount of cash compensation payable pursuant to an Award under the 2016 Plan to a Participant must be provided for in the plan and approved by our stockholders. Accordingly, no Participant may receive share-denominated Awards during a calendar year with respect to more than 3,000,000 shares of our common stock. For dollar-denominated Awards, the maximum aggregate dollar amount that may be granted to any Participant in any calendar year is limited to $15,000,000.

Number of Shares Subject to the 2016 Plan.    The number of shares of our common stock reserved for issuance under the 2016 Plan is [    •    ] shares, subject to certain adjustments as provided in the 2016 Plan. In addition, if an Award is surrendered, exchanged, forfeited, settled in cash or otherwise lapses, expires, terminates, or is canceled without the actual delivery of the shares, including (a) shares forfeited with respect to restricted stock, and (b) the number of shares withheld or surrendered in payment of any exercise or purchase price of an Award or taxes related to an Award, the shares subject to those Awards will again be available for issuance under the 2016 Plan, unless an applicable law or regulation prevents such re-issuance. This includes shares subject to any awards that are outstanding under the Prior Plan as of the May 5, 2016 effective date of the 2016 Plan, which shares may become available for re-issuance under the 2016 Plan in the circumstances described in the preceding sentence. The number shares subject to outstanding awards under the Prior Plan as of March 11, 2016 is 14,386,461.

Source of Shares.    Common stock issued under the 2016 Plan may come from authorized but unissued shares of our common stock, from treasury stock held by the company or from previously issued shares of common stock reacquired by us, including shares purchased on the open market.

Stock Options.    Stock options to purchase one or more shares of our common stock may be granted under the 2016 Plan. The Compensation Committee may determine to grant stock options that are either incentive stock options governed by Section 422 of the Internal Revenue Code, or stock options that are not intended to meet these requirements (called "nonstatutory options"). The Compensation Committee will determine the specific terms and conditions of any stock option at the time of grant. The exercise price of any stock option will not be less than 100% of the fair market value of our common stock on the date of the grant (other than in limited situations pertaining to substitute Awards, as noted below), and in the case of an incentive stock option granted to an eligible employee that owns more than 10% of our common stock, the exercise price will not be less than 110% percent of the fair market value of our common stock on the date of grant. Stock options may be exercised by paying the exercise price in cash, through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the stock option and to deliver to us an amount out of the proceeds of the sale equal to the aggregate exercise price for the shares being purchased, withholding (netting) shares from the exercised Award or such other methods as the Compensation Committee has determined to be appropriate. The term for a stock option may not exceed 10 years.

Following the grant of a stock option to a Participant, if the Participant's employment or service with us is terminated, whether voluntarily or involuntarily, all unvested stock options generally will be forfeited. However, the Compensation Committee, in its discretion, may vest all or part of the stock options on a Participant's termination. Following termination, the Participant (or his or her representative in the case of death) will have limited privileges to exercise stock options, and those exercise privileges generally will be restricted to the portion of the Award that was exercisable immediately prior to termination, unless the Compensation Committee determines otherwise at its sole discretion.

Stock Appreciation Rights.    The Compensation Committee may grant stock appreciation rights (or "SARs") independent of or in connection with a stock option. The exercise price per share of an SAR will be an amount determined by the Compensation Committee. However, SARs must generally have an exercise price not less than the fair market value of the common stock on the date the SAR is granted. Generally, each SAR will entitle a Participant upon exercise to an amount equal to (i) the excess of (a) the fair market value of one share of common stock on the exercise date over (b) the exercise price, times (ii) the number of shares of common stock covered by the SAR. Payment shall be made in common stock or in cash, or partly in common stock and partly in cash, as determined by the Compensation Committee. The term of an SAR may not exceed 10 years.

Following the grant of an SAR to a Participant, if the Participant's employment or service with us is terminated, whether voluntarily or involuntarily, all unvested SARs generally will be forfeited. However, the Compensation Committee, in its discretion, may vest all or part of the SARs on a Participant's termination. Following termination, the Participant (or his or her representative in the case of death) will have limited privileges to exercise SARs, and those exercise privileges generally will be

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restricted to the portion of the Award that was exercisable immediately prior to termination, unless the Compensation Committee determines otherwise at its sole discretion.

Performance Awards.    The 2016 Plan provides for the grant of performance awards, which are (i) rights to receive a grant or to exercise or receive vesting or settlement of any Award subject to performance goals specified by the Compensation Committee, and (ii) dollar-denominated Awards granted by the Compensation Committee where the attainment of one or more performance goals during a specified performance period will be measured for purposes of determining a Participant's right to, and the amount of payment of, the Award. Performance awards made to Covered Employees may be designed to qualify as "performance-based compensation" under Section 162(m). See "—Performance-Based Compensation" below. The Compensation Committee will determine both the performance goals and the performance period that will be associated with a performance award, as well as the method to be used in calculating the amount, if any, of the performance award at the end of the performance period. In connection with performance awards, the Compensation Committee may establish a performance award pool, which will be an unfunded pool, for the purpose of measuring performance, with the amount of such pool based on the achievement of performance goals specified by the Compensation Committee, including performance goals based on the business criteria described below. The Compensation Committee shall also determine whether performance awards will be paid in cash, our common stock, or a combination of both cash and stock. Individuals who receive a performance award generally must remain in our service until the completion of the performance period in order to receive a payment related to a performance award, although the Compensation Committee may determine, in its sole discretion, that a full or partial payment or settlement is appropriate in certain situations such as a Participant's termination due to death, disability, retirement, involuntary termination other than for cause, termination for a "good reason," or upon a change in control of the company (a "Permitted Waiver Event"). The Compensation Committee may exercise its discretion to reduce or increase the amounts payable under any performance award, except for any performance award intended to qualify as "performance-based compensation" under Section 162(m), in which case discretion may be used to decrease but not increase the amount of the Award.

Restricted Stock.    Restricted stock may be granted under the 2016 Plan, which means shares of our common stock are granted to an individual subject to transfer limitations, a risk of forfeiture and other restrictions imposed by the Compensation Committee in its discretion. During the restricted period, the Participant may not sell, assign or otherwise dispose of the restricted stock, and any stock certificate will contain an appropriate legend noting the restrictions upon such common stock until such time as all restrictions have been removed. Subject to acceleration of vesting upon a Permitted Waiver Event, a Participant will forfeit all restricted stock (and any dividends or distributions accumulated thereon that are subject to restrictions) upon his or her termination of service prior to the satisfaction of the vesting restrictions placed upon the Award. Restrictions may lapse at such times and under such circumstances as determined by the Compensation Committee. During the restricted period, the holder will have rights as a stockholder, including the right to vote the common stock subject to the Award. Unless otherwise specified in the applicable Award agreement, any dividends or distributions on the restricted stock during the restricted period shall be held by us and be subject to the same "vesting" terms as applicable to the restricted stock.

Phantom Shares.    The 2016 Plan allows the Compensation Committee to grant phantom shares, which are notional shares that entitle the Participant to receive at the end of a specified deferral period (which may or may not be coterminous to the vesting period applicable to the Award) either shares of our common stock or cash equal to the then fair market value of our common stock, or any combination of shares and cash, as determined by the Compensation Committee. The terms and conditions attached to any phantom share award will be determined by the Compensation Committee, including the vesting period and whether vesting is based upon the attainment of any performance objectives or subject to acceleration upon a Permitted Waiver Event. While the Participant shall not have the rights of stock ownership during the applicable restricted period, the Compensation Committee may establish a bookkeeping account ("DER Account") for the Participant that is credited with dividend equivalents with respect to dividends paid on shares of our common stock during the vesting period. The DER Account may or may not be credited with interest, as provided by the Compensation Committee, and will vest or be forfeited at the same time as the related phantom shares vest or are forfeited, unless otherwise provided in the applicable Award agreement.

Bonus Stock.    Bonus stock awards may be granted to eligible individuals. Each bonus stock award will constitute a transfer of unrestricted shares of common stock on terms and conditions determined by the Compensation Committee.

Dividend Equivalents.    Dividend equivalents may be granted to eligible individuals, entitling the Participant to receive cash, common stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments at the discretion of the Compensation Committee. Dividend equivalents may be awarded on a freestanding basis or in connection with another Award. The Compensation Committee may provide that dividend equivalents will be payable or distributed when accrued, deferred until a later payment date or deemed reinvested in additional common stock, Awards, or other investment vehicles. The Compensation Committee will specify any restrictions on transferability and risks of forfeiture imposed upon dividend equivalents.

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Substitute Awards.    Individuals who become eligible to participate in the 2016 Plan following a merger, consolidation or other acquisition by our company may be entitled to receive substitute Awards in exchange for similar awards that the individual may have held prior to the applicable merger, consolidation or other acquisition. If the substitute Award is in the form of a stock option or SAR, these Awards may be granted with an exercise price that is less than the fair market value per share on the replacement date, to the extent necessary to preserve the value of the original award for that individual.

Other Stock-Based Awards.    Other stock-based awards may be granted that consist of a right denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock. In the discretion of the Compensation Committee, other stock-based awards may be subject to such vesting and other terms as the Compensation Committee may establish, including performance goals. Cash awards may be granted as an element of or a supplement to any other stock-based awards permitted under the 2016 Plan.

Performance-Based Compensation.    If the Compensation Committee determines that an eligible person is or is likely to be a Covered Employee under Section 162(m) or the regulations thereunder and the contemplated Award is intended to qualify as "performance-based compensation" under such section, then the grant, exercise, vesting and/or settlement of such Award will be contingent upon the achievement of one or more pre-established performance goals based on one or more of the business criteria set forth below. Consistent with certain provisions of Section 162(m) and accompanying regulations, the business criteria on which performance goals may be based must be provided for in the plan and approved by our stockholders. However, even if stockholders approve the business criteria set forth below and the other material plan terms of the 2016 Plan for purposes of the "performance-based compensation" exception, the Compensation Committee may determine to pay compensation that is not "performance-based compensation" under Section 162(m) and that is not deductible by reason thereof. With respect to Awards intended to constitute "performance-based compensation," performance goals will be designed to be objective, "substantially uncertain" of achievement at the date of grant and will otherwise meet the requirements of Section 162(m) and regulations thereunder. Performance goals may vary among Award recipients or among Awards to the same recipient. Performance goals will be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m).

One or more of the following business criteria for the company, on a consolidated basis, and/or for specified subsidiaries, divisions, businesses or geographical units of the company (except with respect to stock price and earnings per share criteria), will be used by the Compensation Committee in establishing performance goals: (A) earnings per share; (B) revenues; (C) cash flow; (D) cash flow returns; (E) free cash flow; (F) operating cash flow; (G) net cash flow; (H) working capital; (I) return on net assets; (J) return on assets; (K) return on investment; (L) return on capital; (M) return on equity; (N) economic value added; (O) gross margin; (P) contribution margin; (Q) operating margin; (R) net income; (S) pretax earnings; (T) pretax earnings before interest, depreciation and amortization ("EBITDA"); (U) pretax earnings after interest expense and before incentives, service fees, and extraordinary or special items; (V) operating income; (W) total stockholder return; (X) share price; (Y) book value; (Z) enterprise value; (AA) debt reduction; (BB) costs or expenses; (CC) objective safety measures (including recordable incident rates and lost time incident rates); (DD) objective environmental measures (including gas releases); (EE) sales; (FF) market share; (GG) objective productivity measures; (HH) revenue or earnings per employee; (II) objective measures related to implementation or completion of significant projects or processes; (JJ) significant and objective strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; and (KK) significant and objective individual criteria, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporation transactions. To the extent consistent with Section 162(m) with respect to Awards intended to constitute "performance-based compensation," the Compensation Committee (i) shall appropriately adjust any evaluation of performance under a performance goal to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle, all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company's financial statements or notes to the financial statements; and (ii) may appropriately adjust any evaluation of performance under a performance goal to exclude any of the following that occurs during the applicable performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, or (e) accruals of any amounts for payment under the 2016 Plan or any other compensation arrangement maintained by the Company. The performance measures may be absolute or measured

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relative to one or more peer companies or public indexes. See "United States Federal Income Tax Consequences—Tax Consequences to our Company."

Minimum Vesting Requirements.    Awards that are options, SARs or other Awards for which a Participant pays (or the value or amount payable under the Award is reduced by) an amount equal to or exceeding the fair market value of the stock determined as of the grant date are subject to a one-year minimum vesting or forfeiture restriction period. This one-year minimum vesting or forfeiture restriction period does not apply to the grant of any such Awards with respect to an aggregate number of shares that does not exceed 5% of the total shares reserved for issuance under the 2016 Plan.

Recapitalization Adjustments.    In the event of any "equity restructuring" event (such as a stock dividend, stock split, reverse stock split or similar event) with respect to our common stock, the number of shares of common stock with respect which Awards may be granted, the number of shares subject to outstanding Awards, the exercise price with respect to outstanding Awards and the individual grant limits with respect to share-denominated Awards shall be equitably adjusted to reflect such event.

Change of Control.    Unless the applicable Award agreement (including any severance agreement or similar arrangement) provides otherwise or an Award is replaced or continued by the successor in connection with a "change of control" (as defined in the 2016 Plan), upon a change of control (i) Awards solely dependent on the satisfaction of a service obligation shall become fully vested and (ii) Awards dependent in any part on the satisfaction of performance objectives shall vest with performance determined based on actual performance achieved as of the date of the change of control or on a pro-rated basis based on target performance.

Unusual Transactions or Events; Change of Control.    In the event of any distribution, recapitalization, reorganization, merger, spin-off, combination, repurchase, exchange of securities, or other corporate transaction or event or any other unusual or nonrecurring transactions or events (including without limitation a "change of control" as defined in the 2016 Plan), or of changes in applicable laws, regulations or accounting principles, the Compensation Committee may provide, in general, for (i) the termination of an Award, with or without exchange for a cash payment or other rights or property of substantially equivalent value, (ii) the acceleration of vesting, exercisability or payment with respect to all or any portion of an Award, (iii) the issuance of substitute Awards by the successor or survivor entity, or (v) other adjustments in the terms of an Award.

Discontinuance or Amendment of the 2016 Plan; No Repricing.    Our Board or the Compensation Committee may amend or discontinue the 2016 Plan in any respect at any time, but no amendment may materially diminish any of the rights of a Participant under any Awards previously granted without his or her consent, except as may be necessary to comply with applicable laws. In addition, no amendment may, without the approval of the stockholders, (i) increase the number of shares available for Awards, (ii) enlarge the class of individuals eligible to receive Awards, (iii) materially increase the benefits available under the 2016 Plan or (iv) reduce the exercise price of an outstanding stock option or SAR or cancel or exchange outstanding stock options or SARs for cash or other Awards or for stock options or SARs with lower exercise prices than the original stock option or SAR, and stockholder approval will also be required with respect to other amendments to the extent required by applicable law or listing requirements. The Compensation Committee may, except as otherwise provided in the 2016 Plan, waive any conditions or rights under, or amend, alter, suspend or terminate any Award previously granted and any Award agreement related thereto, provided, that without the consent of the affected Participant, no Compensation Committee action may materially and adversely affect the rights of the Participant, except as may be necessary to comply with applicable laws.

Term of the 2016 Plan.    If our stockholders approve this proposal, the 2016 Plan will become effective upon such approval and will terminate upon the earliest to occur of: (i) May 5, 2026; (ii) the date our Board terminates the 2016 Plan; or (iii) the date that no more shares of our common stock are available for issuance under the 2016 Plan (such period being the "Term").

Tax Withholding.    We are entitled to withhold the amount of any tax attributed to any Award granted under the 2016 Plan (including from a distribution of common stock), at such times as we deem necessary or appropriate under the applicable laws in effect at such time, and to take such other action as may be necessary to satisfy all withholding obligations.

Transferability of Awards.    In accordance with any rules it may prescribe, the Compensation Committee may authorize all or a portion of an Award (other than an incentive stock option) to be granted on terms that permit transfer by the Participant to immediate family members or related family trusts, limited partnerships or similar family entities or pursuant to a domestic relations order. Other than as just described, Awards will not be transferrable other than by will or the laws of descent and distribution and may be exercised during the Participant's lifetime only by the Participant or, if permitted by applicable law, the Participant's guardian or legal representative.

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Participation by our Subsidiaries.    Our subsidiaries who adopt the terms of the 2016 Plan shall, upon our request, fund the cash portion of any Award for a Participant who is an employee or consultant of such subsidiary.

Clawback Policy.    The 2016 Plan will be subject to any written clawback policy we adopt, which policy may subject a Participant's Awards and other rights and benefits under the 2016 Plan to reduction, cancellation, forfeiture or recoupment if certain events or wrongful conduct specified in the policy occur.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain United States federal income tax consequences of certain transactions contemplated under the 2016 Plan based on federal income tax laws in effect on March 11, 2016. This summary applies to the 2016 Plan as normally operated and is not intended to provide or supplement tax advice to eligible Participants. The summary contains general statements based on current United States federal income tax statutes, regulations and currently available interpretations thereof, which are subject to change (possibly retroactively). This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of any gift, estate and inheritance taxes.

Tax Consequences to Participants under the 2016 Plan

Stock Options and Stock Appreciation Rights.    Participants will not realize taxable income upon the grant of a stock option or an SAR. Upon the exercise of a nonstatutory option or an SAR, a Participant will recognize ordinary compensation income (subject to our withholding obligations if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price of the Award. A Participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a nonstatutory option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under "Tax Consequences to our Company" below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sell the common stock acquired as a result of the exercise of a nonstatutory option or SAR, any appreciation (or depreciation) in the value of the common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive a stock option intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option ("ISO Stock") over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the Participant's regular tax liability in a later year to the extent the Participant's regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a "Disqualifying Disposition"), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm's length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm's-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

We will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, we will then, subject to the discussion below under "Tax Consequences to the Company," be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a stock option, whether a nonstatutory option or an incentive stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the nonstatutory option or incentive stock option exercise price (although a Participant would still recognize

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ordinary compensation income upon exercise of an nonstatutory option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the nonstatutory option or incentive stock option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the nonstatutory option or incentive stock option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The 2016 Plan generally prohibits the transfer of Awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the 2016 Plan allows the Compensation Committee to permit the transfer of Awards (other than incentive stock options) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of nonstatutory options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of nonstatutory options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options. If a nonstatutory option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a Participant transfers a vested nonstatutory option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor's gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonstatutory option at the time of the gift. The value of the nonstatutory option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the nonstatutory option and the illiquidity of the nonstatutory option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 per done (for 2016, subject to adjustment in future years), (ii) the transferor's lifetime unified credit, or (iii) the marital or charitable deductions. The gifted nonstatutory option will not be included in the Participant's gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested nonstatutory options has not been extended to unvested nonstatutory options. Whether such consequences apply to unvested nonstatutory options or to SARs is uncertain and the gift tax implication of such a transfer is a risk the transferor will bear upon such a disposition.

Phantom Shares; Restricted Stock; Bonus Stock; Cash Awards.    A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of a phantom share, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a share of our common stock in settlement of the phantom share, as applicable, in an amount equal to the cash or the fair market value of the common stock received. The DER Account, if any, with respect to a phantom share will be taxable as ordinary compensation income, not dividend income, when paid.

A recipient of restricted stock or bonus stock generally will be subject to tax at ordinary income tax rates on the fair market value of the common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Internal Revenue Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Internal Revenue Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the common stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant's capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under "Tax Consequences to our Company," we will be entitled to a

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deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Consequences to our Company

Reasonable Compensation.    In order for the amounts described above to be deductible by us (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments.    Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the 2016 Plan could also be limited by the golden parachute rules of Section 280G of the Internal Revenue Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Performance-Based Compensation.    Our ability (or the ability of one of our subsidiaries) to obtain a deduction for amounts paid under the 2016 Plan could be limited by Section 162(m). Section 162(m) limits our ability to deduct compensation paid during any year to a Covered Employee in excess of $1,000,000. However, an exception applies to this limitation in the case of certain "performance-based compensation." In order to exempt "performance-based compensation" from the $1,000,000 deductibility limitation, the grant, vesting, exercise or settlement of the Award must be based on the satisfaction of one or more performance goals selected by the Compensation Committee and certain other requirements must be met, including stockholder approval requirements. To allow the Compensation Committee to qualify Awards as "performance-based compensation," we are seeking stockholder approval of the 2016 Plan and the material terms thereof, including the maximum amount of compensation that may be paid under the 2016 Plan. Performance awards intended to comply with Section 162(m) may not be granted in a given period if such Awards relate to a number of shares of common stock that exceeds a specified limitation or, alternatively, the performance awards may not result in cash compensation, for a Participant, in a given year that exceeds a specified limitation. Under the terms of the 2016 Plan, a Participant who receives an Award or Awards intended to satisfy the "performance-based compensation" exception to the $1,000,000 deductibility limitation may not receive performance awards relating to more than (i) 3,000,000 shares of common stock in a given calendar year in the case of stock-denominated Awards (subject to adjustment in a manner consistent with the other provisions of the 2016 Plan), or (ii) $15,000,000 in a given calendar year with respect to cash-denominated Awards. Although the 2016 Plan has been drafted to satisfy the requirements for the "performance-based compensation" exception, we may determine that it is in our best interests not to satisfy the requirements for the exception.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION WITH RESPECT TO THE GRANT, EXERCISE, VESTING AND/OR SETTLEMENT OF AWARDS UNDER THE 2016 PLAN. IT IS NOT AND DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH ANY ELIGIBLE PARTICIPANT MAY RESIDE.

NEW PLAN BENEFITS

The Awards, if any, that will be made to eligible Participants under the 2016 Plan are subject to the discretion of the Compensation Committee, and thus we cannot currently determine the benefits or number of shares subject to Awards that may be granted in the future to our executive officers, employees, consultants or directors under the 2016 Plan. Therefore, the New Plan Benefits Table is not provided.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE 2016 PLAN AND THE MATERIAL PLAN TERMS THEREOF.

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PROPOSAL NO. 5—APPROVAL OF THE BOARD'S PROPOSAL TO ALLOW STOCKHOLDERS TO REQUEST SPECIAL MEETINGS OF STOCKHOLDERS

OVERVIEW

Stockholders do not presently have the right to require the Company to call a special meeting of stockholders. The Board's Special Meeting Proposal is a result of the Board's ongoing review of our corporate governance principles and its consideration of the stockholder special meeting proposal put forth by John Chevedden in Proposal No. 6 (the "Stockholder Special Meeting Proposal"). After due consideration and a balancing of the competing interests discussed below, the Board has determined that stockholders should be provided the opportunity to consider this alternative proposal that gives stockholders the right to request a special meeting.

Specifically, the Board now asks that you vote to approve its proposal to allow stockholders who own at least 25% of the Company's outstanding shares of common stock, and satisfy certain other procedures and requirements, to require the Company to call a special meeting of stockholders (the "Board's Special Meeting Proposal").

THE BOARD'S SPECIAL MEETING PROPOSAL

The Board believes special meetings should only be called to consider matters that a significant portion of stockholders believe warrant immediate attention and cannot be delayed for consideration until the next annual meeting. To this end, the Board believes that its proposal strikes the appropriate balance between enhancing the rights of all stockholders and preventing the disruption and waste of corporate assets that would arise if, as Mr. Chevedden's Stockholder Special Meeting Proposal provides, the required ownership threshold were set so low that owners of a small minority of shares could call a special meeting to consider a matter of little or no interest to most stockholders.

To be clear, the Board believes stockholders should be permitted to call special meetings, but the Board must also consider the disruption that special meetings cause and the substantial costs they entail. Specifically, organizing and preparing for a special meeting involves substantial expense and requires significant attention from our management, diverting their focus from performing their primary functions of overseeing and operating our business in the best interests of all stockholders. For every special meeting called, we must provide each stockholder with a notice of meeting and proxy materials at significant legal, printing and mailing expenses, as well as incur the other costs normally associated with holding a stockholder meeting.

In addition, the Board has considered recent stockholder proposals and rights to call special meetings and believes that it must, in the best interests of all of the Company's stockholders, limit the ability of a small minority of stockholders (such as the 10% proposed by Mr. Chevedden) to utilize the mechanism of special meetings for their own interests, which may not be shared more broadly by stockholders of the Company. To the contrary, the Board believes that only longer-term stockholders with a significant economic interest in our common stock and full voting rights should be entitled to request that the Company call a special meeting.

In light of these considerations, the Board requests that stockholders indicate their support for a special meeting right with the following elements:

•
One or more stockholders of record owning shares representing at least 25% of the outstanding shares of common stock of the Company for at least one year would have the ability to require that we call a special meeting of stockholders.

•
Stock ownership would be determined under a "net long" standard to provide assurance that stockholders seeking to call a special meeting possess both (i) full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. In other words, borrowed or hedged shares would not count as owned shares but shares that otherwise are deemed to be "owned" by a stockholder under the net long standard would not cease to be considered owned solely on account of being held in the name of a nominee or other intermediary or as a result of the stockholder loaning such shares if the stockholder has the power to recall such loaned shares on five or less business days' notice.

•
Stockholders seeking to call a special meeting would be required to provide information similar to the information required for stockholder nominations and proposals at annual meetings under our current Bylaw provisions.
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•
The special meeting right would be designed to prevent duplicative and unnecessary meetings. Specifically, a special meeting request would not be valid if:

•
the proposed special meeting relates to an item of business that is not a matter on which stockholders are authorized to act under, or that involves a violation of, applicable law;

•
the proposed special meeting relates to an item of business that is the same as, or substantially similar to, any item of business that was present at a meeting of stockholders held within 120 days prior to the date of the special meeting request or is the same as, or substantially similar to, any item of business that is included in the Company's notice as an item of business to be brought before a stockholder meeting that has been called or is called for a date within 120 days of the date of the special meeting request; or

•
an otherwise valid special meeting request is submitted during the period commencing 120 days prior to the anniversary of the date of the most recent annual meeting of stockholders and ending on the date of the next annual meeting of stockholders.

The Board is strongly committed to good corporate governance practices and believes that a small group of limited interest stockholders should not be able to hijack the mechanisms of the good governance for their own narrow interests. For the foregoing reasons, the Board believes that its proposal is in the best interests of the Company and all of its stockholders and should be approved.

VOTING STANDARD AND EFFECT OF THE BOARD'S SPECIAL MEETING PROPOSAL

Both the Board's Special Meeting Proposal and the Stockholder Special Meeting Proposal are nonbinding. If the Board's Special Meeting Proposal is approved by a majority of shares present at the Annual Meeting, the Board will amend the Bylaws to provide for a special meeting right reflecting the general terms set forth above. If stockholders do not approve the Board's Special Meeting Proposal, the Board may nonetheless determine to provide for a special meeting right either on the terms set forth in the Board's Special Meeting Proposal or on other terms, based on further engagement with our stockholders and consideration of the voting results on the Board's Special Meeting Proposal and the Stockholder Special Meeting Proposal.

Although the Board's Special Meeting Proposal and the Stockholder Special Meeting Proposal concern the same subject matter, the terms and effects of each proposal differ.

•
You should carefully read the descriptions of each proposal, and the Board's statement in opposition to the Stockholder Special Meeting Proposal.

•
You may vote for both proposals, and approval of the Board's Special Meeting Proposal is not conditioned on approval or disapproval of the Stockholder Special Meeting Proposal.

•
The Board of Directors is recommending a vote FOR the Board's Special Meeting Proposal and AGAINST the Stockholder Special Meeting Proposal.

If both the Board's Special Meeting Proposal and the Stockholder Special Meeting Proposal are approved, then the stockholders will have approved two different and conflicting proposals. For the reasons described above, the Board believes that the Board's Special Meeting Proposal is appropriate. If both the Board's Special Meeting Proposal and the Stockholder Special Meeting Proposal are approved, the Board will implement the Board's Special Meeting Proposal and not act on the Stockholder Special Meeting Proposal. The Board will consider approval of the Board's Special Meeting Proposal as supporting the implementation of such proposal, even if the Stockholder Special Meeting Proposal is approved.

THE BOARD RECOMMENDS A VOTE "FOR" THE BOARD'S PROPOSAL TO ALLOW STOCKHOLDERS TO REQUEST SPECIAL MEETINGS OF STOCKHOLDERS.

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PROPOSAL NO. 6—STOCKHOLDER PROPOSAL TO ALLOW STOCKHOLDERS TO REQUEST SPECIAL MEETINGS OF STOCKHOLDERS

The Company has been notified that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, intends to present an advisory and non-binding proposal for consideration at the Annual Meeting that addresses stockholder's ability to call special meetings of the stockholders. Mr. Chevedden has submitted documentation indicating that he is the beneficial owner of no less than 150 shares of the Company's common stock. This "Stockholder Special Meeting Proposal" will be voted on at the Annual Meeting only if properly presented by or on behalf of Mr. Chevedden.

In accordance with applicable proxy regulations, Mr. Chevedden's proposed resolution and supporting statement are set forth below in the form that the Company received it:

Special Shareowners Meetings

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board's current power to call a special meeting.

A shareholder right for a group owning 10% of the shares of our company to call a special meeting is one method to equalize our lack of a right for shareholders to act by written consent. If 10% of shares could call a special meeting—this would help make up for our total lack of a right to act by written consent.

A shareholder right to call a special meeting is a way to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. This is important because there could be 15-months between annual meetings.

It may be possible to adopt this proposal by incorporating brief text similar to this into our governing documents:

"Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or President or Secretary upon the order in writing of a majority of or by resolution of the Board of Directors, or at the request in writing of stockholders owning 10% of the entire capital stock of the Corporation issued and outstanding and entitled vote.

Please vote to enhance shareholder value:

For the reasons set out below.
THE BOARD RECOMMENDS A VOTE "AGAINST" THE STOCKHOLDER PROPOSAL REGARDING SPECIAL MEETINGS OF STOCKHOLDERS.

The Board's Statement in Opposition

The Board agrees that providing stockholders with the right to ask the Company to call a special meeting can be an important corporate governance practice that enhances stockholder rights. It is well recognized, however, that an unlimited or unrestrained right to call for a special meeting, an extraordinary event for any public company, can be disruptive, costly, and inconsistent with the best interests of all of the stockholders. After balancing these important yet competing interests, the Board has now concluded that it should provide stockholders with the opportunity to adopt a bylaw that permits holders of 25% (as opposed to 10%) of the stock in the aggregate to call for a special meeting as set out under "Proposal 5—Approval of the Board's Proposal to Allow Stockholders to Request Special Meetings of Stockholders".

The Board thus recommends that stockholders vote AGAINST the Stockholder Special Meeting Proposal and in favor of the Board's Proposed Special Meeting Bylaw (Proposal 5). Specifically, the Board believes that the 10% level of required ownership called for in the Stockholder Special Meeting Proposal is unduly low and would likely result in disruption and the expense of a special meeting of stockholders to consider matters that have not garnered significant enough interest from other stockholders or that are not viewed by the Board as being in the best interest of all of the stockholders.

Further, because special meetings can cause the Company to incur substantial expenses and can be potentially disruptive to the Company's normal business operations and to long-term stockholder interests, the Board believes that special meetings of the stockholders should be extraordinarily rare events. The Board believes that a small minority of stockholders should not be entitled to utilize the mechanism of special meetings for their own interests—interests that may not be shared more broadly by stockholders of the Company—and that only stockholders with full and continuing economic interest in the Company's common

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stock and full voting rights should be entitled to ask the Company to call a special meeting. Abuse of the right to call a special meeting of stockholders by owners, including nominal owners, of a small minority of shares could only come at the expense of all the other stockholders and the Company. The Board believes that the Company's resources are better spent on matters that are of interest to a broader portion of the stockholder base.

As the Company has communicated on numerous occasions, we both solicit and value stockholder discussion and input on corporate governance matters and take every step possible to ensure that such input is received in the ordinary course. Our investor relations, compensation and corporate secretary teams maintain open and regular lines of direct communication with our stockholders, and we have been responsive to stockholder feedback received in the past. Stockholders and other interested parties may communicate directly and confidentially with the Board, the independent directors or the Lead Independent Director as described under "Corporate Governance—Stockholder Communications Policy." Calling for a special meeting, on the other hand, is not in the ordinary course; it is an extreme and disruptive action for a stockholder to take in order to engage management and the Board. With its nominal ownership threshold of just 10%, we cannot recommend the Stockholder Special Meeting Proposal.

In light of the Board Proposed Special Meeting Bylaw and the considerations described above,

THE BOARD RECOMMENDS A VOTE "AGAINST" THE STOCKHOLDER PROPOSAL REGARDING SPECIAL MEETINGS OF STOCKHOLDERS.

PROPOSAL NO. 7—STOCKHOLDER PROPOSAL REGARDING MAJORITY VOTING FOR THE ELECTION OF DIRECTORS

The Company has been notified that the California State Teachers' Retirement System ("CalSTRS"), 100 Waterfront Place, MS-04, West Sacramento, CA 95605-2807, intends to present an advisory and non-binding proposal for consideration at the Annual Meeting that addresses stockholders' ability to call special meetings of the stockholders. CalSTRS has submitted documentation indicating that it is the beneficial owner of at least $2,000 of the Company's common stock. This "Stockholder Majority Voting Proposal" will be voted on at the Annual Meeting only if properly presented by or on behalf of CalSTRS at the meeting.

In accordance with applicable proxy regulations, CalSTRS' proposed resolution and supporting statement are set forth below in the form that the Company received it:

Be it Resolved:

That the shareholders of Huntsman Corporation hereby request that the Board of Directors initiate the appropriate process to amend the Company's articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement:

In order to provide shareholders a meaningful role in director elections, the Company's current director election standard should be changed from a plurality vote standard to a majority vote standard. The majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot, and it will establish a challenging vote standard for board nominees to improve the performance of individual directors and entire boards. Under the Company's current voting system, a nominee for the board can be elected with as little as a single affirmative vote, because "withheld" votes have no legal effect. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be re-elected and continue to serve as a representative for the shareholders.

In response to strong shareholder support a substantial number of the nation's leading companies have adopted a majority vote standard in company bylaws or articles of incorporation. In fact, more than 94% of the companies in the S&P 500 have adopted majority voting for uncontested elections. We believe the Company needs to join the growing list of companies that have already adopted this standard.

CalSTRS is a long-term shareholder of the Company and we believe that accountability is of upmost importance. We believe the plurality vote standard currently in place at the Company completely disenfranchises shareholders and makes the shareholder's role in director elections meaningless. Majority voting in director elections will empower shareholders with the ability to remove poorly performing directors and increase the directors' accountability to the owners of the Company, its shareholders. In addition, those directors who receive the majority support from shareholders will know they have the backing of

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the very shareholders they represent. We therefore ask you to join us in requesting that the Board of directors promptly adopt the majority vote standard for director elections.

Please vote FOR this proposal.

For the reasons set out below,
THE BOARD RECOMMENDS A VOTE "AGAINST" THE STOCKHOLDER MAJORITY VOTING PROPOSAL.

The Board's Statement in Opposition

Under our bylaws, directors are elected under a plurality voting standard. A plurality voting standard for the election of directors is the default standard under Delaware law. The plurality vote standard assures that we avoid "failed elections" (scenarios where directors fail to achieve the votes necessary to be elected and thus create vacancies on our board). The possibility of failed elections, in turn, introduces unnecessary legal uncertainty and risk to our director election process as vacancies on the Board could result in our inability to comply with certain NYSE listing requirements or other securities regulations. This includes regulations related to director independence, committee composition and the maintenance of an audit committee member with the requisite financial expertise.

The Board thus believes that our current nominating and voting procedures for director election under a plurality standard should be maintained in order to provide the Board with the flexibility to appropriately respond to stockholder interests without the risk of potential corporate governance complications arising from failed elections.

Our history and established governance approach fully support this conclusion.

First, our stockholders have voted overwhelmingly in favor of electing each of our directors in regular elections. Since 2005, each of the directors nominated by our Board has received affirmative votes in favor of their election from more than 80% of the votes cast. In other words, the vast majority of our stockholders, who now can currently express dissatisfaction with an incumbent director's performance by withholding their vote in the ordinary course, have rarely done so.

Second, the Nominating and Governance Committee of the Board of Directors is tasked with evaluating and recommending nominees for election to the Board. As part of the practice, and before making recommendations to the Board, the Nominating and Governance Committee reviews and considers individual director performance, board and committee performance, governance practices, and prior stockholder approval levels for the particular nominee. Finally, in 2014, we amended our Certificate of Incorporation to provide that Board members are elected to serve only one year terms, resulting in our Board becoming fully declassified in 2017. Stockholders who are truly dissatisfied with incumbent directors are empowered by our bylaws to recommend candidates to the Nominating and Governance Committee and in accordance with the Company's procedures may make their own nominations to our board as described under "Corporate Governance—Director Nomination Process."

For the foregoing reasons, the Board has concluded that this stockholder proposal is not in the best interests of our stockholders.

THE BOARD RECOMMENDS A VOTE "AGAINST" THE STOCKHOLDER MAJORITY VOTING PROPOSAL.

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HUNTSMAN CORPORATION : PROXY STATEMENT

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2017 ANNUAL MEETING

STOCKHOLDER PROPOSALS TO BE INCLUDED IN NEXT YEAR'S PROXY STATEMENT

Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2017 annual meeting may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary at our principal executive offices, located at 10003 Woodloch Forest Drive, The Woodlands, Texas 77380, no later than November 25, 2016.

Director Nominations and Stockholder Proposals for Presentation at the 2017 Annual Meeting

In addition to stockholder proposals submitted pursuant to the requirements of Rule 14a-8 as specified above, and as more specifically provided for in Section 2.8 of our Bylaws, for a nomination of persons for election to the Board or a proposal of business to be properly brought before the 2017 annual meeting, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our Bylaws. A stockholder making a nomination for election to the Board or a proposal of business for the 2017 annual meeting must deliver proper notice to our Corporate Secretary (c/o Corporate Secretary, Huntsman Corporation, 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 or to CorporateSecretary@huntsman.com) not earlier than the close of business on the 120th calendar day prior to the first anniversary of the date of the 2016 Annual Meeting nor later than the close of business on the 90th calendar day prior to the first anniversary of the 2016 Annual Meeting. In other words, for a stockholder nomination for election to the Board or a proposal of business to be considered at the 2017 annual meeting, it should be properly submitted to our Corporate Secretary no earlier than Thursday, January 5, 2017 and no later than Saturday, February 4, 2017. If the date of our 2017 annual meeting changes by more than 30 calendar days before May 5, 2017 or more than 70 calendar days after May 5, 2017, then stockholder nominations and proposals must be received not earlier than the close of business on the 120th calendar day prior to the date of the 2017 annual meeting and not later than the close of business on the later of the 90th calendar day prior to the date of the 2017 annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of 2017 annual meeting is first made by us. For additional information about stockholder nominations and proposals, see "Corporate Governance—Director Nomination Process."

79 / HUNTSMAN 2016 PROXY

HUNTSMAN CORPORATION : PROXY STATEMENT

PART 8	ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding beneficial ownership of our common stock as of March 11, 2016 by:

•
each person who we know owns beneficially more than 5% of our common stock;

•
each of our directors and nominees;

•
each of our named executive officers; and

•
all of our executive officers and directors as a group.

Under the regulations of the SEC, shares are generally deemed to be "beneficially owned" by a person if the person directly or indirectly has or shares voting power or investment power (including the power to dispose) over the shares, whether or not the person has any pecuniary interest in the shares, or if the person has the right to acquire voting power or investment power of the shares within 60 days, including through the exercise of any option, warrant or right. In accordance with the regulations of the SEC, in computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to options or other rights held by the person that are currently exercisable or exercisable within 60 days of March 11, 2016. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Common Stock Beneficially Owned(1)

Name of Beneficial Owner	Shares	Percent(2)

5% OR MORE BENEFICIAL OWNERS (EXCEPT OFFICERS AND DIRECTORS):

The Huntsman Foundation	18,432,000	7.7%

Huntsman Family Holdings Company LLC	11,923,244	5.0%

Boston Partners(3)	14,805,622	6.2%

The Vanguard Group, Inc.(4)	14,038,416	5.9%

DIRECTORS AND NAMED EXECUTIVE OFFICERS:

Jon M. Huntsman(5)	31,094,368	13.1%

Nolan D. Archibald(6)	588,540	*

Mary C. Beckerle(7)	49,665	*

M. Anthony Burns	61,424	*

Peter R. Huntsman(8)	8,264,446	3.5%

Sir Robert J. Margetts(9)	57,760	*

Wayne A. Reaud(10)	1,525,436	*

Alvin V. Shoemaker(11)	170,527	*

J. Kimo Esplin(12)	1,349,395	*

Anthony P. Hankins(13)	870,471	*

Simon Turner(14)	405,202	*

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (20 persons)(5)(8)(15)	46,877,734	19.68%

*
Less than 1%
(1)
The address of each beneficial owner is c/o Huntsman Corporation, 500 Huntsman Way, Salt Lake City, Utah 84108 and such beneficial owner has sole voting and dispositive power over such shares (except as described below).
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HUNTSMAN CORPORATION : PROXY STATEMENT
(2)
Based upon an aggregate of 238,162,236 shares of common stock outstanding on March 11, 2016.
(3)
As reported in Schedule 13G filed with the SEC on February 11, 2016 by Boston Partners. Based on such 13G filing, Boston Powers has sole voting power over 12,626,939 shares, shared voting power over 69,064 shares and sole dispositive power over 14,805,622 shares. The address of Boston Partners is One Beacon Street—30th Floor, Boston, MA 02108.
(4)
As reported in Schedule 13G filed with the SEC on February 11, 2016 by The Vanguard Group, Inc. Based on such 13G filing, The Vanguard Group, Inc. has sole voting power over 148,355 shares, shared voting and dispositive power over 13,891,561 shares and shared dispositive power over 14,038,416 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 135,855 shares and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 23,500 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(5)
Includes options to purchase 23,452 shares of common stock that are exercisable within 60 days of March 11, 2016. Includes the following shares of which Jon M. Huntsman may be deemed to be the beneficial owner: (a) 11,923,244 shares held by Huntsman Family Holdings Company LLC, by virtue of being the holder of a significant percentage of ownership interests in that company, (b) 22,900 shares held by the Karen H. Huntsman Inheritance Trust, by virtue of being the spouse of the trustee of such trust, and (c) 18,432,000 shares held by The Huntsman Foundation, by virtue of having the right to appoint all trustees on the Board of Trustees of such foundation and the right to remove any such trustees with or without cause or for any reason. The Huntsman Foundatin has pledged 13,500,000 of such shares in which Jon M. Huntsman has no financial interest. Jon M. Huntsman expressly disclaims beneficial ownership of any shares held by Huntsman Family Holdings Company LLC, except to the extent of his pecuniary interest therein and any shares held by the Karen H. Huntsman Inheritance Trust or The Huntsman Foundation. Jon M. Huntsman has pledged 2,100,000 of his personal shares as security for bank loans to cover philanthropic donations.
(6)
Includes 67,729 vested stock units, the shares underlying that will be deliverable upon termination of service.
(7)
Includes 45,158 vested stock units, the shares underlying that will be deliverable upon termination of service.
(8)
Includes options to purchase 2,329,432 shares of common stock that are exercisable within 60 days of March 11, 2016. Also includes the following shares of which Peter R. Huntsman may be deemed to be the beneficial owner: (a) 191,000 shares that are held by his spouse as Uniform Gifts to Minors Act custodian for six of Peter R. Huntsman's children, (b) 843,657 shares that are held by his spouse as Utah Uniform Transfers to Minors Act custodian for each of Peter R. Huntsman's eight children, and (c) 933,328 shares held by P&B Capital, L.C. for which he and his spouse are the only managers and members. Peter R. Huntsman expressly disclaims beneficial ownership of any shares held by his spouse.
(9)
Includes 57,760 vested stock units, the shares underlying that will be deliverable upon termination of service.
(10)
Includes 146,336 vested stock units, the shares underlying that will be deliverable upon termination of service.
(11)
Includes 118,063 vested stock units, the shares underlying that will be deliverable upon termination of service.
(12)
Includes options to purchase 837,846 shares of common stock that are exercisable within 60 days of March 11, 2016.
(13)
Includes options to purchase 519,220 shares of common stock that are exercisable within 60 days of March 11, 2016.
(14)
Includes options to purchase 309,881 shares of common stock that are exercisable within 60 days of March 11, 2016.
(15)
Includes options to purchase a total of 5,475,906 shares of common stock that are exercisable within 60 days of March 11, 2016, and a total of 454,900 vested stock units, the shares underlying that will be delivered to the applicable holder upon termination of service.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, among others, to file with the SEC and the NYSE an initial report of ownership of our common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16 forms that they file related to Huntsman stock transactions. Under SEC rules, certain forms of indirect ownership and ownership of our common stock by certain family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our directors and executive officers in preparing initial ownership reports and reporting ownership changes and typically files these reports on their behalf.

Based solely on a review of the reports furnished to us or written representations from reporting persons that all reportable transactions were reported, we believe that during 2015 all of our executive officers, directors and greater than 10% holders filed the reports required to be filed under Section 16(a) on a timely basis under Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

POLICIES AND PROCEDURES

Effective February 1, 2007, the Board adopted a Related Party Transactions Policy, which includes the procedures for review, approval and monitoring of transactions involving our company and "related persons" (directors, executive officers, stockholders owning five percent or greater of our common stock, or their respective immediate family members). The policy covers any transaction involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest.

The Compensation Committee reviews and approves all compensation paid to family members of directors and executive officers. All other related person transactions must be approved by the Audit Committee, which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, our interests. In evaluating the transaction, the Audit Committee will consider all relevant factors, including as applicable (1) the benefit to us in entering into the transaction; (2) the

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HUNTSMAN CORPORATION : PROXY STATEMENT

alternatives to entering into a related person transaction; and (3) whether the transaction is on terms comparable to those available to third parties.

If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance of its consummation. The Audit Committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable, or not inconsistent with such circumstances, to amend or terminate the transaction and will review the transaction annually to determine whether it continues to be in our interests.

The Compensation Committee approved the 2015 compensation decisions described below. The Audit Committee approved all other transactions described below, which were entered into after February 1, 2007 in accordance with the Related Party Transactions Policy, and continues to monitor arrangements described below consistent with the Related Party Transactions Policy.

TRANSACTIONS

Aircraft Sublease.    Our subsidiary Airstar Corporation ("Airstar") subleases a Gulfstream IV-SP Aircraft (the "Aircraft") from Jstar Corporation ("Jstar"), a corporation wholly owned by Jon M. Huntsman pursuant to a lease arrangement that expires in 2021. Under this arrangement, Airstar makes monthly sublease payments to Jstar of $123,000 and an aggregate of $8.43 million is payable through the end of the lease term. These monthly sublease payments are equal to the financing costs paid by Jstar to a leasing company and the arrangement does not result in a financial benefit to Jstar.

Office Building Lease.    We occupy and use a portion of an office building owned by the Huntsman Foundation, a private charitable foundation established by Jon M. and Karen H. Huntsman to further the charitable interests of the Huntsman family, pursuant to a lease. During 2015, we made payments of $1,651,751 to the Huntsman Foundation under the lease, which represents a contractual 2% increase from 2014. The lease expires on December 31, 2018, subject to a five-year extension at our option.

Consulting Agreement.    Effective August 31, 2015, we entered into a new Consulting Agreement with Jon M. Huntsman, Jr., one of our former directors and the former governor of Utah and U.S. Ambassador to Singapore and China. Pursuant to the new Consulting Agreement, Jon M. Huntsman, Jr. agreed to: provide strategic advice to senior management and the board of the Company on political, economic and business matters; support development and continued maintenance of the Company's high value customers and significant business relationships across all regions; support development and continued maintenance of governmental and business relationships in developing economic regions, particularly in connection with markets and opportunities in India, China and Southeast Asia; participate in negotiations and discussions with business executives and leaders, government officials and/or dignitaries; and participate in such other meetings or discussions as may be requested by senior management of the Company upon reasonable notice. In exchange for these services, we agreed to pay Jon M. Huntsman, Jr. $50,000 per month through the term of the Consulting Agreement and up to $200,000 in additional compensation based on achievement of designated results as determined by the Board. The new Consulting Agreement expires on August 31, 2016, subject to our right to extend the agreement for one year terms. Jon M. Huntsman, Jr. is the son of our Executive Chairman, Jon M. Huntsman and the brother of our Chief Executive Officer, Peter R. Huntsman, and Division President, Advanced Materials, James Huntsman.

Reimbursed employee.    Eight individuals who work for entities owned or controlled by Jon M. Huntsman are on our company's payroll, for which we are fully reimbursed and paid an administrative fee. One of these employees was paid compensation in excess of $120,000 in 2015 ($124,200).

Other Transactions with the Huntsman Family.    The following table shows compensation paid to members of the Huntsman family (other than named executive officers and directors as disclosed herein) for services as officers or employees in fiscal 2015 that involves amounts exceeding $120,000. All amounts paid for 2015 were approved by the Compensation Committee, which reviews and approves all annual and other compensation arrangements and components for corporate and executive officers and their family members who are employees.

Employee	Salary	Stock Awards(4)	Option Awards(5)	Non-Equity Incentive Plan Compensation(6)	Other Compensation

James H. Huntsman(1)	$550,000	$350,000	$150,000	$429,676	—

Peter R. Huntsman, Jr.(2)	$143,000	$60,000	—	$19,933	$350,596	(7)

John Calder(3)	$156,000	$40,000	—	$51,606	$479,025	(8)

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HUNTSMAN CORPORATION : PROXY STATEMENT
(1)
James Huntsman is the Division President of our Advanced Materials business, a position he was appointed to in May 2011. He is the son of Jon M. Huntsman, our Executive Chairman, and the brother of Peter R. Huntsman, our CEO, and Jon M. Huntsman, Jr., our former director.
(2)
Peter Huntsman, Jr. is Director of Business Improvement. He is the grandson of Jon M. Huntsman, our Executive Chairman, the son of Peter R. Huntsman, our CEO, and the nephew of Jon M. Huntsman, Jr., our former director.
(3)
Mr. Calder is Director, Corporate Development. He is the son-in-law of Peter R. Huntsman, our CEO.
(4)
This column reflects the aggregate grant date fair value of restricted stock and performance share units granted on February 4, 2015. The restricted shares vest ratably in three equal annual installments beginning on the first anniversary of the grant date.
(5)
This column reflects the aggregate grant date fair value of stock options granted on February 4, 2015. The stock options vest ratably in three equal annual installments beginning on the first anniversary of the grant date.
(6)
This column reflects the cash performance awards that were earned for 2015.
(7)
As a citizen of the U.S. with residence in Singapore, we incurred foreign assignment costs on Peter Huntsman, Jr.'s behalf during 2015, including $26,317 in international location allowances and adjustments and $316,358 in relocation, housing, and children's education expenses. In addition, we incurred $7,621 in tax gross-ups and equalization associated with Peter Huntsman Jr.'s foreign assignment.
(8)
As a citizen of the U.S. with residence in Germany and the United Kingdom, we incurred foreign assignment costs on Mr. Calder's behalf during 2015, including $14,824 in international location allowances and adjustments, $42,275 in housing costs and $410,058 in relocation expenses consisting of housing, car rental, and child education expenses. In addition, we incurred $9,868 in tax gross-ups associated with Mr. Calder's foreign assignment. We also paid $2,000 as an air travel allowance on Mr. Calder's behalf pursuant to our Business Expense and Travel Policy in which an employee is paid up to $2,000 per round trip when authorized to fly business class but chooses to fly coach.

Peter Huntsman, Jr. and Mr. Calder continue to be employees and we expect to pay them compensation and other benefits in 2016 similar to those paid in 2015. James Huntsman resigned from the Company effective June 1, 2016.

ANNUAL REPORT

The 2015 Annual Report is being furnished to our stockholders primarily via the Internet.

A copy of the Annual Report on Form 10-K for the year ended December 31, 2015, not including exhibits, is also available at www.huntsman.com. A copy of our Annual Report on Form 10-K for the year ended December 31, 2015, excluding exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the request of such person. Exhibits to the Annual Report on Form 10-K for the year ended December 31, 2015 are available upon payment of a reasonable fee, which will be limited to our expenses in furnishing the requested exhibit. Such requests should be directed to Huntsman Investor Relations, attention Kurt Ogden, by mail at 500 Huntsman Way, Salt Lake City, Utah 84108, by phone at (801) 584-5860 or by e-mail at ir@huntsman.com.

OTHER INFORMATION

We may send a single Notice of Internet Availability or set of proxy materials, as applicable, and other stockholder communications to any household at which two or more stockholders reside unless we have received contrary instructions from those stockholders. This process is called "householding." This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The Notice of Internet Availability, proxy materials and other stockholder communications may be householded based on your prior express or implied consent. If you wish to receive a separate copy of our Notice of Internet Availability or proxy materials, as applicable, for each stockholder sharing your address in the future, please contact us by mail in care of Computershare Trust Company, N.A., P.O. Box 30170, College Station, TX, 77842, or by telephone at 1-866-210-6997, and we will promptly deliver to you the requested material. If you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this householding practice for future mailings, please submit your request by mail to our transfer agent, Computershare, at Computershare Trust Company, N.A., P.O. Box 30170, College Station, TX, 77842, or by telephone at 1-866-210-6997. Computershare may also be reached through its website at www.computershare.com.

Stockholders should direct communications regarding change of address, transfer of stock ownership or lost stock certificates by mail to Computershare Trust Company, N.A., P.O. Box 30170, College Station, TX 77842, or by telephone at 1-866-210-6997. Computershare may also be reached through its website at www.computershare.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 5, 2016

The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2016 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2015 of Huntsman Corporation are available at https://materials.proxyvote.com/447011.

83 / HUNTSMAN 2016 PROXY

Appendix A

HUNTSMAN CORPORATION
2016 STOCK INCENTIVE PLAN

SECTION 1.    Purpose of the Plan.

The Huntsman Corporation Stock Incentive Plan, as amended from time to time (the "Plan"), is intended to promote the interests of Huntsman Corporation, a Delaware corporation (the "Company"), by encouraging Employees, Consultants and Directors to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

SECTION 2.    Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

"Award" shall mean an Option, Restricted Stock Award, Performance Award, Phantom Share, SAR, Bonus Stock Award, Dividend Equivalent, Substitute Award, or Other Stock-Based Award.

"Award Agreement" shall mean any written or electronic agreement, contract, instrument, or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant and shall also include any other written instrument (including any employment, severance, change in control or similar agreement or arrangement) that establishes any terms, conditions, restrictions and/or limitations applicable to Awards in addition to those established by this Plan and by the Committee's exercise of its administrative powers, including any such instrument entered into prior to or following the Effective Date.

"Board" shall mean the Board of Directors of the Company.

"Bonus Stock" shall mean Common Stock granted as a bonus pursuant to Section 6(f).

"Change of Control" shall mean: (a) with respect to an Award that is subject to section 409A of the Code, the occurrence of any event which constitutes a change of control under section 409A of the Code, including any regulations promulgated pursuant thereto; and (b) with respect to any other Award, the occurrence of any of the following events: (i) the acquisition by any "person," as such term is used in sections 13(d) and 14(d) of the Exchange Act, other than the Company, a Subsidiary of the Company or a Company employee benefit plan, of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or (ii) the consummation of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which Persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 20% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such event; or (iii) the sale or disposition by the Company of all or substantially all the Company's assets (other than any such sale or disposition involving solely the Company and one or more Persons that are "affiliates" of the Company (within the meaning of Rule 12b-2 under the Exchange Act)); or (iv) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors; or (v) the approval by the Board or the stockholders of the Company of a complete or substantially complete liquidation or dissolution of the Company.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

"Committee" shall mean the Board or any committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be a Qualified Member (except to the extent administration of this Plan by "outside directors" is not then required in order to qualify for tax deductibility under section 162(m) of the Code).

"Consultant" shall mean any individual who is not an Employee or a Director and who provides consulting, advisory or other similar services to the Company or a Subsidiary.

"Covered Employee" shall mean an Employee who is designated by the Committee, at the time of grant of a Performance Award, as likely to be a "covered employee" within the meaning of section 162(m) of the Code.

A-1 / HUNTSMAN 2016 PROXY

"Director" shall mean any member of the Board who is not an Employee.

"Dividend Equivalent" shall mean a right, granted to an Employee, Consultant or Director under Section 6(g), to receive cash, Common Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments.

"Effective Date" shall mean May 5, 2016.

"Employee" shall mean any employee of the Company or a Subsidiary.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder.

"Fair Market Value" shall mean, as of any applicable date, the closing sales price for a Share on the New York Stock Exchange (or such other national securities exchange which constitutes the principal trading market for the Shares) for the applicable date as reported by such reporting service approved by the Committee; provided, however, that if Shares shall not have been quoted or traded on such applicable date, Fair Market Value shall be determined based on the last preceding date on which they were quoted or traded, or, if deemed appropriate by the Committee, in such other manner as it may determine to be appropriate, in accordance with the Non-Qualified Deferred Compensation Rules. In the event the Common Stock is not publicly traded at the time a determination of its Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee, taking into account all factors the Committee deems appropriate, including without limitation the Non-Qualified Deferred Compensation Rules.

"Incentive Stock Option" or "ISO" shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an "incentive stock option" under section 422 of the Code or any successor provision thereto.

"Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the Effective Date, or (B) are elected, or nominated for election, thereafter to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but "Incumbent Director" shall not include an individual whose election or nomination is in connection with (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a plan or agreement to replace a majority of the then Incumbent Directors.

"Non-Qualified Deferred Compensation Rules" shall mean the limitations or requirements of section 409A of the Code and the guidance and regulations promulgated thereunder.

"Non-Qualified Stock Option" or "NQO" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

"Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

"Other Stock-Based Award" shall mean an Award granted under Section 6(i) of the Plan.

"Participant" shall mean any Employee, Consultant or Director who was granted an Award under the Plan that remains outstanding.

"Performance Award" shall mean any right granted under Section 6(c) of the Plan.

"Person" shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

"Phantom Shares" shall mean the right to receive Shares or cash equal to the Fair Market Value of such Shares, or any combination thereof, as determined by the Committee, at the end of a specified deferral period (which may or may not be coterminous with the Restricted Period of the Award), which is granted pursuant to Section 6(d) of the Plan.

"Prior Plan" shall mean the Huntsman Corporation Stock Incentive Plan, as amended and restated effective May 8, 2014.

"Qualified Member" shall mean a member of the Committee who is a "nonemployee director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Treasury regulation 1.162-27 under section 162(m) of the Code.

"Restricted Period" shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

"Restricted Stock" shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(b) of the Plan.

"Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

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"SAR" shall mean a stock appreciation right granted under Section 6(e) of the Plan that entitles the holder to receive the excess of the Fair Market Value of a Share on the relevant date over the exercise price of such SAR, with the excess paid in cash and/or in Shares in the discretion of the Committee, subject to the limitation on cash payments in Section 4(d).

"SEC" shall mean the Securities and Exchange Commission or any successor thereto.

"Shares" or "Common Shares" or "Common Stock" shall mean the common stock of the Company, $0.01 par value, and such other securities or property as may become the subject of Awards under the Plan.

"Subsidiary" shall mean any entity (whether a corporation, partnership, joint venture, limited liability company or other entity) in which the Company owns a majority of the voting power of the entity directly or indirectly, and any other entity in which the Company has an economic interest that is designated by the Committee as a Subsidiary for purposes of the Plan, except (i) with respect to the grant of an ISO, in which case the term Subsidiary shall mean any "subsidiary corporation" of the Company as defined in section 424 of the Code, or (ii) in the case of Options or SARs that are intended to comply with Treasury regulation 1.409A-1(b)(5)(i), in which case the term Subsidiary shall mean an entity in a chain of entities in which each entity has a "controlling interest" in another entity in the chain, starting with the Company.

"Substitute Award" shall mean an Award granted pursuant to Section 6(h) of the Plan.

SECTION 3.    Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (viii) amend any Award under the Plan as provided in Section 7(b); and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder and any other Person. The Committee may, subject to any applicable law, regulatory, securities exchange or other similar restrictions, delegate to one or more officers of the Company the authority to grant Awards to Employees and Consultants who are not, and whose family members are not, subject to section 16(b) of the Exchange Act (for this purpose "family members" include the brothers or sisters (whether by whole or half blood), spouse, ancestors, or lineal descendants of the Employee or Consultant, and any spouse of any of the foregoing). The Committee may impose such limitations and restrictions, in addition to any required limitations or restrictions, as the Committee may determine in its sole discretion. Any Award granted pursuant to such a delegation shall be subject to all of the provisions of the Plan concerning such Award.

SECTION 4.    Shares Available for Awards.

(a)     Shares Available.

  (i)     Share Pool.    Subject to adjustment as provided in Section 4(c), the number of Shares that may be issued with respect to Awards (including pursuant to the exercise of Incentive Stock Options) under the Plan shall be 8,225,000 Shares. To the extent an Award has been or is settled with the delivery of Shares, such Shares shall not be available for issuance under future Awards under the Plan. If an Award is surrendered, exchanged, forfeited, settled in cash or otherwise lapses, expires, terminates or is canceled without the actual delivery of Shares, including (i) Shares forfeited with respect to Restricted Stock, or (ii) the number of Shares withheld or surrendered in payment of any exercise or purchase price of an Award or taxes relating to Awards, then the Shares covered by such Award, to the extent of such surrender, exchange, forfeiture, expiration, lapse, termination, cancellation or payment in cash, shall again be Shares that may be issued with respect to Awards granted under the Plan. Notwithstanding the foregoing provisions, if any such Shares could not again be available for Awards to a particular Covered Employee under applicable law or regulation, such Shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

  (ii)     Prior Plan.    Awards that are outstanding under the Prior Plan immediately prior to the Effective Date of this Plan ("Prior Plan Awards") shall remain outstanding following the Effective Date in accordance with their terms; however, no new awards may be granted pursuant to the Prior Plan on or after the Effective Date. For the avoidance of doubt, all

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  remaining available Shares under the Prior Plan that are not the subject of Prior Plan Awards will automatically and immediately cease to be available at the Effective Date of this Plan. With respect to Prior Plan Awards, in accordance with Section 4(a) of the Prior Plan, if such a Prior Plan Award, on or after the Effective Date, is surrendered, exchanged, forfeited, settled in cash or otherwise lapses, expires, terminates or is canceled without the actual delivery of Shares, including (A) Shares forfeited with respect to restricted stock awards, or (B) the number of Shares withheld or surrendered in payment of any exercise or purchase price of such Prior Plan Award or taxes relating to the Prior Plan Award, then the Shares covered by such Prior Plan Award, to the extent of such surrender, exchange, forfeiture, expiration, lapse, termination, cancellation or payment in cash, shall become Shares that may be issued with respect to Awards granted under this Plan.

(b)     Sources of Shares Deliverable Under Awards.    Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or previously issued Shares reacquired by the Company, including Shares purchased on the open market.

(c)     Anti-dilution Adjustments.    With respect to any "equity restructuring" event (such as a stock dividend, stock split, reverse stock split or similar event with respect to Shares) that could result in an additional compensation expense to the Company pursuant to the provisions of the Financial Accounting Standards Board, Accounting Standards Codification, Topic 718—Stock Compensation, as the same may be amended or superseded from time to time ("ASC Topic 718"), if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Shares (or other securities or property) covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event. With respect to any other similar event that would not result in an ASC Topic 718 accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment to the maximum number and the type of Shares (or other securities or property) with respect to which Awards may be granted under the Plan after such event as provided in Section 4(a) and the individual participant annual grant limits with respect to Awards (other than dollar-denominated Awards) as provided in Section 4(d). Any such adjustments pursuant to this Section 4(c) shall be evidenced by written addendums to the Plan and Award Agreements prepared by the Company and, with respect to Options, shall be in accordance with the Treasury regulations concerning Incentive Stock Options.

(d)     Individual Participant Limits.    Subject to adjustment as provided in Section 4(c), the maximum number of Share-denominated Awards that may be granted under the Plan to any individual during any calendar year during any part of which this Plan is in effect shall not relate to more than 3,000,000 shares of Common Stock. The maximum amount of dollar-denominated Awards that may be granted to any individual during any calendar year may not exceed $15,000,000.

SECTION 5.    Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee.

SECTION 6.    Awards.

(a)     Options.    Subject to the provisions of the Plan, the Committee shall have the authority to determine Employees, Consultants and Directors to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option, including the applicable Restricted Period and/or performance objectives, if any, and the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

  (i)     Exercise Price.    The exercise price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but, except with respect to a Substitute Award, shall not be less than the Fair Market Value per Share on the effective date of such grant.

  (ii)     Time and Method of Exercise.    The Committee shall determine and provide in the Award Agreement the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned by the Participant, a "cashless-broker" exercise (through procedures approved by the Company), other securities or other property, a note (to the extent permitted by applicable law), a withholding or "netting" of Shares from the Option if it is not an Incentive Stock Option, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made. The maximum term for an Option shall be 10 years.

  (iii)     Incentive Stock Options.    An Incentive Stock Option may be granted only to an individual who is an employee of the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted and must be granted within 10 years from the date the Plan was approved by the Board or the stockholders of the Company, whichever is earlier. To the extent that the aggregate Fair Market Value (determined at the time the respective

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  Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, or such Options fail to constitute Incentive Stock Options for any reason, such purported Incentive Stock Options shall be treated as Non-Qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury regulations and other administrative pronouncements, which of a Participant's purported Incentive Stock Options do not constitute Incentive Stock Options and shall notify the Participant of such determination as soon as reasonably practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by such Participant or the Participant's guardian or legal representative. The terms of any Incentive Stock Option granted under the Plan shall comply and be interpreted consistently in all respects with the provisions of section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

  (iv)     Forfeiture.    An Incentive Stock Option may be granted only to an individual who is an employee of the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted and must be granted within 10 years from the date the Plan was approved by the Board or the stockholders of the Company, whichever is earlier. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, or such Options fail to constitute Incentive Stock Options for any reason, such purported Incentive Stock Options shall be treated as Non-Qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury regulations and other administrative pronouncements, which of a Participant's purported Incentive Stock Options do not constitute Incentive Stock Options and shall notify the Participant of such determination as soon as reasonably practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by such Participant or the Participant's guardian or legal representative. The terms of any Incentive Stock Option granted under the Plan shall comply and be interpreted consistently in all respects with the provisions of section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

(b)     Restricted Stock.    The Committee shall have the authority to grant Awards of Restricted Stock to Employees, Consultants and Directors upon such terms and conditions as the Committee may determine.

  (i)     Terms and Conditions.    Each Restricted Stock Award shall be subject to the fulfillment during the Restricted Period of such conditions, including performance objectives, if any, as the Committee may specify at the date of grant, which conditions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee may determine. During the Restricted Period, the Participant shall have such rights of ownership in or with respect to the Restricted Stock as set forth in the Award Agreement, subject to Section 6(b)(ii) below concerning dividends.

  (ii)     Dividends.    Unless otherwise specified in the applicable Award Agreement, dividends and distributions made with respect to a share of Restricted Stock shall be held by the Company in a bookkeeping account for the Participant (credited either as cash (without interest) or as Phantom Shares), which account shall be subject to the same vesting and forfeiture restrictions as the share of Restricted Stock with respect to which such dividends and distributions are made.

  (iii)     Registration.    Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

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  (iv)     Forfeiture.    Unless otherwise specified in the applicable Award Agreement with respect to a Permitted Waiver Event, upon a Participant's termination of service with the Company and its Subsidiaries during an applicable Restricted Period, all Restricted Stock subject to such Restricted Period shall be forfeited by the Participant and re-acquired by the Company. Notwithstanding the foregoing, the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining forfeiture and other restrictions with respect to such Participant's Restricted Stock if such termination of service is (x) due to the Participant's death, disability, or retirement, or (y) an involuntary termination by the Company or Subsidiary other than for "cause," or a termination by the Participant for a "good reason," as such terms are defined in the Award Agreement or an employment or severance agreement with (or a plan of) the Company or a Subsidiary, (the foregoing collectively being a "Permitted Waiver Event"); provided, however, if the Award is to a Covered Employee and intended to qualify as "performance-based compensation" under section 162(m) of the Code, such waiver may be only upon a termination due to death or disability or a Change of Control of the Company or other event permitted under section 162(m) of the Code.

  (v)     Transfer Restrictions.    During the Restricted Period, Restricted Stock will be subject to such limitations on transfer as necessary to comply with section 83 of the Code.

(c)     Performance Awards.    The Committee shall have the authority to determine the Employees, Consultants and Directors who shall receive a Performance Award, pursuant to which the right of such individual to receive a grant, or to exercise or receive settlement, of any Award available under this Plan, and the timing thereof, may be subject to performance objectives as specified by the Committee. In addition, a Performance Award may be denominated as a cash amount at the time of grant and confer on the Participant the right to receive payment upon the achievement of such performance objectives during such Restricted Periods as the Committee shall establish with respect to the Award.

  (i)     Terms and Conditions.    Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance objectives to be achieved during the applicable Restricted Period, the length of the Restricted Period, the number of Shares or the amount of cash subject to any Performance Award and the amount of any payment to be made upon achievement of the performance objectives applicable to any Performance Award.

  (ii)     Performance Awards to Covered Employees.    If the Committee determines that a Performance Award to be granted to an Employee who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of section 162(m) of the Code, the performance objectives for such Performance Award shall consist of one or more performance criteria set forth in Section 6(j)(viii) of this Plan. Performance objectives applicable to such a Performance Award shall be objective and shall otherwise meet the requirements of section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee resulting in the achievement of performance objectives be "substantially uncertain" at the time the Committee actually establishes the performance objectives. Performance objectives shall be established not later than 90 days after the beginning of any Restricted Period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under section 162(m) of the Code. The Committee may establish a Performance Award pool, which shall be an unfunded pool based upon the achievement of performance objectives related to one or more of the performance criteria set forth in Section 6(j)(viii) hereof, for purposes of measuring the performance of the Company in connection with such Performance Awards. All determinations by the Committee with respect to Awards that are intended to constitute "performance-based compensation" within the meaning of section 162(m) of the Code shall be made in writing. The Committee may not delegate any responsibility relating to such Performance Awards.

  (iii)     Payment of Performance Awards.    Performance Awards are earned as of the date the Committee determines the applicable performance objectives have been satisfied. Performance Awards may be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum or in installments promptly as of or following the date the Committee determines the applicable performance objectives have been satisfied, in accordance with procedures established by the Committee with respect to such Award. The Committee may exercise its discretion to reduce or increase the amounts payable under any Performance Awards, except with respect to Performance Awards to Covered Employees that are intended to qualify as "performance-based compensation" under section 162(m) of the Code, in which case, the Committee may, in its discretion, reduce the amount of settlement otherwise to be made in connection with such Performance Awards but may not exercise discretion to increase any such amount.

  (iv)     Forfeiture.    Unless otherwise specified in the applicable Award Agreement with respect to a Permitted Waiver Event, upon a Participant's termination of service with the Company and its Subsidiaries during the applicable Restricted Period, whether voluntary or involuntary (and including without limitation termination on account of death, disability, or retirement), all Performance Awards shall be forfeited by the Participant. However, the Committee may, when it finds that a waiver upon a Permitted Waiver Event would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's Performance Award; provided, however, if the Award to a Covered Employee is intended to qualify as "performance-based compensation" under section 162(m) of the Code, such waiver may be only upon a termination due to death or disability or a Change of Control of the Company or other event permitted under section 162(m) of the Code.

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(d)     Phantom Shares.    The Committee shall have the authority to grant Awards of Phantom Shares to Employees, Consultants and Directors upon such terms and conditions as the Committee may determine.

  (i)     Terms and Conditions.    Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to the Fair Market Value of a specified number of Shares, or a combination thereof, to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including performance objectives, if any, as the Committee may specify at the date of grant. The Participant shall not have any rights of ownership in or with respect to the Phantom Shares. Phantom Shares shall be earned upon the lapse of the Restricted Period and shall be settled upon expiration of a specified deferral period (which may or may not be coterminous with the Restricted Period). The Committee shall cause the corresponding number of Shares to be issued or transferred, or shall cause the corresponding amount to be paid promptly thereafter.

  (ii)     Dividend Equivalents.    Unless otherwise specified in the applicable Award Agreement, with respect to a Phantom Share, the economic equivalent of all dividends and other distributions paid on a Share during the Restricted Period shall be credited by the Company in a cash bookkeeping account (without interest) or in additional Phantom Shares, which account shall be subject to the same vesting and forfeiture restrictions as the related Phantom Share.

  (iii)     Forfeiture.    Unless otherwise provided in an applicable Award Agreement with respect to a Permitted Waiver Event, upon a Participant's termination of service with the Company and its Subsidiaries during the applicable Restricted Period, all Phantom Shares subject to such Restricted Period shall be forfeited by the Participant. Notwithstanding the foregoing, the Committee may, when it finds that a waiver upon a Permitted Waiver Event would be in the best interests of the Company, waive in whole or in part any or all remaining forfeiture and other restrictions with respect to such Participant's Phantom Shares; provided, however, if the Award to a Covered Employee is intended to qualify as "performance-based compensation" under section 162(m) of the Code, such waiver may be only upon a termination due to death or disability or a Change of Control of the Company or such other event permitted by section 162(m) of the Code.

(e)     SARs.    The Committee shall have the authority to determine the Employees, Consultants and Directors to whom SARs shall be granted, the number of SARs to be granted, the exercise price and the conditions and limitations applicable to the exercise of the SAR, including the applicable Restricted Period and/or performance objectives, if any, and the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan. SARs may be granted in tandem with or separately from an Option.

  (i)     Exercise Price.    The exercise price per SAR shall be determined by the Committee at the time the SAR is granted, but, except with respect to a Substitute Award, shall not be less than the Fair Market Value per Share on the effective date of such grant.

  (ii)     Time of Exercise.    The Committee shall determine and provide in the Award Agreement the time or times at which an SAR may be exercised in whole or in part. The maximum term for an SAR shall be 10 years.

  (iii)     Method of Payment.    Unless provided in the Award Agreement, the Committee shall determine, in its discretion, whether the SAR shall be paid in cash, shares of Common Stock or a combination thereof.

  (iv)     Forfeiture.    Unless otherwise provided in an applicable Award Agreement with respect to a Permitted Waiver Event, upon a Participant's termination of service with the Company and its Subsidiaries, whether voluntary or involuntary (and including without limitation termination on account of death, disability, or retirement), all such Participant's SARs as to which the Restricted Period has not elapsed as of the date of termination shall be forfeited, and all such Participant's SARs as to which the Restricted Period has elapsed as of the date of termination shall remain exercisable for the period of time set forth in the Award Agreement, after which time any such SARs which remain unexercised shall be forfeited. However, the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to a Participant's SARs.

(f)     Bonus Stock.     The Committee is authorized to grant Common Stock as a bonus, or to grant Common Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Bonus Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act. Bonus Stock or other Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Common Stock to an officer of the Company or any of its Subsidiaries in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(g)     Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to an Employee, Consultant or Director, entitling the Participant to receive cash, Common Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be

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paid or distributed when accrued or shall be deemed to have been reinvested in additional Common Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h)     Substitute Awards.    Awards may be granted under the Plan in substitution of similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Company or a Subsidiary of another entity or the assets of another entity. Such Substitute Awards, if an Option or SAR, may have an exercise price less than the Fair Market Value of a Share on the date of such substitution, to the extent necessary to preserve the value of the award, and will become exercisable upon the lapse of the Restricted Period. Such Substitute Awards, if Restricted Stock or Phantom Shares, shall be earned by the Participant, and promptly issued, transferred, or paid, upon the lapse of the Restricted Period or other specified deferral period.

(i)     Other Stock-Based Award.    The Committee may also grant to Employees, Consultants or Directors an Other Stock-Based Award, which shall consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan, which may include convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified Subsidiaries of the Company. Subject to the terms of the Plan, the Committee shall determine the terms and conditions, including any vesting terms and/or performance objectives, of any such Other Stock-Based Award. Cash awards, as an element of or supplemental to any other Award under this Plan, may also be granted pursuant to this Section 6(i).

(j)     General.

  (i)     Award Agreements.    An Award Agreement may be delivered to each Participant to whom an Award is granted. The terms of the Award Agreement shall be as determined by the Committee, so long as they are consistent with the Plan.

  (ii)     Awards May Be Granted Separately or Together.    Subject to Section 7(a), Awards may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, or in substitution or exchange for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary. Such additional, tandem and substitute or exchanged Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award.

  (iii)     Limits on Transfer of Awards.

    (A)   Except as provided in paragraph (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or if permissible under applicable law, by the Participant's guardian or legal representative as determined by the Committee.

    (B)   Except as provided in paragraph (C) below or in a qualified domestic relations order, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant in any manner (whether for value or other consideration) other than by will or by the laws of descent and distribution, and any such purported prohibited assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary.

    (C)  To the extent specifically approved in writing by the Committee, an Award (other than an Incentive Stock Option) may be transferred to immediate family members or related family trusts, limited partnerships or similar family entities on such terms and conditions as the Committee may establish or approve.

  (iv)     Terms of Awards; Minimum Vesting.    The term of each Award shall be for such period as may be determined by the Committee, provided the term of an Option and SAR shall be limited as provided in Sections 6(a)(ii) and (iii) and Section 6(e)(ii), respectively. The minimum vesting or forfeiture restriction period with respect to Awards that are Options, SARs or other Awards for which a Participant pays (or the value or amount payable under the Award is reduced by) an amount equal to or exceeding the Fair Market Value of the Stock determined as of the date of grant shall be one year, subject to the Committee's authority pursuant to Sections 6(a)(iv), 6(b)(iv), 6(c)(iv), 6(d)(iii), 6(e)(iv), 6(j)(x), and 7 of the Plan in the event of a Participant's termination of employment or service or upon the occurrence of certain events; provided, that the foregoing one-year minimum vesting or forfeiture restriction period shall not apply to the grant of any such Awards with respect to an aggregate number of Shares that does not exceed 5% of the total share pool specified in Section 4(a)(1) hereof.

  (v)     Share Certificates.    All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and

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  the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

  (vi)     Consideration for Grants.    Awards may be granted for no cash consideration or for such consideration as the Committee determines, including, without limitation, such minimal cash consideration as may be required by applicable law.

  (vii)     Delivery of Shares or other Securities and Payment by Participant of Consideration.    No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof, provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

  (viii)     Performance Criteria.    The Committee shall establish performance goals applicable to those Awards that are intended by the Committee to qualify as "performance-based compensation" as described in section 162(m)(4)(C) of the Code, where such goals are required in order to so comply. Such performance goals shall be established based upon one or more of the following performance criteria: (A) earnings per share; (B) revenues; (C) cash flow; (D) cash flow returns; (E) free cash flow; (F) operating cash flow; (G) net cash flow; (H) working capital; (I) return on net assets; (J) return on assets; (K) return on investment; (L) return on capital; (M) return on equity; (N) economic value added; (O) gross margin; (P) contribution margin; (Q) operating margin; (R) net income; (S) pretax earnings; (T) pretax earnings before interest, depreciation and amortization ("EBITDA"); (U) pretax earnings after interest expense and before incentives, service fees, and extraordinary or special items; (V) operating income; (W) total stockholder return; (X) Share price; (Y) book value; (Z) enterprise value; (AA) debt reduction; (BB) costs or expenses; (CC) objective safety measures (including recordable incident rates and lost time incident rates); (DD) objective environmental measures (including gas releases); (EE) sales; (FF) market share; (GG) objective productivity measures; (HH) revenue or earnings per employee; (II) objective measures related to implementation or completion of significant projects or processes; (JJ) significant and objective strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; and (KK) significant and objective individual criteria, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporation transactions. Such goals (other than stock price and earnings per share) may be expressed in terms of the Company, a Subsidiary, department, division, business unit, or product, as determined by the Committee, and may be absolute, relative to one or more other companies, or relative to one or more indexes. A performance goal need not be based upon an increase or positive result under a business criterion and may, for example, be based upon limiting economic losses or maintaining the status quo. Which factor or factors to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Committee, in its sole discretion, at the time of grant. To the extent consistent with section 162(m) of the Code with respect to Awards intended to constitute "performance-based compensation," the Committee (A) shall appropriately adjust any evaluation of performance under a performance goal to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle, all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company's financial statements or notes to the financial statements; and (B) may appropriately adjust any evaluation of performance under a performance goal to exclude any of the following that occurs during the applicable performance period: (1) asset write-downs, (2) litigation, claims, judgments or settlements, (3) the effect of changes in tax law or other such laws or provisions affecting reported results, (4) accruals for reorganization and restructuring programs, or (5) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

  (ix)     Change of Control.    Unless otherwise provided for in an Award Agreement and subject to Section 6(j)(x) below, upon a Change of Control, all then-outstanding Awards shall vest in accordance with Section 6(j)(ix)(A) below, except to the extent that another Award meeting the requirements of Section 6(j)(ix)(B) (a "Replacement Award") is provided to the Participant to replace such Award (the "Replaced Award").

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    (A)     Change of Control Vesting.    Upon a Change of Control, a Participant's then-outstanding Awards that are not vested and (1) as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall become fully vested; or (2) as to which vesting depends upon the satisfaction of one or more performance objectives shall immediately vest and all performance objectives shall be calculated based on either, as determined by the Committee in its sole discretion, (a) actual performance against the stated performance objectives as of the date of the Change of Control or (b) deemed target performance pro-rated based on the number of days elapsed in the applicable performance peri`od until the date of the Change of Control.

    (B)     Replacement Awards.    An Award shall meet the conditions of this Section 6(j)(ix)(B) (and hence qualify as a Replacement Award) if: (1) it is of the same type as the Replaced Award (or, it is of a different type than the Replaced Award, provided that the Committee, as constituted immediately prior to the Change of Control, finds such type acceptable); (2) it has an intrinsic value at least equal to the value of the Replaced Award; (3) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control; (4) its terms and conditions comply with the terms of this Section 6(j)(ix)(B) set forth below; and (5) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 6(j)(ix)(B) are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options or stock appreciation rights by reference to either their intrinsic value or their fair value. Upon an involuntary termination of service of a Participant occurring at any time following the Change of Control, other than for cause, all Replacement Awards held by the Participant (a) as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall become fully vested; or (b) as to which vesting depends upon the satisfaction of one or more performance objectives shall immediately vest and all performance objectives shall be calculated based on either, as determined by the Committee in its sole discretion, (i) actual performance against the stated performance objectives as of the date of the Change of Control or (ii) deemed target performance pro-rated based on the number of days elapsed in the applicable performance period until the date of the Change of Control.

  (x)     Unusual Transactions or Events.    In the event of any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other corporate transaction or event or any unusual or nonrecurring transactions or events (including without limitation a Change of Control) affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may take any one or more of the following actions (unless the discretion to take such action would cause an Award to a Covered Employee to not qualify as "performance-based compensation" under section 162(m) of the Code if intended to so qualify):

    (A)   To provide for either (i) the termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or even the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (ii) the replacement of such Award with other rights or property of substantially equivalent value selected by the Committee in its sole discretion;

    (B)   To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

    (C)  To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future, provided that, with respect to outstanding Awards such adjustments shall result in substantially equivalent value to the affected Participants; and

    (D)  To provide that such Award shall be exercisable (within such period of time as the Committee may specify, for example, but not by way of limitation, in connection with a Change of Control, the Committee may specify that unexercised, vested Options or SARs terminate upon consummation of the Change of Control), or payable or fully

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    vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement.

  Notwithstanding the foregoing, with respect to an above event that is an "equity restructuring" event that would be subject to a compensation expense pursuant ASC Topic 718, the provisions in Section 4(c) shall control to the extent they are in conflict with the discretionary provisions of this Section 6(j)(x).

SECTION 7.    Amendment and Termination.

Except to the extent prohibited by applicable law:

(a)     Amendments to the Plan.    The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person (but stockholder approval will be required to the extent required by applicable law or listing requirements); provided, however, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would (i) increase the total number of Shares that may be issued under Awards (including ISOs) granted under the Plan, except as provided in Sections 4(c) and 6(j)(x) of the Plan, (ii) increase the class of individuals eligible to receive Awards under the Plan or (iii) materially increase the benefits available under the Plan. In addition, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) and except as provided in Section 6(j)(x) of this Plan, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval. Notwithstanding the foregoing, without the consent of an affected Participant, no Board or Committee action pursuant to this Section 7(a) may materially or adversely affect the rights of such Participant under any previously granted and outstanding Award.

(b)     Amendments to Awards.    Subject to Section 7(a) above and any express restrictions in the Plan concerning the acceleration of the vesting of Awards, the Committee may accelerate or waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that, subject to Section 7(c) below, no change in any Award shall materially adversely affect the rights of a Participant under the Award without the consent of such Participant. Notwithstanding the foregoing, and subject to Section 7(c) below, (i) with respect to any Award to a Covered Employee that is intended to qualify as "performance-based compensation" under section 162(m) of the Code, no adjustment shall be authorized to the extent such adjustment would cause the Award to fail to so qualify, and (ii) no acceleration of the terms of payment of any Award that provides for a deferral of compensation under the Non-Qualified Deferred Compensation Rules shall be authorized if such acceleration would subject a Participant to additional taxes under the Non-Qualified Deferred Compensation Rules.

(c)     Amendments to Preserve or Achieve Tax Treatment and Comply with Law.    Notwithstanding Section 7(b) above, the Board or the Committee may amend or alter any terms of any outstanding Award as it deems advisable in order to preserve or achieve its intended tax treatment or to comply with applicable law, provided that such amendments or alterations shall result in substantially equivalent value to the affected Participants.

(d)     Substantially Equivalent Value.    With respect to amendments, alterations, or adjustments of any Award, "substantially equivalent value" may be determined without consideration of any tax consequences of the amendment, alteration, or adjustment.

SECTION 8.    General Provisions.

(a)     No rights to Awards.    No Participant or other Person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

(b)     Tax Withholding.    The Company or any Subsidiary is authorized to withhold from any Award, from any payment due or transfer made under any Award (including from a distribution of Stock) or from any compensation or other amount owing to a Participant the amount (in cash, Shares, or other property) of any applicable taxes required to be withheld by the Company or Subsidiary in respect of the Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under the Award and to take such other action as may be necessary in the opinion of the Company or Subsidiary to satisfy all of its obligations for the payment of such taxes. In addition, the Committee may provide, in an Award Agreement, that the Participant may direct the Company to satisfy such Participant's tax withholding obligations through the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award; provided, that, in such case, the number of Shares that shall be so withheld shall be limited to the number of Shares having an aggregate Fair Market Value on the date of withholding equal to the aggregate amount of such tax withholding obligations determined based on the applicable minimum statutory tax withholding requirements (or, in the discretion of the Committee, the Fair Market Value of such Shares may exceed the minimum statutory withholding requirement but may not be greater than the maximum statutory withholding requirement; provided that the exercise of such

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discretion by the Committee would not cause an Award otherwise classified as an equity award under ASC Topic 718 to be classified as a liability award under ASC Topic 718).

(c)     No Right to Employment or Retention.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or under any other service contract with the Company or any Subsidiary, or to remain on the Board. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or terminate any contractual agreement or relationship with any Consultant, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, in any Award Agreement or any other agreement or contract between the Company or a Subsidiary and the affected Participant. If a Participant's employer ceases to be a Subsidiary, such Participant's Award or Awards shall continue in full force and effect as if the Participant's employer were still a Subsidiary, unless and until the Committee, within its discretion, adjusts the Participant's Award or Awards in any of the manners described in Section 6(j)(x)(A) through (D).

(d)     Governing Law.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

(e)     Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If such amendment or striking of such provision adversely affects the value of the Award, the Committee shall cause appropriate action to be taken to provide the affected Participant with substantially equivalent value to the Award in question.

(f)     Other Laws.    The Committee may refuse to issue or transfer any Shares or other consideration under an Award, permit the exercise of an Award and/or the satisfaction of its tax withholding obligation in the manner elected by the Participant, holder or beneficiary if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration, the manner of exercise or satisfaction of the tax withholding obligation might violate any applicable law or regulation, including without limitation, the Sarbanes-Oxley Act, or entitle the Company to recover the same under section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded or refused, as the case may be, to the relevant Participant, holder or beneficiary. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant) and, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the Exchange Act.

(g)     No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Subsidiary. This Plan shall not constitute an "employee benefit plan" for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(h)     Section 409A.    With respect to any Award that is subject to section 409A of the Code, notwithstanding anything in the Plan or the Award Agreement to the contrary such Award shall be construed as necessary to comply with section 409A of the Code, including, but not limited to, (i) compensation under such Award may not be distributed earlier than as permitted in section 409A(2) of the Code, (2) the time or schedule of payment of such Award may not be accelerated except as provided in the Treasury regulations under section 409A, and (3) no compensation under such Award may be deferred at the Participant's election or by the Company except as permitted by Code section 409A.

(i)     No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

(j)     Headings.    Headings are given to the Section and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k)     Undertakings of Certain Subsidiaries.    The Subsidiaries who otherwise agree to the terms of the Plan shall, upon request of the Company, fund the cash portion of any Award for a Participant who is an Employee or Consultant of such Subsidiary.

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(l)     Clawback.    This Plan is subject to any written clawback policies the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant's rights and benefits under this Plan to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company's material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy, adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules promulgated thereunder by the SEC, and that the Company determines should apply to this Plan.

SECTION 9.    Effective Date of Plan.

This Plan shall become effective as of the Effective Date, subject to approval by the stockholders of the Company.

SECTION 10.    Term of the Plan.

No Award shall be granted under this Plan prior to the date this Plan is approved by the stockholders of the Company. If so approved, the Plan shall continue until the earliest of (i) May 5, 2026, (ii) the date the Board terminates the Plan, and (iii) the date Shares are no longer available for Awards under the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

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VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on May 4, 2016. Have this proxy card in hand when you access the web site and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS PROXY SERVICES C/O COMPUTERSHARE INVESTOR SERVICES P.O. BOX 43102 PROVIDENCE, RI 02940-5068 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on May 4, 2016. Have this proxy card in hand when you call and follow the instructions. VOTE BY MAIL Mark, sign and date this proxy card and return it by May 4, 2016 in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE IN PERSON If you would like to attend the Annual Meeting of Stockholders and vote in person, please review the requirements in the Questions and Answers section of the Proxy Statement. For directions to and a map of the location of the Annual Meeting of Stockholders visit the company's website at www.huntsman.com and click on the "Investor Relations" link. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E02804-P73985 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. HUNTSMAN CORPORATION The Board of Directors recommends you vote FOR the following: 1.Election of the following six nominees as Class I directors Nominees: For Withhold For All AllAllExcept ! ! ! 01) Nolan D. Archibald 02) M. Anthony Burns 03) Peter R. Huntsman 04) Sir Robert J. Margetts 05) Wayne A. Reaud 06) Alvin V. Shoemaker The Board of Directors recommends you vote FOR the following proposals: The Board of Directors recommends you vote AGAINST the following proposals: For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! 2. Advisory vote to approve named executive officer compensation. Ratification of the appointment of Deloitte & Touche LLP as Huntsman Corporation's independent registered public accounting firm for the year ending December 31, 2016. 6. Vote on a proposal submitted by a stockholder regarding special meetings of stockholders. Vote on a proposal submitted by a stockholder regarding majority voting for the election of directors. 7. 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. ! ! ! ! ! ! 4. Approval of the Huntsman 2016 Stock Incentive Plan. 5. Approval of the Board's proposal to allow stockholders to request special meetings of stockholders. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 5, 2016: The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2015 are available at www.proxyvote.com. E02805-P73985 HUNTSMAN CORPORATION Annual Meeting of Stockholders May 5, 2016 at 8:30 AM, CDT This proxy is solicited by the Board of Directors The undersigned stockholder of Huntsman Corporation hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 2016 Annual Meeting of Stockholders and hereby appoints Peter R. Huntsman and David M. Stryker and each of them, acting individually, with full power of substitution in each, as proxies of the undersigned, to represent the undersigned and vote all shares of Huntsman Corporation common stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 5, 2016, and at any adjournment or postponement thereof, as indicated on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the nominees set forth in proposal 1, FOR proposal 2, FOR proposal 3, FOR proposal 4, FOR proposal 5, AGAINST proposal 6 and AGAINST proposal 7. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the 2016 Annual Meeting of Stockholders and at any adjournment or postponement thereof. The undersigned stockholder hereby revokes all proxies previously given by the undersigned to vote at the 2016 Annual Meeting of Stockholders or any adjournment or postponement thereof. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on reverse side) Address Changes/Comments: